File No. 333-264576
As filed with the Securities and Exchange Commission on July 22, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

Sprott ESG Gold ETF
Sponsored by Sprott Asset Management LP
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	86-6647708 (I.R.S. Employer Identification Number)
320 Post Road, Suite 230 Darien, CT 06820 (203) 636-0977
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices) ___________________________
Whitney George 320 Post Road, Suite 230 Darien, CT 06820 (203) 636-0977 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service) ___________________________
Copies to: Anthony Tu-Sekine Seward & Kissel LLP 901 K Street N.W. Washington, D.C. 20001 ___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated July 22, 2022

SHARES OF
SPROTT ESG GOLD ETF

The Sprott ESG Gold ETF (the “Trust”) will issue shares (the “Shares”) that represent units of fractional undivided beneficial interests in and ownership of the Trust’s net assets.  Sprott Asset Management LP (the “Sponsor”), which has offices in the United States and in Canada, is the sponsor of the Trust. Sprott Asset Management USA Inc. serves as investment adviser (the “Adviser”) to the Trust. The Royal Canadian Mint (the “Gold Custodian” or the “Mint”) is the custodian of the Trust’s physical gold bullion. The Mint also produces Sprott ESG Approved Gold (as defined below) in bar form for the Trust. The Delaware Trust Company is the trustee of the Trust (the “Trustee”). The Bank of New York Mellon is the custodian for the Trust’s U.S. dollars (“Cash”) (in such capacity, the “Cash Custodian”) and the administrator (in such capacity, the “Administrator”) and transfer agent (in such capacity, the “Transfer Agent”) of the Trust. Sprott Global Resource Investments Ltd. is the marketing agent (the “Marketing Agent”) of the Trust.
The Trust’s assets consist primarily of fully allocated, unencumbered physical gold bullion held by the Mint on behalf of the Trust that meets certain environmental, social and governance (“ESG”) standards and criteria established by the Sponsor as described in this prospectus (“Sprott ESG Approved Gold”).
While the Trust seeks to reflect generally the performance of the price of gold before payment of the Trust’s expenses and liabilities, an investment in the Shares is not a proxy for investing in gold. The Shares have been designed to remove the obstacles represented by the expense and complications involved in an investment in Sprott ESG Approved Gold, while at the same time having an intrinsic value that reflects, at any given time, the price of the physical gold bullion owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market.
The Trust intends to issue and redeem Shares only in blocks of 50,000 Shares or multiples thereof on a continuous basis in exchange for Sprott ESG Approved Gold. A block of 50,000 Shares is called a “Creation Unit”. Only Authorized Participants (as defined below) may purchase or redeem Creation Units. Shares will be offered to the public from time to time at prices that will reflect the price of gold and the trading price of the Shares on NYSE Arca, Inc. (the “Exchange”) at the time of the offer. Except when aggregated in Creation Units, Shares are not redeemable securities.
On July 19, 2022, the initial Authorized Participant, Virtu Americas LLC (the “Initial AP”), deposited gold for the purchase of Creation Units totaling 100,000 shares at the share price equal to $34.26 per share. The Initial AP was a statutory underwriter with respect to the initial purchase of Creation Units. Total proceeds to the Trust from the
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sale of the Creation Units were 2,000 troy ounces of gold. At contribution, the value of the gold deposited with the Trust was $3,426,100 based on the price of an ounce of gold of $1,713.05 announced on July 19, 2022. The Initial AP intends to offer to the public these 100,000 Shares at a per-Share offering price that will vary depending on, among other things, the price of gold, the Trust's NAV and the trading price of the Shares on the Exchange at the time of the offer. Shares offered by the Initial AP at different times may have different offering prices. Prior to this offering, there was no public market for the Shares. The Initial AP is not affiliated with the Sponsor or the Trustee.
The Marketing Agent will assist the Sponsor with certain functions and duties relating to distribution and marketing of the Shares, including but not limited to reviewing and approving orders placed by Authorized Participants and transmitted to the Transfer Agent and all  Trust advertising materials submitted to it for review for compliance with applicable United States Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority, Inc. (“FINRA”) rules, and filing all such materials required to be filed with FINRA. For more information, see the “Plan of Distribution” section on page 96 of this prospectus.
Shareholders will take no part in the management or control of the Trust and will have no voting rights with respect to the Trust, except as expressly provided for in the Amended and Restated Trust Agreement.
The Trust is neither an investment company registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) or a commodity pool for purposes of the United States Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or the “CEA”). The Trust is an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (“Securities Act”), and, as such, the Trust may elect to comply with certain reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary—Emerging Growth Company Status.”
The offering has no fixed termination date and intends to offer Shares on a continuous basis pursuant to Rule 415 under the Securities Act.
Investing in the Shares involves significant risks. See “Risk Factors” starting on page 17 of this prospectus.
The Shares are neither interests in, nor obligations of, the Sponsor, the Trustee, the Administrator, the Adviser, the Transfer Agent, the Mint, the Cash Custodian, the Marketing Agent or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SPONSOR, THE MARKETING AGENT, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

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AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	17
USE OF PROCEEDS	33
OVERVIEW OF THE GOLD SECTOR	34
SPROTT ESG APPROVED GOLD AND UNALLOCATED GOLD	41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	46
DESCRIPTION OF THE TRUST	47
CALCULATION OF THE TRUST'S NAV	51
THE SPONSOR	53
CREATION AND REDEMPTION OF SHARES	57
THE TRUSTEE	62
THE CASH CUSTODIAN	63
THE MINT	64
THE ADMINISTRATOR	69
THE TRANSFER AGENT	10
THE MARKETING AGENT	71
THE ADVISER	72
CONFLICTS OF INTEREST	73
DESCRIPTION OF THE SHARES	74
EXPENSES	76
BOOK-ENTRY-ONLY SHARES	77
REPORTS	78
DESCRIPTION OF THE TRUST DOCUMENTS	79
U.S. FEDERAL INCOME TAX CONSIDERATIONS	91
ERISA AND RELATED CONSIDERATIONS	95
PLAN OF DISTRIBUTION	96
LEGAL PROCEEDINGS	97
LEGAL MATTERS	97
WHERE YOU CAN FIND ADDITIONAL INFORMATION	97
EXHIBIT A: GLOSSARY	98
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	103
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
SIGNATURES	1

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ABOUT THIS PROSPECTUS
Neither the Sponsor, the Trustee, the Trust nor the Adviser has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Trust or on its behalf. Neither the Sponsor, the Trustee, the Trust nor the Adviser takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trustee, the Trust, the Adviser or anyone on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Trust’s Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust’s Shares.
The Trust obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While the Trust believes that the statistical data, industry data, forecasts and market research are reliable, the Trust has not independently verified the data, and does not make any representation as to the accuracy of the information.
In this prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refers to the Sponsor or the Trustee acting on behalf of the Trust.

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” with respect to the Trust's financial condition, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.”  Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including:
•	the special considerations discussed in this prospectus;
•	general economic, market and business conditions and public health crises or pandemics;
•
the use of technology by the Trust and its vendors in conducting the Trust's business, including disruptions in the Trust's computer systems and data centers and the Trust's transition to, and quality of, new technology platforms;

•
changes to current gold mining techniques or standards, evolving legal standards, the introduction of new standards or evaluation frameworks within the mining industry or the elimination of existing standards or frameworks that in the view of the Sponsor are relevant to the ESG assessment of a mining company or mine site;

•	lack of an industry standard for ESG standards or criteria in the gold mining industry;
•	success in obtaining any Sprott ESG Approved Gold in a timely manner;
•	sources of and demand for Sprott ESG Approved Gold, and the performance of the gold market;
•	the Trust's ability to maintain a positive reputation; and
•	other world economic and political developments.
Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor's beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.
Moreover, neither the Trust, the Sponsor, the Adviser nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR THE DOCUMENTS TO WHICH THE TRUST REFERS YOU IN THIS REGISTRATION STATEMENT, TO REFLECT ANY CHANGE IN THE TRUST'S EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUMMARY
This is only a summary of the prospectus.  While this summary contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus, which is material and may be important to you. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision about the Shares. Capitalized terms shall have the meaning set forth in this prospectus. See the Glossary attached to this prospectus as Exhibit A.
Shares offered by the Trust
The shares (the “Shares”) issued by Sprott ESG Gold ETF (the “Trust”) are offered continuously and will represent equal, fractional undivided beneficial interests in and ownership of the Trust's net assets.

The Shares are expected to be listed on the NYSE Arca, Inc. (the “Exchange”) and trade under the ticker symbol “SESG”.

The Trust and the Trustee
The Trust is an exchange-traded fund that was formed under the laws of the State of Delaware on February 10, 2021.

The Trust operates pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”) between Sprott Asset Management LP, a limited partnership formed under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated September 17, 2008 (the “Sponsor”), with offices in the United States and Canada, The Delaware Trust Company (the “Trustee”) and the Trust.  The Trustee’s duties and liabilities are limited to its express obligations under the Trust Agreement. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Investment Objective of the Trust
The investment objective of the Trust is for the Shares to closely reflect the performance of the price of gold, less the Trust’s expenses and liabilities, through an investment in physical gold bullion that meets certain ESG criteria determined by the Sponsor and on a temporary basis in unallocated gold.

Sprott ESG Approved Gold
The assets of the Trust that are held by the Mint consist primarily of fully allocated unencumbered physical gold bullion that is that meets certain environmental, social and governance (“ESG”) standards and criteria established by the Sponsor (“Sprott ESG Approved Gold”). As described below, the Trust will also hold unallocated gold on a temporary basis, which will not qualify as Sprott ESG Approved Gold. Sprott ESG Approved Gold and unallocated gold are described in more detail below.

Sprott ESG Approved Gold will be produced by the Mint specifically for the Trust using raw material that meets the criteria discussed below. Sprott ESG Approved Gold, as defined for purposes of the Trust, is not available in the general marketplace, although others, including other funds, may use the term “ESG” for gold used for their purposes.

The term “Sprott ESG Approved Gold” refers to gold that is physically indistinguishable from other gold but that has been sourced and produced in a manner consistent with the standards and criteria that are established by the Sponsor (the “ESG Criteria”), which are designed to provide investors with an enhanced level of ESG scrutiny along with disclosure of the provenance of the metal sourced, and include an evaluation of mining companies and mines. The ESG Criteria are anticipated to evolve over time at the discretion of the Sponsor. Also, one or more criterion may not be relevant with respect to all sources of gold that are eligible for investment. Factors that could be considered by the Sponsor in modifying the ESG Criteria include changes to current gold mining techniques or standards, evolving legal standards, the introduction of new standards or evaluation frameworks within the mining industry or the elimination of existing standards or frameworks that in the view of the Sponsor are relevant to the ESG assessment of a mining company or mine site. Mining companies and mines that meet the ESG Criteria (“Sprott ESG Approved Mining Companies” and “Sprott ESG Approved Mines”, respectively) must also comply with the Mint Responsible Sourcing Requirements (the “Mint Responsible Sourcing Requirements”). An overview of the Sponsor’s application of the ESG Criteria to mining companies and mines that can provide the material for Sprott ESG Approved Gold is provided below.

The application of the ESG Criteria involves multiple levels of analysis. While the Sponsor’s evaluation of mines and mining companies will include the objective factors discussed in the “Sprott ESG Approved Gold and Unallocated Gold” section of this prospectus, the Sponsor will also evaluate factors that will require the subjective judgment of the Sponsor.  The selection of these factors and how they are applied will be based, at least to some degree, on the judgment of the Sponsor and may or may not be consistent with current or future standards used by others in the industry.  The ESG Criteria are subject to change by the Sponsor in its sole discretion. Any such changes will be reflected on the Trust’s website promptly after any change to the ESG Criteria, Sprott ESG Approved Mines or Sprott ESG Approved Mining Companies has been made.

The ESG Criteria are in addition to those used in the LBMA Responsible Sourcing Program, as detailed in the LBMA’s Responsible Gold Guidance, and are designed to provide investors with an enhanced level of ESG scrutiny along with disclosure of the provenance of the metal sourced. The Mint currently requires that its refining customers, including mines, to meet the requirements outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the LBMA Responsible Gold Guidance, the Mint’s Responsible Metals Program and the Mint’s Anti-Money Laundering and Anti- Terrorist Financing Program in compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, the “Mint Responsible Sourcing Requirements”). The initial and ongoing screening of refining customers includes: Know Your Customer (KYC) verifications, detailed information on sourcing, including site visits in accordance with the Mint’s risk assessment rating, review of human rights policies, anti-bribery and anti-corruption policies and controls, as well as screening on watch lists and through adverse media checks. Only mines which the Mint determines meet and maintain the Mint Responsible Sourcing Requirements and with whom the Mint has a contractual refining relationship (each a “Mint Approved Mine”, collectively the “Mint Approved Mines”) will be eligible for consideration by the Sponsor as a provider of Sprott ESG Approved Gold. The Mint will cease refining gold from any Mint Approved Mine that no longer meets the Mint Responsible Sourcing Requirements, as determined by the Mint from time to time. The Mint Responsible Sourcing Requirements are subject to change by the Mint in its sole discretion.

The ESG factors are a component of the ESG Criteria and are used for the ESG assessment of mines and miners, and generally will encompass numerous factors, including environmental criteria such as energy use and greenhouse gas emissions, tailings and waste management, conservation and water management and mine site remediation; social criteria such as worker safety and health, community relations, natural resource benefit to local communities, and avoidance of child and forced labor; and governance criteria such as corporate governance, workplace and gender diversity, fair executive compensation and corporate transparency and disclosures.

Mining companies that qualify for the LBMA’s Responsible Sourcing Program and are Mint Approved Mines will then be subject to two levels of ESG screening by the Sponsor: at the overall company level and at the individual mine site level.

First, the Sponsor will evaluate a mining company that operates a Mint Approved Mine using ESG factors determined by the Sponsor (described below).  This evaluation will use a number of tools, which include ratings from third-party research providers, such as Sustainalytics ESG Risk Ratings, along with sell-side equity research reports. With respect to corporate governance, the Sponsor will evaluate recommendations from proxy voting research providers, such as the Glass Lewis Proxy Review. The Sponsor will also use compliance with precious metals industry standards as an objective factor in its evaluation of such mining companies.  Each such mining company with high ESG ratings and favorable recommendations from proxy voting research providers that complies with precious metals industry standards will be determined by the Sponsor to be a “Sprott ESG Approved Mining Company.”

Second, the Sponsor will evaluate individual mine site locations of each Sprott ESG Approved Mining Company. Each mine location of a Sprott ESG Approved Mining Company will then be evaluated by the Sponsor as follows: (1) the performance of each mine against various indicators in the Mining Association of Canada’s Towards Sustainable Mining standards; (2) using the ESG factors described above; and (3) whether such mine is in a heightened risk or conflict area. Heightened risk or conflict areas include areas where:

• human rights abuses, forced or child labor, war crimes or genocide are prevalent;
• mines are involved in direct or indirect support to non-state actors that use arms without legal authority;
• mines transport gold or supplies along routes that involve payment of illegal taxes or extortions; and
• mines are involved in money laundering or terrorism financing.

Each mining location of that Sprott ESG Approved Mining Company that (a) the Sponsor determines to meet the Mining Association of Canada’s Towards Sustainable Mining standards and the ESG factors, and (b) is not in a heightened risk or conflict area will be designated as a Sprott ESG Approved Mine.  Only Sprott ESG Approved Mines will be permitted to supply the raw material for Sprott ESG Approved Gold to the Mint, which will then refine the raw material to create Sprott ESG Approved Gold for the Trust.  This means that the provenance of Sprott ESG Approved Gold will be known to the Trust. Notwithstanding its special provenance, there is no separate market for gold from Sprott ESG Approved Mines.

The Trust makes publicly available on its website (sprott.com/sesg) the ESG Criteria, a list of mines that meet the ESG Criteria (“Sprott ESG Approved Mines”) and a list of mining companies that meet the ESG Criteria (“Sprott ESG Approved Mining Companies”). As described above, the Trust anticipates that Sprott ESG Approved Mines and Sprott ESG Approved Mining Companies may be added or in some cases removed from such lists over time based on, among other things, whether such Sprott ESG Approved Mines and Sprott ESG Approved Mining Companies meet the evolving ESG Criteria and whether they continue to have a contractual relationship with the Mint. The Trust will update the relevant information on its website promptly after any change to the ESG Criteria, Sprott ESG Approved Mines or Sprott ESG Approved Mining Companies. (See “Sprott ESG Approved Gold and Unallocated Gold” for more information.)

Initially, the Sponsor and the Mint will evaluate mining companies with operations located primarily in Canada and the United States, which are jurisdictions with high standards of governance, oversight and adherence to regulations, as potential sources for Sprott ESG Approved Gold.  The Sponsor expects that, over time, mines in other jurisdictions may be evaluated as potential sources for Sprott ESG Approved Gold, provided that such mines can meet the ESG Criteria (which contain requirements that are in addition to the Mint Responsible Sourcing Requirements) and are not in jurisdictions deemed to be in a heightened risk or conflict area as determined by the Sponsor or the Mint.

There is no industry standard for ESG factors that apply to gold production. The ESG Criteria and the processes and methods for producing and using Sprott ESG Approved Gold for the Trust’s operations have been developed by the Sponsor specifically for the Trust; specifically, the Mint will segregate the doré, which is the term used for raw material created by mines that is used to refine gold, received from Sprott ESG Approved Mines from doré originating from non-Sprott ESG Approved Mines, and will segregate Sprott ESG Approved Gold from gold produced from doré originating from non-Sprott ESG Approved Mines. Sprott ESG Approved Gold will be produced by the Mint in special runs that will ensure that no gold from non-Sprott ESG Approved Mines will be included in the bars of Sprott ESG Approved Gold. No such special runs will take place until the launch of the Trust; therefore, there have been no market transactions in Sprott ESG Approved Gold. To ensure that its physical gold bullion will meet the ESG Criteria, the Trust will only accept gold bullion refined by the Mint after the launch date, which we expect to be immediately after the effectiveness of this prospectus.

The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in gold bullion that meets the ESG Criteria. An investment in Sprott ESG Approved Gold requires expensive and sometimes complicated arrangements in connection with the assay, transportation, handling, storage and insurance of the metal as well as determining whether the gold meets the ESG Criteria. Such expense and complications have resulted in investments in Sprott ESG Approved Gold being efficient only in amounts beyond the reach of many investors, if they were available at all. The Shares have been designed to remove the obstacles represented by the expense and complications involved in an investment in Sprott ESG Approved Gold, while at the same time having an intrinsic value that reflects, at any given time, the price of the physical gold bullion owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market.

Although there are additional costs associated with sourcing Sprott ESG Approved Gold that will be included in the Sponsor’s fee, the value of the Sprott ESG Approved Gold will be determined by utilizing the LBMA Gold Price PM, which does not distinguish between gold that meets ESG Criteria and gold that does not.  Compared to other gold products without similar ESG sourcing requirements, additional costs will be borne by the Sponsor and as a result the Sponsor’s fee may be higher compared to other gold products without similar ESG sourcing requirements.  For an illustration of how the Sponsor’s fee may affect an investor’s potential return on an investment, see the table under the heading “Hypothetical Expense Example” in “The Sponsor” section of the prospectus.

Unallocated Gold
The Trust’s assets will also include unallocated physical gold bullion stored by the Mint in unallocated accounts on behalf of the Trust and cash. Unallocated gold is gold stored by or on behalf of the Mint in a pool on behalf of its customers; gold in that pool is not specifically designated as being held by a particular customer and shall mean, for purposes of the Trust, any gold that does not qualify as Sprott ESG Approved Gold.

While there is no minimum amount of Sprott ESG Approved Gold that the Trust will hold, the Sponsor expects to exchange the Trust’s holdings of unallocated physical gold into Sprott ESG Approved Gold as soon as reasonably practicable, to the extent that unallocated physical gold is not needed under the circumstances described below.

The Trust will also, from time to time, on a temporary basis hold unallocated physical gold bullion under the following circumstances: (1) in connection with transfers of gold to settle creations and redemptions of Creation Units (as defined below); (2) until additional Sprott ESG Approved Gold can be refined by the Mint; (3) to the extent that the Trust holds gold in an amount less than a whole bar; and (4) in connection with payment of expenses of the Trust.  Although the Trust intends to instruct the Mint to convert unallocated physical gold bullion to Sprott ESG Approved Gold as soon as reasonably practicable, there is no limit on the amount of unallocated physical gold bullion that the Trust can hold.  The Mint’s ability to convert unallocated physical gold bullion into Sprott ESG Approved Gold depends on various factors, including the size of the Trust’s unallocated physical gold bullion holdings, the Trust’s need for unallocated physical gold bullion to meet redemption requests, the availability of raw material for the Mint to produce additional Sprott ESG Approved Gold, the Mint’s production capacity and certain minimum size requirements.  The Shares are not a proxy for investing in gold.

Assets of the Trust
The Trust’s assets are expected to consist primarily of Sprott ESG Approved Gold, unallocated physical gold bullion and cash. As described herein, the Trust will also hold unallocated gold on a temporary basis, particularly in connection with creations and redemptions. Such unallocated gold will not qualify as Sprott ESG Approved Gold. The Trust does not have a minimum amount of Sprott ESG Approved Gold that it is required to hold at any given time. Sprott ESG Approved Gold and unallocated gold are described in more detail in the “Sprott ESG Approved Gold and Unallocated Gold” section below.

The Trust will not trade in gold futures, options or swap contracts on any futures exchange or over the counter (“OTC”).  The Trust will not hold or trade in commodity futures contracts, “commodity interests”, or any other instruments regulated by the Commodity Exchange Act. The Trust’s Cash Custodian may hold cash temporarily received from the sale of gold. The Trust’s assets will only consist of Sprott ESG Approved Gold, unallocated gold and cash.

The Mint will convert unallocated gold into Sprott ESG Approved Gold after receipt of a completed withdrawal request form from the Sponsor to withdraw an amount of unallocated gold from the Trust’s unallocated gold account (the “Trust Unallocated Account”) and deposit Sprott ESG Approved Gold into the Trust’s allocated gold account (the “Trust Allocated Account”). This deposit of Sprott ESG Approved Gold takes place once the applicable amount of Sprott ESG Approved Gold has been refined by the Mint, at which point the Mint will move the Sprott ESG Approved Gold to the Trust Allocated Account and debit the corresponding amount of gold from the Trust Unallocated Account. The Mint expects that the creation of new Sprott ESG Approved Gold bars would take about five Business Days after a request from the Sponsor on behalf of the Trust to convert unallocated gold into Sprott ESG Approved Gold, subject to availability, the Mint’s production capacity and certain minimum size requirements. The Mint will exchange Sprott ESG Approved Gold for an equal amount of unallocated gold upon the receipt of proper instructions from the Sponsor on behalf of the Trust. In this process, the Mint will exchange Sprott ESG Approved Gold for an equal amount of unallocated gold by moving gold from the Trust Allocated Account and depositing an equal amount of unallocated gold into the Trust Unallocated Account. The Trust does not intend to hold a certain amount and maintains no minimum amount of gold in unallocated form to satisfy redemption requests or to pay expenses. All exchanges of unallocated gold to Sprott ESG Approved Gold and from Sprott ESG Approved Gold to unallocated gold are on a 1:1 basis, that is, each ounce of unallocated gold upon conversion will result in one ounce of gold content in the form of Sprott ESG Approved Gold, and vice versa.  For purposes of such conversion, the Mint treats the content of gold contained in Sprott ESG Approved Gold as fully fungible with the gold the Mint  holds on an unallocated basis, whether such unallocated gold originates from material sourced from Sprott ESG Approved Mines or elsewhere, given once the rough material is refined and fineness is taken into account, the resulting gold becomes interchangeable from the Mint's perspective.

Bars that consist of Sprott ESG Approved Gold are not marked in any special way, nor do such bars have any special physical characteristics (aside from consisting only of Sprott ESG Approved Gold) and they are indistinguishable from other London Good Delivery bars. Once Sprott ESG Approved Gold bars leave the possession of the Trust, they will be treated as regular LBMA London Good Delivery bars by the Mint and comingled with other unallocated gold held by the Mint; therefore, Sprott ESG Approved Gold that is converted into unallocated gold will not remain available to meet future requests to convert unallocated gold to Sprott ESG Approved Gold.

Because the Trust has to pay the Sponsor’s fee on a monthly basis and may receive a redemption request on any given business day (days other than a Saturday, Sunday or holiday) (“Business Day”), the Trust expects to hold some amount of unallocated gold at any given point in time.  The Trust’s holdings of unallocated gold may be a significant percentage of the Trust’s assets if, for example, the Trust has received more requests for creations than redemptions or the Trust’s unallocated gold holdings are not sufficient to meet certain minimum size requirements to exchange unallocated gold to Sprott ESG Approved Gold at the Mint.  There may be other times when the Trust’s holdings of unallocated gold are a significant percentage of the Trust’s assets, and there is no maximum percentage of the Trust’s assets that may consist of unallocated gold.  The Trust may need to instruct the Mint to exchange Sprott ESG Approved Gold into unallocated gold if insufficient unallocated gold is available to be sold to pay expenses or to meet redemption requests.

In addition, the Trust may hold cash temporarily received from the sale of gold in its account with the Cash Custodian (as defined below) in connection with the payment of the Trust’s fees and expenses. The Trust only invests in gold, but may have other assets on its balance sheet from time to time such as cash on a temporary basis or a receivable that is incidental to the operations of the Trust (for example, a receivable created as a result of a fee waiver from the Sponsor).

The Sprott ESG Approved Gold owned by the Trust will be held by the Mint on behalf of the Trust on a fully-allocated basis in the Mint’s own vault premises.

Creations and Redemptions
The Trust issues and redeems Creation Units on a continuous basis, but only in blocks of 50,000 Shares or multiples thereof in exchange for gold. A block of 50,000 Shares is called a “Creation Unit”. Only Authorized Participants (as defined below) may purchase or redeem Creation Units.  The Mint will require each Authorized Participant to enter into a trading agreement with the Mint for the purpose of facilitating the transfers of unallocated gold between the Trust and the Authorized Participant.

Creation Units are only issued or redeemed on a day that the Exchange is open for regular trading in exchange for an amount of gold determined  by the Administrator. The Mint operates pursuant to the Royal Canadian Mint Act (Canada) and is a Canadian Crown corporation.  The Mint is, for all its purposes, an agent of Her Majesty in right of Canada and, as such, its obligations constitute unconditional obligations of the Government of Canada.

No Shares are issued unless the Trust has received the corresponding amount of unallocated gold in the Trust Unallocated Account at the Mint. The Trust will redeem Shares using unallocated gold. To the extent that the Trust’s existing holdings of unallocated gold are insufficient to meet a redemption request, the Trust will be required to request that the Mint convert Sprott ESG Approved Gold to unallocated gold, which may result in delays in the Trust’s ability to meet redemption requests from Authorized Participants. See the “Exchange of Unallocated Gold to Sprott ESG Approved Gold and Sprott ESG Approved Gold to Unallocated Gold” section for additional information,

The amount of gold represented by each Share and the amount of gold necessary for the creation of a Creation Unit, or to be received upon redemption of a Creation Unit, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. (See “The Sponsor—Hypothetical Expense Example” for more information.) Creation Units may be created or redeemed only by Authorized Participants, who pay the Transfer Agent a transaction fee for each order to create or redeem Creation Units.

Purchasing Individual Shares; Voting Rights
Individual Shares may be purchased and sold only on the Exchange through brokers. Because the Shares will trade at market prices rather than net asset value (“NAV”), Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

Retail investors may purchase and sell Shares through traditional brokerage accounts. Because the intrinsic value of each Share is a function of the price of only a fraction of an ounce of gold held by the Trust, the cash outlay necessary for an investment in Shares should be less than the amount required for currently existing means of investing in physical gold. Purchases or sales of Shares may be subject to brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Shareholders will take no part in the management or control of the Trust and will have no voting rights with respect to the Trust, except as expressly provided for in the Trust Agreement. The Trust Agreement provides that Shareholders holding at least twenty-five percent (25%) of the outstanding Shares have the right to require the Sponsor to cure any material breach by it of the Trust Agreement and Shareholders holding at least fifty-one percent (51%) of the outstanding Shares must (i) consent to any material change to the Trust’s investment objective and (ii) consent to any appointment of one or more successor sponsors.

The Trust's NAV and the NAV per Share
The Trust's NAV is determined on each Business Day by the Administrator as of 4:00 p.m. (New York City time) or as soon thereafter as practicable. The Trust's NAV shall be determined by the Administrator on a GAAP basis, and shall be equal to the sum of the values of the Sprott

ESG Approved Gold and unallocated gold held by the Trust, less liabilities and expenses of the Trust. NAV per Share, which is calculated  by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Sprott ESG Approved Gold by reference to the LBMA Gold Price. This price will generally be based on the afternoon gold price as published by the London Bullion Market Association, which we will refer to as LBMA Gold Price PM.

The Sponsor	The Sponsor of the Trust is Sprott Asset Management LP. The Sponsor has offices in the United States and Canada.
Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. Each “Authorized Participant” must be a registered broker-dealer, a participant in The Depository Trust Company (“DTC”), have entered into an agreement with the Sponsor and the Trust (the “Authorized Participant Agreement”) and, in connection with creations and redemptions of Creation Units, deliver or receive unallocated gold to or from the Trust, as applicable. The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of gold in connection with such creations or redemptions. A list of the current Authorized Participants can be obtained from the Transfer Agent or the Sponsor.

Sponsor's Fee
The Trust's only ordinary recurring expense is expected to be the Sponsor's fee.

In exchange for the Sponsor’s fee, which is paid by the Trust and thus the Shareholders, the Sponsor has agreed to assume the following ordinary administrative and other expenses of the Trust, which are the fees and expenses associated with the services provided by the Trustee (in its capacity as trustee of the Trust), the Administrator, the Cash Custodian, the Transfer Agent, the Adviser, Sprott Global Resource Investments Ltd. (the “Marketing Agent”) and the Mint (in its capacity as custodian of the Trust’s allocated and unallocated gold and refiner of Sprott ESG Approved Gold), any expenses charged by the Mint in connection with refining Sprott ESG Approved Gold, any costs associated with researching, establishing and maintaining the ESG Criteria and the diligence of the Sprott ESG Approved Gold held by the Trust (the “Sprott ESG Approved Gold Holdings”), any costs associated with the transfer of gold to or from Authorized Participants in connection with creations and redemptions, the Exchange’s listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal fees and expenses.

The Sponsor’s fee is accrued daily and is paid monthly in arrears at an annualized rate equal to 0.38% of the Trust’s daily NAV. The Sponsor’s fee may be paid in cash or in kind in an amount of unallocated gold valued in the same way as the Trust’s gold is valued for purposes of calculating the Trust’s NAV.  See “Calculation of the Trust’s NAV”.

The Sponsor may from time to time sell gold held by the Trust in such quantity as is necessary to permit payment of the Sponsor’s fee and may also sell gold in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sponsor is authorized to sell gold at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Sprott ESG Approved Gold. Accordingly, the amount of gold to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of gold. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s fee in its sole discretion, depending on operational considerations affecting the Trust or in response to market conditions. See “The Sponsor—The Sponsor’s Fee” for more details.

The Trust will be responsible for fees and expenses that are not contractually assumed by the Sponsor, including but not limited to taxes and governmental charges, expenses related to extraordinary services performed by the Sponsor or other service provider of the Trust and litigation and indemnification obligations of the Trust.

The Mint
The Royal Canadian Mint will serve as the Trust's Gold Custodian pursuant to the allocated gold storage and custody agreement and the unallocated gold trading and custody agreement with the Sponsor and the Trust (respectively, the “Allocated Gold Custody Agreement” and “Unallocated Gold Custody Agreement” and collectively, the “Gold Storage Agreements”). Under the Gold Storage Agreements, the Mint is responsible for the safekeeping the physical gold bullion owned by the Trust and supplying inventory information to the Trust and the Sponsor. The Mint will receive and hold physical gold bullion that is deposited for the account of the Trust. The Mint will release gold from the Trust’s unallocated gold account (the “Trust Unallocated Account”) or allocated gold account (the “Trust Allocated Account”) (collectively, the “Gold Accounts”) when instructed in writing by the Sponsor, not otherwise. The Mint will safely store the Trust’s Sprott ESG Approved Gold in its own vaulting facilities or such other locations where the Mint may maintain vaulting facilities from time to time.

Cash Custodian
The Bank of New York Mellon will serve as the Trust’s cash custodian (the “Cash Custodian”) pursuant to the terms of the agreement between the Trust and the Cash Custodian (the “Cash Custody Agreement”). In its capacity as cash custodian, the Cash Custodian will maintain a custodial account that holds Cash for the benefit of the Trust for the purpose of payment of the Sponsor’s fee in cash or the other expenses of the Trust.

Administrator and Transfer Agent	The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”) and transfer agent (the “Transfer Agent”).

The Adviser
Sprott Asset Management USA Inc. serves as the Trust’s investment adviser (the “Adviser”). The Adviser is the investment adviser for the Trust and has discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations. The Adviser has been registered as an investment adviser with the SEC since 2006.  Fees to the Adviser are paid by the Sponsor.  Please see “The Adviser” and “Description of the Trust Documents—Description of the Advisory Agreement” for more details.

The Adviser may also act, currently or in the future, as the adviser for certain other investment vehicles. The Advisory Agreement may be terminated at any time, without the payment of any penalty, by any party on sixty (60) days’ written notice to the other parties.

The Adviser
Sprott Asset Management USA Inc. serves as the Trust’s investment adviser (the “Adviser”). The Adviser is the investment adviser for the Trust and has discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations. The Adviser has been registered as an investment adviser with the SEC since 2006.  Fees to the Adviser are paid by the Sponsor.  Please see “The Adviser” and “Description of the Trust Documents—Description of the Advisory Agreement” for more details.

The Adviser may also act, currently or in the future, as the adviser for certain other investment vehicles. The Advisory Agreement may be terminated at any time, without the payment of any penalty, by any party on sixty (60) days’ written notice to the other parties.

Risk Factors
An investment in the Trust involves significant risks and is suitable only for persons who can bear the economic risk of the loss of their entire investment. Certain of these risks are highlighted below and are discussed in the section “Risk Factors” on page 17 of this prospectus.

	•	There can be no assurances that the Trust will achieve its investment objective.

	•	An investment in the Trust carries with it the inherent risks associated with investments in gold bullion in general and Sprott ESG Approved Gold specifically.

•	Each prospective Shareholder should carefully review this prospectus, the Trust Agreement and the other agreements referred to therein before deciding to invest in the Trust.

•	There can be no assurance that the Trust will achieve profits or avoid losses, significant or otherwise.

•	Disruptions in the ability to create or redeem Creation Units may adversely affect investors.

•
The amount of gold represented by each Share and the amount of gold necessary for the creation of a Creation Unit, or to be received upon redemption of a Creation Unit, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust.

•
The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies (such as COVID-19) on the global economy, the markets and the Trust’s service providers.

•
Certain potential conflicts of interest exist between the Sponsor, its affiliates and the Trust’s Shareholders. There can be no assurance that the conflicts described herein or others may not result in adverse consequences to the Trust and its Shareholders.

•	The Trust’s NAV may not always correspond to the market price of the Shares and, as a result, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

•
The Trust’s purchases and sales of Sprott ESG Approved Gold will be taxed less favorably compared to other types of investments. Long-term capital gains from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.

Reports
The Sponsor will post current information about the Trust on the Trust’s website, such as the LBMA Gold Price, the value of the Sprott ESG Approved Gold, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange. The daily holdings of the Trust’s unallocated gold and Sprott ESG Approved Gold will also be available on the Trust’s website before 9:30 a.m. E.T. each Business Day.

Shareholders of the Trust will receive an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust after the end of each of the Trust’s fiscal years. In addition, the Trust will prepare quarterly unaudited reports after the end of each fiscal quarter. These periodic reports will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. These periodic reports shall be filed with the SEC and the Exchange and shall be distributed to such persons as required by applicable laws, rules and regulations. See “Reports” for more information.

Tax Matters
The Sponsor will treat the Trust as a grantor trust for United States federal income tax purposes. (See “Risk Factors—Tax Related Risks” and “U.S. Federal Income Tax Considerations” for more information.)

Principal Offices
The Trust’s principal office is located at 320 Post Road, Suite 230, Darien, CT 06820. The Sponsor’s principal office is located at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2600, Toronto, Ontario, Canada M5J 2J1, though decisions in connection with the Trust are made in the Sponsor’s offices at 320 Post Road, Suite 230, Darien, CT 06820. The Mint’s principal office is located at 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8. The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Marketing Agent’s principal office is located at 1910 Palomar Point Way, Suite 200, Carlsbad, CA 92008.

Emerging Growth Company Status
The Trust qualifies as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•
The Trust is exempt from the requirement to obtain an attestation and report from its auditors on the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•
The Trust is exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the “PCAOB”) may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	The Trust is permitted to provide less extensive disclosure about executive compensation arrangements;

•	The Trust is not required to give shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

•	The Trust is granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part;

•	The Trust may elect not to use an extended transition period for complying with new or revised accounting standards; and

•
The Trust may take advantage of these provisions for up to five years from the last day of its fiscal year following the date of this prospectus or such earlier time that the Trust is no longer an emerging growth company. The Trust will cease to be an emerging growth company by 2026 or if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common shares held by non-affiliates or issues more than $1.0 billion of non-convertible debt securities over a three-year period. The Trust may choose to take advantage of some but not all of these reduced burdens. The Trust has elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, the Trust, as an emerging growth company, may elect not to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before making an investment decision.  The risks set forth below are not only ones facing the Trust.  Additional risks and uncertainties may exist that could also adversely affect the Trust.
Risk Factors Related to the Trust and the Shares
The Trust utilizes LBMA Gold Price to value the gold held by the Trust. Potential issues, discrepancies, as well as any future changes to the LBMA Gold Price calculation could impact the value of gold held by the Trust and have an adverse effect on the value of an investment in the Shares.
In the event that LBMA Gold Price varies materially from the price of gold observed by other mechanisms, the NAV of the Trust and the value of an investment in the Shares could be adversely affected. The calculation of the LBMA Gold Price is not an exact process but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. It is possible that electronic failures or other events may occur that could result in delays in the announcement of, or the inability of the system to produce an LBMA Gold Price on any given date.
The Shares may trade at a price which is at, above (a premium), or below (a discount) the NAV per Share and any premium or discount in the trading price relative to the NAV per Shares may widen as a result of different trading hours of the Exchange and other exchanges.
The Shares may trade at, above, or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Sprott ESG Approved Gold owned by the Trust. The Share price will fluctuate with changes in NAV per Share as well as market supply and demand. The amount of discount or premium in the trading price relative to NAV per Share may be affected by non-concurrent trading hours between major gold markets and the Exchange. While the Shares will trade on the Exchange until 4:00 pm (New York City time), liquidity in the market for gold may be reduced after the close of the major world gold markets including London and other locations.  Depending on the price at which an investor purchased their Shares, whether the Shares trade at a discount or a premium to NAV may affect the investor’s gain or loss on their investment in the Trust when Shares are sold.  If, for example, a Shareholder purchased Shares at a slight premium to NAV and sold Shares while they were trading at a discount to NAV, the Shareholder will realize a loss on the investment, assuming no change in NAV and no bid/ask spread impact on the price of the purchase or sale.
An active and liquid market for the Shares may not develop or be sustained.
There is no established trading market for the Shares in the United States. Although the Trust intends to list the Shares on the Exchange, there is no guarantee that an active trading market will develop on the Exchange or on any other exchange. Shareholders therefore have limited access to information about prior market history on which to base their investment decision. If an active trading market for the Shares does not develop, the price of the Shares may be more volatile, and it may be more difficult and time consuming to complete a transaction in the Shares.
Even if an active trading market for the Shares develops, the market value for the Shares may be highly volatile and could be subject to wide fluctuations after this offering, and therefore, it is difficult to predict the price at which the Shares will trade.
The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy, the markets and the Trust’s service providers.
Pandemics and other public health crises may cause a curtailment of business activities which may potentially impact the ability of the Sponsor and its service providers to operate. An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in Wuhan, China in December 2019 and has now been spread globally. The COVID-19 pandemic, or a similar public health threat, could adversely impact the Trust by causing operating delays and disruptions, market disruption and shutdowns (including as a result of government regulation and prevention measures). The COVID-19 pandemic has had and will likely continue to have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the financial markets.
Governmental authorities and regulators throughout the world have, in the past, responded to major economic disruptions with a variety of fiscal and monetary policy changes, such as quantitative easing, new monetary programs and lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market generally, and could specifically increase volatility in the market for gold, which could adversely affect the price of the Shares. The duration of the outbreak and its effects cannot be determined with any reasonable amount of certainty. A prolonged outbreak could result in an increase of the costs of the Trust, affect liquidity in the market for gold as well as the correlation between the trading price of the Shares and the NAV per Share, any of which could adversely and materially affect the value of your investment in the Shares. The outbreak could impair information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee, the Adviser, the Cash Custodian, the Transfer Agent, the Administrator and the Mint, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust.
The COVID-19 pandemic could affect operation of the electronic auction hosted by ICE Benchmark Administration (“IBA”) to determine the LBMA Gold Price PM or the LBMA Gold Price AM, which the Administrator uses to value the gold held by the Trust and calculate the Trust’s NAV. The COVID-19 pandemic could also result in the closure of futures exchanges, which may adversely affect the ability of Authorized Participants to hedge purchases of Creation Units, which could increase such Authorized Participants’ trading costs and may result in an increase in the premium or discount to NAV reflected in the price of the Shares on the Exchange. These outcomes would negatively impact the Trust.
The Trust may be susceptible to unanticipated operational risks or trading issues, which may adversely affect an investment in the Shares.
The Trust is exposed to various operational risks and trading issues, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of the Exchange, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares.
Although it is generally expected that the Trust’s direct service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.
Further, the mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Trust. Consequently, there may be unanticipated problems with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving those particular issues.
The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when the price of gold is lower than at the time when owners of Shares purchased their Shares. In such a case, when the Trust's Sprott ESG Approved Gold is sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if their prices were higher at the time of sale and Shareholders may experience a loss in their investments. In certain circumstances, the Sponsor has the ability to terminate the Trust without the consent of Shareholders and may decide to terminate the Trust at a time that is not advantageous for the Shareholder.  The Trust may also terminate due to an inability to satisfy exchange listing rules or change in regulatory status (e.g., if the Trust is required to register as an investment company under the Investment Company Act), or if the Trust’s assets are insufficient to be economically viable to manage.
In the event the Trust's assets are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the assets at the time the loss is discovered.
There is a risk that some or all of the Trust’s physical gold bullion held by the Mint on behalf of the Trust could be lost, damaged, stolen or destroyed. Pursuant to the Gold Storage Agreements, if such an event occurs with respect to the Trust's gold held by the Mint, the Trust will not be able to recover more than the market value of the assets at the time the loss is discovered. If the market value of assets increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases assets to replace the losses, less assets will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected. The Mint has no obligation to replace any gold lost under circumstances for which the Mint is not liable to the Trust under the Gold Storage Agreements. The Mint’s liability to the Trust, if any, will be limited to either replacing the gold that was lost, stolen, destroyed or damaged, or, at the Mint’s discretion, compensating the Trust for the market value of lost, stolen or destroyed gold. See “The Mint – Potential Liability of the Mint”.
Under Canadian law, the Trust and Shareholders may have limited recourse against the Mint.
The Mint is a Canadian Crown corporation.  A Crown corporation may be sued for breach of contract or for wrongdoing in tort where it has acted on its own behalf or on behalf of the Crown.  However, a Crown corporation may be entitled to immunity if it acts as agent of the Crown rather than in its own right and on its own behalf.    Consequently, the Trust or a unitholder may not be able to recover for any losses incurred as a result of the Mint’s acting as custodian of the Trust’s physical gold bullion.
The Mint may become a private enterprise, in which case its obligations will not constitute the unconditional obligations of the Government of Canada.
In the past, there has been speculation regarding whether the Government of Canada might privatize the Mint.  The Mint will not remain a Crown corporation if the Government of Canada privatizes the Mint.  If the Mint were to become a private entity, its obligations would no longer generally constitute unconditional obligations of the Government of Canada and, although it would continue to be responsible for and bear the risk of loss of, and damage to, the Trust’s physical gold bullion that is in its custody, there would be no assurance that the Mint would have the resources to satisfy claims of the Trust against the Mint based on a loss of, or damage to, the Trust’s physical gold bullion in the custody of the Mint.
Purchase Orders and Redemption Orders for Creation Units may be subject to postponement, suspension or rejection under certain circumstances.
The Trust may suspend the right of redemption or postpone the Purchase Order or Redemption Order (collectively, an “order”) settlement date with respect to a Creation Unit for (i) any period during which an emergency exists as a result of which fulfillment of an order is not reasonably practicable, (ii) any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed, (iii) in the case of a Redemption Order, additional time needed by the Trust to transfer unallocated gold that can be delivered to a redeeming Authorized Participant or (iv) such other period as the Sponsor determines to be necessary for the protection of the Shareholders. In addition, the Trust will reject an order if the order is not in proper form as described in the Authorized Participant Agreement with the Authorized Participant, or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaims any liability for any loss or damage that may result from any such suspension or postponement.
An investment in the Shares may be adversely affected by competition from other methods of investing in gold.
The Trust competes with other financial vehicles, including securities backed by or linked to gold, direct investments in gold, investment vehicles similar to the Trust and traditional debt and equity securities issued by companies in the gold industry. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such instruments directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares.
Sprott ESG Approved Gold may be difficult to obtain and as a result, the Trust’s investment strategy may underperform other strategies that do not have an ESG focus and the Shares may trade at increased premiums or discounts compared to other ETFs that invest in gold.
Sprott ESG Approved Gold can only be sourced from mines that meet the Mint Responsible Sourcing Requirements in addition to the other requirements included in the ESG Criteria. The Mint will also require each Authorized Participant to enter into a trading agreement with the Mint for the purpose of facilitating the transactions of unallocated gold between the Trust and the Authorized Participant. Because Sprott ESG Approved Gold is only obtainable from a limited number of mines that produce gold that meet “good delivery” standards under LBMA rules and are also approved as sources of Sprott ESG Approved Gold, Sprott ESG Approved Gold may be difficult to obtain.  In such instances, on a temporary basis until additional Sprott ESG Approved Gold can be refined by the Mint, the Trust will hold any amount of gold for which insufficient Sprott ESG Approved Gold is available in unallocated form.  The Mint operates pursuant to the Royal Canadian Mint Act (Canada) and is a Canadian Crown corporation.  The Mint is, for all its purposes, an agent of Her Majesty in right of Canada and, as such, its obligations constitute unconditional obligations of the Government of Canada.  If the Trust does not have sufficient unallocated gold to meet redemption requests, this may also affect the trading market for the Shares if the Mint has difficulty converting Sprott ESG Approved Gold to unallocated gold in connection with redemptions of Creation Units. As a result, the Trust’s investment strategy may underperform other strategies that do not have an ESG focus and the Shares may trade at increased premiums or discounts or wider bid/ask spreads compared to other investment vehicles that invest in gold.
Although the Trust intends to instruct the Mint to convert unallocated physical gold bullion into ESG Approved Gold as soon as reasonably practicable, at any point in time a significant percentage of the Trust’s assets may consist of unallocated gold.
Although the Trust intends to instruct the Mint to convert unallocated physical gold bullion into Sprott ESG Approved Gold as soon as reasonably practicable, from time to time and on a temporary basis until additional Sprott ESG Approved Gold can be refined by the Mint, the Trust will hold unallocated gold in connection with, among other things, creation and redemption requests from Authorized Participants and selling unallocated gold for cash or exchange unallocated gold in-kind to pay the Sponsor’s fee. The Mint’s ability to convert unallocated gold into Sprott ESG Approved Gold may be limited by several factors, including the amount of unallocated gold the Trust has available to convert into Sprott ESG Approved Gold, the availability of material from Sprott ESG Approved Mines that can be refined into Sprott ESG Approved Gold at the Mint, the Mint’s production capacity and certain minimum size requirements and the Trust’s need for unallocated gold to pay expenses or meet redemption requests.  The Trust’s holdings of unallocated gold may be a significant percentage of the Trust’s assets, if, for example, the Trust has received more requests for creations than redemptions or the Trust’s unallocated gold holdings are not sufficient to meet certain minimum size requirements to convert unallocated gold to Sprott ESG Approved Gold at the Mint.  In addition, the Trust may need to instruct the Mint to convert Sprott ESG Approved Gold into unallocated gold if insufficient unallocated gold is available to be sold to pay expenses or to meet redemption requests. Any delays associated with this process may delay the Trust’s ability to meet a redemption request from an Authorized Participant.

Because of the uncertainties involved with the Trust’s needs for unallocated gold and the Mint’s ability to convert unallocated gold into Sprott ESG Approved Gold, there is no limit on the amount of unallocated gold that the Trust can hold as a percentage of its total gold holdings at any point in time.  The Trust may therefore have more exposure to the risks of holding unallocated gold that are described in the risk factor, “Gold held in the Trust Unallocated Account will not be segregated from the Mint’s assets. If the Mint becomes insolvent, the Trust would be an unsecured creditor, and the Mint’s assets may not be adequate to satisfy a claim by the Trust.”
Gold held in the Trust Unallocated Account will not be segregated from the Mint’s assets. If the Mint becomes insolvent, the Trust would be an unsecured creditor, and the Mint’s assets may not be adequate to satisfy a claim by the Trust.
Gold which is part of a deposit for a Creation Unit or part of a redemption distribution will be held for a time in the Trust Unallocated Account (as defined herein). During those times, the Trust will have no proprietary rights to any specific bars of gold held by the Mint and will be an unsecured creditor of the Mint with respect to the amount of gold held in such Trust Unallocated Account, which means that the Trust will bear such losses on a pro rata basis with other unsecured creditors of the Mint. Unallocated gold at the Mint is held within the Mint’s general refinery and production operations, and as such is not stored separately from other unallocated gold held at the Mint.
In addition, if the Mint fails to allocate the Trust’s gold in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Gold Storage Agreements, or if a sub-custodian fails to so segregate gold held by it on behalf of the Trust, unallocated gold will not be segregated from the Mint’s assets, and the Trust will be an unsecured creditor of the Mint with respect to the amount so held in the event of the insolvency of the Mint. In the event the Mint becomes insolvent, the Mint’s assets might not be adequate to satisfy a claim by the Trust for the amount of gold held in the Trust Unallocated Account.
The additional operational complexities associated with the Trust’s holdings of Sprott ESG Approved Gold may impact the Trust as compared to other gold products without similar ESG sourcing requirements.
The additional costs associated with the enhanced sourcing requirements of Sprott ESG Approved Gold, including researching, establishing and maintaining the ESG Criteria, assessing mining companies and mines against certain of the ESG Criteria and the diligence of the Trust’s Sprott ESG Approved Gold Holdings will be included in the Sponsor’s fee. In addition, there is a risk that the operational complexities involved in such ESG sourcing requirements may impact the Trust as compared to other gold products without similar ESG sourcing requirements and as a result the Sponsor’s fee may be higher compared to other gold products without similar ESG sourcing requirements. For example, the Trust may have to make transfers of gold to move assets to where unallocated gold can be delivered to an Authorized Participant redeeming Creation Units, which may result in delays in effecting redemptions and impact the arbitrage process.  If the Sponsor’s fee is higher than that of comparable gold products without ESG sourcing requirements, an investor’s potential return on an investment in the Trust compared to such products will be lower.
The Sponsor will need to instruct the Mint to convert the Trust’s holdings of unallocated gold to Sprott ESG Approved Gold based on the Sponsor’s determination of the Trust’s need for unallocated gold to meet redemption requests and to pay expenses, and the Mint’s ability to meet such requests.  The Mint expects that it will be able to refine and produce Sprott ESG Approved Gold within approximately five Business Days following the receipt of completed withdrawal request, subject to production capacity, availability and minimum size requirements.  Any delays associated with this process may result in the Trust holding significant amounts of unallocated gold for extended periods of time.  Similarly, the Sponsor will also need to instruct the Mint to convert Sprott ESG Approved Gold into unallocated gold based on its determination of the Trust’s need for unallocated gold to meet redemptions or to pay expenses.  If the Mint is unable to fulfill the Sponsor’s request in a timely manner, the Trust may be delayed in satisfying redemption requests by Authorized Participants.
There is no internationally accepted standard determining under what circumstances gold can be deemed to be ESG, and the Trust will use a standard as set forth in this prospectus, which may differ from the views of others.
In determining whether gold should be considered Sprott ESG Approved Gold, the Sponsor will consider those characteristics it deems relevant or additive. The ESG Criteria utilized in the Trust’s investment process are anticipated to evolve over time in the sole discretion of the Sponsor without notice and one or more criterion may not be relevant with respect to all sources of gold that are eligible for investment. Examples of factors that could be considered by the Sponsor in modifying the ESG Criteria include changes to current gold mining techniques or standards, evolving legal standards, the introduction of new standards or evaluation frameworks within the mining industry or the elimination of existing standards or frameworks that in the view of the Sponsor are relevant to the ESG assessment of a mining company or mine site. In addition, since ESG standards are not uniformly defined and applying ESG criteria involves a subjective assessment, investors can differ in their views of what constitutes positive or negative ESG Criteria.  As a result, the Trust may make investments in gold from sources that do not reflect the beliefs and values with respect to ESG of any particular investor.
Gold that previously qualified as Sprott ESG Approved Gold may, under certain circumstances, be determined by the Sponsor to no longer be sourced from an Sprott ESG Approved Mine.
The Sponsor will apply the ESG Criteria to prospective Sprott ESG Approved Mines in good faith and on a best efforts basis. However, due to revisions to ESG Criteria, subsequent conduct by the mine or its operators, errors in ongoing monitoring or diligence or additional information obtained by the Sponsor or the Mint, a mine may be removed from the Sprott ESG Approved Mines list. In such a case, the Sponsor will determine, in its sole discretion, whether it is advisable to cause the Trust to exchange its gold holdings sourced from that mine.  If the Sponsor deems it advisable to exchange such gold holdings, it will use reasonable best efforts to exchange the gold in the normal course without adversely affecting the Trust, such as through allocating such gold to redemptions of Creation Units or selling such gold to pay the Trust’s expenses.  There can be no assurance that such sales or redemptions will not adversely impact the value an investment in the Shares. See “Sprott ESG Approved Gold and Unallocated Gold” for more information.
Withdrawal from participation by Authorized Participants may affect the liquidity of Shares.
If one or more Authorized Participants withdraws from participation, it may become more difficult to create or redeem Creation Units, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Creation Units, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between gold and the Shares, which may also affect the trading market and liquidity of the Shares.
Reliance on Service Providers.
The Trust relies upon its service providers, which are not controlled by the Sponsor, to conduct its business and operations. As a result, any error or misconduct by, or failure of (such as bankruptcy, receivership or liquidation) a service provider could have a material adverse effect on the Trust and an investment in the Shares. In addition, the Trust may be subject to operational and settlement risks, legal risks, credit risk, non-payment, non-deliverability, government intervention, complex regulatory risk, non-performance risk, bankruptcy risk, insolvency risk, receivership, and fraud risk with respect to the service providers.
The NAV per Share may experience an adverse effect in the event of any errors, discontinuance or changes in the Trust’s valuation calculations.
The Administrator will determine the Trust's holdings of Sprott ESG Approved Gold and the Trust's NAV at 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day. The Administrator’s determination is made utilizing data from the Mint’s operations and the LBMA Gold Price. To the extent that the Sprott ESG Approved Gold Holdings or the Trust's NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
Shareholders may be adversely affected in the event calculation of NAV is suspended.
The Trust may suspend or restrict the determination of NAV of the Shares, in its sole discretion, if (i) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited,

(ii) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder, (iii) any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason, (iv) any event has occurred and is continuing which may cause the dissolution of the Trust or (v) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV impossible or administratively unfeasible; provided that any suspension of the determination of NAV shall be reinstated as soon as the force majeure event has resolved. Any such suspension or restriction could adversely affect the Shares. The Trust disclaims any liability for any loss or damage that may result from any such suspension or restriction.
The Trust's expenses, which includes the Sponsor's fee, may adversely affect an investment in the Shares.
While the Sponsor has agreed to assume certain ordinary recurring administrative expenses of the Trust, the Sponsor's fee is paid by the Trust and therefore the Shareholders.  In addition, there are a number of expenses of the Trust that are not assumed by the Sponsor and are instead borne by the Trust.   See “Description of the Trust—Trust Expenses.”  The Sponsor's fee and such other fees and expenses will be paid from cash on hand and, if necessary, through sales of the Trust’s gold, which will reduce the value of the assets held by the Trust and may adversely affect an investment in the Shares.  In addition, to the extent the Sponsor's fee is higher than sponsor or management fees charged for other, comparable gold ETFs or investment vehicles, it would decrease an investor's potential return on an investment in the Trust.
The value of the Shares will be adversely affected if the Trust is required to pay any amounts pursuant to its obligation to indemnify the Sponsor, the Trustee, the Adviser, the Administrator, the Transfer Agent, the Cash Custodian, the Marketing Agent or the Mint under the Trust Agreement or under other agreements.
Under the Trust Agreement and other agreements with the Trust, each of the Trustee, the Sponsor, the Adviser, the Administrator, the Transfer Agent, the Cash Custodian, the Marketing Agent and the Mint has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Trust may be required to sell gold in order to cover losses or liabilities suffered by the Trustee, the Sponsor, the Adviser, the Administrator, the Transfer Agent, the Cash Custodian, the Marketing Agent or the Mint. Any such sale would have an adverse effect on an investment in the Shares.
Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.
Third parties may assert intellectual property rights claims that have an adverse effect on the Trust. These claims may pertain to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of gold. An intellectual property or other legal action, regardless of its merit, may result in expenses for legal fees to defend or payments to settle such claims. These expenses would be Trust expenses and be borne by the Trust through the sale of the Trust’s assets. Further, a meritorious intellectual property rights claim may prevent Trust operations and force the Sponsor to terminate the Trust and liquidate the Trust's gold. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.
Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
The operations and business of the Trust are reliant upon the Mint, the Administrator, the Transfer Agent, the Cash Custodian, the Marketing Agent, the Trustee, the Adviser, and the Sponsor, all of which depend upon their respective information technology infrastructure to conduct their business as it relates to the Trust. Any intentional or unintentional cyber-attacks (including, but not limited to, unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption) on the information technology infrastructure of the Trust or a service provider could adversely impact the ability of such service provider or the Trust to conduct their business, including their business on behalf of the Trust, which could have a material adverse effect on the investment in the Shares. Despite the implementation of security systems and business continuity plans, no assurance can be made that these measures will be adequate to protect against all cyber-security threats.

The Sponsor may discontinue its services, which may be detrimental to the Trust.
The Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the gold held by the Trust. A substitute sponsor's appointment will not guarantee the Trust's continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.
The Exchange on which the Shares are listed may halt trading in the Trust's Shares, which would adversely impact an investor's ability to sell Shares.
The Trust's Shares are expected to be listed for trading on the Exchange under the ticker symbol “SESG”. Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. In addition, if the Exchange becomes aware that the NAV with respect to the Shares is not disseminated to all market participants at the same time, it will halt trading in the Shares until such time as the NAV is available to all market participants. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's shares will continue to be met or will remain unchanged.
The trading price of the Shares could potentially be more volatile relative to NAV.

The trading price of the Shares may become more volatile relative to NAV and could continue to be impacted by various factors which may be unrelated or disproportionate to the price of gold, including market trends and the sentiment of investors towards gold.

Exchange-traded products that invest in commodities have recently experienced material increases in average daily trading volumes, potentially causing greater price volatility. If trading volumes were to decline significantly, that could negatively impact the trading price of the Shares and could result in wider differences between the trading price of the Shares and the NAV per Share. If you purchase Shares at a premium to NAV, you may incur losses if the factors that have contributed to the recent increase in premium to NAV were to disappear.

Disruptions in the ability to create and redeem Creation Units may adversely affect investors.
It is generally expected that the public trading price per Share will track the NAV per Share closely over time. The relationship between the public trading price per Share and the NAV per Share depends, to a considerable degree, on the ability of Authorized Participants or their clients or customers to purchase and redeem Creation Units in the ordinary course. If the process for creating or redeeming Shares is impaired for any reason, Authorized Participants and their clients or customers may not be able to purchase and redeem Creation Units or, even if possible, may choose not to do so. The inability to purchase and redeem Creation Units, or the partial impairment of the ability to purchase and redeem Creation Units, could result in Shares trading at a premium or discount to the NAV of the Trust. Such a premium or discount could be significant, depending upon the nature or duration of the impairment.
If the Trust were to issue all Shares registered in this offering, it would not be able to create new Creation Units until it registered additional Shares and those additional Shares became available for sale. An inability to create new Creation Units could increase the possibility that the trading price per Share would not track closely the NAV per Share. In addition, the Trust may, in its discretion, suspend the creation of Creation Units. Suspension of creations or redemptions of Creation Units may adversely affect how the Shares are traded and could cause Shares to trade at a premium or discount to the NAV of the Trust, perhaps to a significant degree.

The Trust is a passive investment vehicle, which means that the value of your Shares may be adversely affected by Trust losses that, if the Trust had been actively managed, might have been possible to avoid.
The Sponsor does not actively manage the Trust’s Sprott ESG Approved Gold, i.e. the Sponsor does not sell Sprott ESG Approved Gold at times when the price of gold is high, or acquire Sprott ESG Approved Gold when the price of gold is low with the expectation of future price increases. This also means that the Sponsor does not engage in any hedging techniques that attempt to reduce the risks of losses resulting from decreases in the price of gold. Any losses sustained by the Trust, as a result of it being a passive investment vehicle or otherwise, will adversely affect the value of your Shares.

Because the Trust is not a diversified investment, it may be more volatile than other investments.

The assets of the Trust are primarily Sprott ESG Approved Gold and, from time to time and on a temporary basis until additional Sprott ESG Approved Gold can be refined by the Mint or for certain other reasons, unallocated gold.  An investment in the Trust is not intended as a complete investment plan and may be more volatile than an investment in a more broadly diversified portfolio. Accordingly, the NAV of the Trust may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. An investment in the Trust may be deemed speculative; therefore, investors should review closely the Trust’s investment objective, the ESG Criteria, the investment and operating restrictions and the creation and redemption provisions of the Trust as outlined herein and familiarize themselves with the risks associated with an investment in the Trust.
The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent, provided that such amendment does not constitute a material change of the Trust’s investment objective. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses, or prejudices a substantial right of Shareholders), it will become effective for outstanding Shares thirty (30) days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).
Risk Factors Related to the Gold Market
The Trust is subject to market risk with respect to the gold markets.
An investment in the Shares is subject to market risk, which refers to the risk that the market price of gold held by the Trust will rise or fall, sometimes rapidly or unpredictably.
Substantial sales of gold by participants in the gold market could adversely affect an investment in the Shares.
Central banks, other governmental agencies and international institutions buy, sell, and hold gold as part of their reserve assets. This market sector holds a significant amount of gold. Several central banks and multi-lateral institutions have sold portions of their gold reserves in the past years. This can happen unexpectedly and in times of economic crises. The price of gold may decline which may adversely affect an investment in the Shares.
Fluctuations in the price of gold could materially and adversely affect an investment in the Shares because the value of the Shares relates directly to the value of the gold held by the Trust.
When valuing the Sprott ESG Approved Gold held by the Trust, the Trust intends to utilize the LBMA Gold Price PM. The value of the Shares in part relates directly to the value of the Sprott ESG Approved Gold held by the Trust. Several factors may influence the price of gold, including Sprott ESG Approved Gold, including, but not limited to:

•	Global or regional political, economic or financial events and situations, especially those unexpected in nature, including the recent Russian invasion of Ukraine;
•	Interest rates in fiat currencies;
•	Currency exchange rates, including the rates at which gold is priced in exchanges and trading venues around the world;
•	Investment and trading activities of large investors, including private and registered trusts, hedge funds and commodity funds, commodity pools, that may directly or indirectly invest in gold;
•	Changes in economic variables such as economic output and growth, and monetary policies;
•	Changes in global gold supply and demand; and
•	Investor and speculator attitude and confidence toward gold.
The Trust as well as the Sponsor and its service providers are vulnerable to the effects of geopolitical events and the continuation of the war in Ukraine or other hostilities, which could affect the price of gold.
In February 2022, Russia launched a large-scale invasion of Ukraine, which has significantly increased tensions between Russia, its neighbors and many countries throughout the world, particularly Western countries. These developments may continue for some time and create uncertainty in the region and have indirect effects worldwide. Russia’s actions have induced the United States, the European Union and other countries to impose economic sanctions and may result in the imposition of additional sanctions in the future. Such sanctions and other similar measures could cause volatility in precious metals prices and have a significant impact on Trust performance and the value of an investment in the Shares. On March 7, 2022, the LBMA suspended six Russian gold and silver refiners from its Good Delivery List until further notice in light of the sanctions imposed on Russia. As a result, while existing gold bars from these refiners are considered acceptable, new gold bars are not and are effectively banned from trading in the loco London market. Based on available sources, Russia produces approximately 330 tonnes of gold per year, accounting for about 9% of global production.  For comparison, as of the end May 2022, the amount of gold held in London vaults was 9,616 tonnes (a decrease of 0.58% from the previous month), valued at approximately $568.4 billion, which equates to approximately 769,250 gold bars. There are currently no Sprott Approved Mines located in Russia, and the Sponsor does not expect that any such mines will be located in Russia in the foreseeable future. As of the date of this prospectus, the Trust does not expect that the suspension of Russian refiners will have a material impact on the supply of LBMA Good Delivery gold available to market participants, including the Trust and its Authorized Participants.  However, potential escalation of the Ukrainian conflict could negatively impact the price of gold and the Trust. In addition, similar events in the future, particularly where unanticipated by markets, could cause volatility in precious metals markets and the price of gold and may have a negative impact on the Trust’s performance and the value of an investment in the Shares.
Investors should be advised that there is no assurance that gold will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of gold declines, the value of an investment in the Shares is expected to decline proportionately.
The price of gold, and in turn, the price of the Shares may be adversely affected by sale of other investment vehicles in the market.
The sale of many other investment vehicles, such as equity issues by companies in the gold industry, other exchange traded funds or products linked to gold, and other securities backed by or linked to gold, maybe adversely affect the price of gold in general. This in turn would adversely affect the price and NAV of the Shares.

Authorized Participants’ or the Trust’s buying and selling activity associated with the issuance of Shares may adversely affect an investment in the Shares.
An Authorized Participant’s purchase of Sprott ESG Approved Gold in connection with the issuance of Shares may cause the price of gold to increase, which will result in higher prices for the Shares. Increases in the price of gold may also occur as a result of gold purchases by other market participants who attempt to benefit from an increase in the market price of gold when Shares are issued. The market price of gold may therefore decline immediately after Shares are issued. Selling activity associated with sales of gold from Authorized Participants (in connection with redemptions of Creation Units) or the Trust (in connection with the payment of the Trust’s fees and expenses) may decrease the price of gold, which will result in lower prices for the Shares. Decreases in the price of gold may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of gold by Authorized Participants may have on the price of gold, other exchange traded products with similar investment objectives could represent a substantial portion of demand for gold at any given time and the sales and purchases by such investment vehicles may impact the price of gold. If the price of gold declines, the trading price of the Shares will generally also decline.
Actual or perceived disruptions in the processes used to determine the LBMA Gold Price, may adversely affect an investment in the Shares.
Because the objective of the Trust is to reflect the performance of the price of gold, any disruptions affecting the processes related to how the market determines the price of gold will have an effect on the value of the Shares.
The LBMA Gold Price AM and LBMA Gold Price PM are gold price benchmark mechanisms administered by IBA, an independent specialist benchmark administrator appointed by the LBMA. Twice daily during London business hours, IBA hosts an electronic auction consisting of one or more 30-second rounds.
Investors should keep in mind that electronic markets are not exempt from failures. In addition, electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.
As of the date of this prospectus, the LBMA Gold Price AM and LBMA Gold Price PM have been subjected to the test of actual trading markets for a number of years. As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price AM or LBMA Gold Price PM on any given day. In addition, if a perception were to develop that the LBMA Gold Price AM or LBMA Gold Price PM is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price AM or LBMA Gold Price PM were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the Shares). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of gold at any given time may result in distorted prices and losses on an investment in the Shares that, but for such extraneous events, might not have occurred.
Other effects of disruptions in the determination of the LBMA Gold Price AM or LBMA Gold Price PM on the operations of the Trust include the potential for an incorrect valuation of the Trust’s gold, an inaccurate computation of the Sponsor’s fee, and the sales of gold to cover Trust expenses at prices that do not accurately reflect the fundamentals of the gold market. Each of these events could have an adverse effect on the value of the Shares. The operation of the auction process which determines the LBMA Gold Price is also dependent on the continued operation of the LBMA and the IBA and their applicable systems.  The LBMA Gold Price AM and LBMA Gold Price PM are regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”).
As of the date of this prospectus, the Sponsor has no reason to believe that the LBMA Gold Price will not fairly represent the price of gold. Should this situation change, the Sponsor expects to use the powers granted by the Trust’s governing documents to seek to replace the LBMA Gold Price with a more reliable indicator of the value of the Trust’s Sprott ESG Approved Gold. There is no assurance that such alternative value indicator will be identified, or that the process of changing from the LBMA Gold Price to a new benchmark price will not adversely affect the price of the Shares.

The amount of gold represented by each Share will decrease over the life of the Trust due to sales of gold necessary to pay the Sponsor’s fee and Trust expenses. Without increases in the price of gold sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in the Shares.
Because the Trust does not have any income, the Trust would need to sell the Trust’s physical gold bullion to cover the Sponsor’s fee and other Trust expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell the Trust’s physical gold bullion to pay the Sponsor’s fee. The result of these sales is a decrease in the amount of gold represented by each Share. New deposits of Sprott ESG Approved Gold, received in exchange for new Shares issued by the Trust, do not reverse this trend.
A decrease in the amount of Sprott ESG Approved Gold represented by each Share results in a decrease in its price even if the price of gold has not changed.
An increase in the Trust’s expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, may force the Trust to sell larger amounts of the Trust’s physical gold bullion which will result in a more rapid decrease of the amount of gold represented by each Share and a corresponding decrease in its value.
If there is a loss, damage or destruction of the Trust’s physical gold bullion in the custody of the Mint and the Trust does not give timely notice, all claims against the Mint will be deemed waived.
If a party to the Gold Storage Agreements discovers a loss, damage or destruction of the Trust's physical gold bullion in the Mint's custody, care and control, such party must give written notice to the other party within five (5) business days observed by the Mint (days other than a Saturday, Sunday or holiday) (“Mint Business Days”), in the case of the Trust’s notice, and five (5) Mint Business Days, in the case of the Mint's notice, after its discovery of any such loss, damage or destruction, but, in the event that the Trust receives a written notice from the Mint in which a discrepancy in the quantity of physical gold bullion first appears, it shall give the Mint a notice of loss no later than sixty (60) days following receipt of such written statement. If such notice is not given in a timely manner, all claims against the Mint will be deemed to have been waived. In addition, no action, suit or other proceeding to recover any loss or shortage can be brought against the Mint unless timely notice of such loss or shortage has been given and such action, suit or proceeding will have commenced within twelve (12) months from the time of the discovery of any such loss, damage or destruction. The loss of the right to make a claim or of the ability to bring an action, suit or other proceeding against the Mint may mean that any such loss will be non-recoverable, which will have an adverse effect on the value of the net assets of the Trust and the NAV.
In addition, because the Gold Storage Agreements are governed by Canadian law, any rights which the holders of the Shares may have against the Mint will be different from, and may be more limited than, those that could have been available to them under the laws of a different jurisdiction. Although the relationship between the Mint and the Trust is expressly governed by Canadian law or an arbitrator, as applicable, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Trust to seek legal redress against the Mint may be frustrated.
The Trustee, the Administrator, the Cash Custodian, the Transfer Agent, the Marketing Agent, the Mint and other service providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust.
Shareholders cannot be assured that the Trustee, the Administrator, the Cash Custodian, the Transfer Agent, the Marketing Agent, the Mint or other service providers engaged by the Trust will maintain any insurance with respect to the Trust’s assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust.  In addition, none of the Trust’s service providers are required to include the Trust as a named beneficiary of any such insurance policies that are purchased.  Accordingly, the Trust will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Trust in connection with such arrangements.

The Trust does not insure its assets and there may not be adequate sources of recovery if its physical gold bullion is lost, damaged, stolen or destroyed.
The Trust does not insure its assets, including the Sprott ESG Approved Gold stored at the Mint.  Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and Shareholders will need to rely on insurance carried by applicable third parties, if any, or on such third party’s ability to satisfy any claims against it.  The amount of insurance available or the financial resources of a responsible third party may not be sufficient to satisfy the Trust’s claim against such party.  Also, Shareholders are unlikely to have any right to assert a claim directly against such third party; such claims may only be asserted by the Trustee on behalf of the Trust.  In addition, if a loss is covered by insurance carried by a third party, the Trust, which is not a beneficiary on such insurance, may have to rely on the efforts of the third party to recover its loss.  This may delay or hinder the Trust’s ability to recover its loss in a timely manner or otherwise.
A loss with respect to the Trust’s physical gold bullion that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the NAV of the Shares and would adversely affect an investment in the Shares.  In addition, any event of loss may adversely affect the operations of the Trust and, consequently, an investment in the Shares.
Risk Factors Related to the Regulation of the Sponsor, the Trust and the Shares
The Trust and the Sponsor are subject to extensive legal and regulatory requirements.
The Trust and the Sponsor are subject to a comprehensive scheme of regulation under the federal securities laws and listing standards for the Shares. Each of the Trust and the Sponsor could be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Trust’s financial performance and its ability to pursue its investment objective. In addition, the SEC, the Exchange and other exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Trust’s ability to pursue its investment objective and could lead to losses for the Trust and its Shareholders.
As an owner of Shares, you will not have the protections normally associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or the protections afforded by the Commodity Exchange Act (“CEA”).
The Trust is not registered as an investment company under the Investment Company Act. Accordingly, Shareholders do not have the protections applicable to investors in investment companies under the Investment Company Act (e.g., Shareholders do not have the right to elect directors and the Trust is not required to pay regular distributions, although the Trust may pay distributions in the discretion of the Sponsor).
The Trust does not and will not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the CEA, as administered by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA and the Shares are not “commodity interests”, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Trust or the Shares. Consequently, Shareholders do not have the protections applicable to investors in CEA-regulated instruments or commodity pools operated by registered commodity pool operators or advised by commodity trading advisors.
The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
As an emerging growth company, as defined in the JOBS Act, the Trust is entitled to certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Some investors may find the Shares less attractive because of the Trust's reliance on these exemptions. Consequently, there may be a less active trading market for the Shares and the price of Shares may be more volatile.

In addition, under the JOBS Act, the Trust's independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as it is an emerging growth company.
For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its shareholders may be different from information provided by other public companies.
Tax-Related Risks
The Trust intends to be treated as a grantor trust for U.S. federal income tax purposes.
The Sponsor intends to take the position that the Trust should be treated as a grantor trust for U.S. federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will flow through to the Shareholders, and the Transfer Agent will report the Trust’s income, gains, losses and deductions to the IRS on that basis.  There can be no assurance that the IRS will agree with this position and it is possible that the IRS could conclude that the Trust is not properly treated as a grantor trust for U.S. federal income tax purposes.  If the IRS were to assert successfully that the Trust is not classified as a grantor trust, the Trust would be classified as a partnership for United States federal income tax purposes, which may affect timing and other tax consequences to the Shareholders.
The Trust intends to avoid taxation at the Trust level in any jurisdiction but cannot be certain whether the Trust may become subject to a tax in the future.
If the Trust becomes subject to tax at the Trust level in any jurisdiction, the value of the Shares may be materially affected.  If the Trust becomes subject to tax, a Shareholder that is a United States person may elect to either deduct or claim as a credit its share of foreign taxes paid by the Trust for U.S. federal income tax purposes, subject to certain limitations. Shareholders should consult their own advisors with respect to the potential imposition of taxes at the Trust level.
Accounting for uncertainty in income taxes.
The Financial Accounting Standards Board has released Accounting Standards Codification Topic 740 (“ASC 740”) (formerly known as “FIN 48”), to provide consistent guidance on the recognition of uncertain tax positions.  ASC 740 prescribes, among other things, the minimum recognition threshold that a tax position is required to meet before being recognized in an entity's financial statements.  A prospective Shareholder should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the NAV of the Trust, including reducing the NAV of the Trust to reflect reserves for income taxes that may be payable in respect of prior periods by the Trust. This could adversely affect certain Shareholders, depending upon the timing of their purchase and withdrawal of Shares.
The Trust’s purchases and sales of physical gold bullion will be taxed less favorably compared to other types of investments.
Generally, the gains and losses realized by the Trust on the sale of physical gold bullion will be capital gains and losses.  These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time that the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction.    Long-term capital gains may be subject to preferential tax rates in the hands of an individual Shareholder.  Under current law, long-term capital gains recognized by individuals from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Risk Factors Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor, the Adviser, or their affiliates and the Trust.
The Sponsor, the Adviser and their affiliates manage other accounts, funds or trusts, including those that invest in gold or other precious metals. To the extent that any substantial investment in gold is initiated or materially changed, such investment may affect the price of gold. Although the Sponsor’s and the Adviser’s officers and staff intend to allocate as much time to the Trust as deemed appropriate to perform their duties, the Sponsor’s and the Adviser’s respective management may allocate their time and services among the Trust and the other accounts, funds or trusts. As a result, conflicts of interest may occur, which could have a material effect on your investment in the Shares. The Sponsor and the Adviser will provide any such services to the Trust on terms not less favorable to the Trust than would be available from a non-affiliated party.
For a further discussion of the conflicts of interest among the Sponsor, the Adviser, Mint, Trust and others, see “The Sponsor—Conflicts of Interest.”

No separate counsel; no responsibility or independent verification.
Seward & Kissel LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Seward & Kissel LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Seward & Kissel LLP is not responsible for any acts or omissions of the Sponsor, the Trustee, the Adviser, the Administrator, the Cash Custodian, the Transfer Agent, the Marketing Agent, the Mint or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime brokers or other service provider to the Sponsor, Trustee or the Trust. This prospectus was prepared based on information provided by the Sponsor, the Mint, the Adviser, the Administrator, the Cash Custodian, the Administrator, the Transfer Agent, the Marketing Agent and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this prospectus, and Seward & Kissel LLP has not independently verified such information.
The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.
Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.
A lack of regular shareholder meetings, limited voting rights and provisions that restrict Shareholders’ right to bring derivative actions may adversely affect Shareholders.
Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. No registered owner shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust, unless two or more registered owners, who (i) are not affiliates of one another and (ii) collectively hold at least 25% of outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. The foregoing limitation shall not apply to any derivative action, suit or other proceeding brought on behalf of the Trust for claims under the federal securities laws and the rules and regulations thereunder.

Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act (the “DSTA”) specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.”
Notwithstanding the foregoing limitation, Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
The Trust does not have a board of directors or an audit committee, and therefore lacks the oversight and review functions that those bodies would typically perform.
The Trust does not have a board of directors or an audit committee, and therefore lacks the oversight and review functions that those bodies would typically perform. The Trust’s operations will be managed by the Sponsor. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares. It is possible that conflicts may arise between the Sponsor, its affiliates, the Trust and its Shareholders. In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance and sale of Creation Units primarily consist of unencumbered, fully allocated Sprott ESG Approved Gold deposits. Such deposits are held by the Mint on behalf of the Trust.  Physical gold bullion held by the Trust will be delivered by or to Authorized Participants in connection with creations and redemptions of Creation Units or will be sold to pay the Trust’s fees and expenses.

OVERVIEW OF THE GOLD SECTOR
Introduction to the Gold Industry and its Participants
The participants in the world gold market may be classified in the following sectors: the mining and producer sector, the banking sector, the official sector, the investment sector and the manufacturing sector.
The mining and producer sector includes mining companies that specialize in gold production, mining companies that produce gold as a by product of other production (such as copper or silver producers), scrap merchants and recyclers. The banking sector is composed of bullion banks that provide a variety of services to the gold market and its participants, thereby facilitating interactions between other parties.  Services provided by bullion banks include traditional banking products as well as physical gold purchases and sales, hedging and risk management, inventory management for industrial users and consumers, mine financing, and gold deposit and loan instruments.  The official sector includes the activities of the various central banking operations of gold holding countries.  According to statistics released by the World Gold Council, central banks are estimated to have held approximately 35,571 tonnes of gold reserves as of December 2021.  Under the current Central Bank Gold Agreement, which was renewed by 19 central banks on August 7, 2009 and took effect on September 26, 2009, 19 central banks have agreed to sell, in total, not more than 400 tonnes per year in the aggregate, and not more than 2,000 tonnes over the life of the five-year agreement.  The investment sector includes the investment and trading activities of both professional and private investors and speculators.  These participants range from large hedge funds and mutual funds to day traders on futures exchanges and retail level coin collectors.  Finally, the manufacturing sector represents all the commercial and industrial users of gold for whom gold is a daily part of their business.  The jewelry industry is a large industrial user of gold.  Other industrial users of gold include the electronics and dental industries.
Sources of Gold Supply
Sources of gold supply include both mine production and recycling or mobilizing of existing above-ground stocks.  The largest portion of gold supplied into the market annually is from gold mine production.  The second largest source of annual gold supply is from gold scrap, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold.  From 2000 to 2009, sales by the official sector, which includes central banks, outstripped official sector purchases, creating additional supply of gold into the marketplace.  However, since 2010, the official sector has been a net buyer of gold and has thus contributed to the net demand of gold.  Net producer hedging accelerates the sale of physical gold and can therefore impact, positively or negatively, supply in a given year.
Mine production
Mine production includes gold produced from both primary deposits and secondary deposits, where the gold is recovered as a by product metal from other mining activities.  Since 2010, the amount of new gold that is mined each year has been substantially lower than the level of physical demand.  For example, from 2010 to 2016, new mine production was approximately 69% of the total demand.  In 2020, mine supply met 95% of total demand. The shortfall in total supply has been met by additional supplies from existing above ground stocks, predominantly coming from the recycling of fabricated gold products, official sector sales and net producer hedging.
Gold Scrap
Gold scrap is gold that has been recovered from fabricated products, melted, refined and cast into bullion bars for subsequent resale into the gold market.  The predominant source of gold scrap is recycled jewelry, the supply of which is largely a function of price and economic circumstances.  Other sources of gold scrap include electrical wiring and dental implants.
Official sector sales
Historically, central banks, other governmental agencies and multi-lateral institutions have retained gold as a strategic reserve asset.  However, over the past two decades, the official sector has been a net seller of gold to the private sector.  According to Gold Fields Mineral Services Ltd. (“GFMS”), the official sector has supplied an average of 442 tonnes of gold per year from 2000 to 2009, inclusive.  In 2010, however, the official sector once again became a net purchaser of gold for the first time since 1988. Official sector net purchases of gold have continued from 2011 to 2020. Gold’s price performance, safe haven characteristics and concerns over the safety of the major reserve currencies (the dollar, euro and yen) are the primary reasons for this shift.  The official sector is expected to continue to play an important role in the dynamics of the gold market.
Net producer hedging
Net producer hedging creates incremental supply in the market by accelerating the timing of the sale of unmined gold.  A mining company wishing to protect itself from the risk of a decline in the gold price may elect to sell some or all of its anticipated production for delivery at a future date.  A bullion dealer accepting such a transaction will finance it by borrowing an equivalent quantity of gold (typically from a central bank), which is immediately sold into the market.  The bullion dealer then invests the cash proceeds from that sale of gold and uses the yield on these investments to pay the gold mining company the premium available on gold for future delivery (the “contango”).  When the mining company delivers the gold it has contracted to sell to the bullion dealer, the dealer returns the gold to the lender or rolls the loan forward in order to finance similar transactions in the future.  While over time the hedging transactions involve no net increase in the supply of gold to the market, they do accelerate the timing of the sale of gold sold prior to production, which has an impact on the balance between supply and demand at any given time.
Sources of Gold Demand
Demand for gold is driven primarily by demand for jewelry, which is used for adornment and, in much of the developing world, as an investment.  Retail investment and industrial applications represent increasingly important, though relatively small, components of overall demand.  Retail investment is measured as customer purchases of bars and coins.  Gold bonding wire and gold plated contacts and connectors are the two most frequent uses of gold in industrial applications.  Gold demand is widely dispersed throughout virtually all countries in the world.  While there are seasonal fluctuations in the levels of demand for gold (especially jewelry) in many countries, variations in the timing of such fluctuations in different countries mean that seasonal changes in demand do not have a significant impact on the global gold price.
Jewelry
The primary source of gold demand is gold jewelry.  The motivation for jewelry purchases differs in various regions of the world.  In the industrialized world, gold jewelry tends to be purchased purely for adornment purposes, while gold’s attributes as a store of value and a means of saving provide an additional motivation for jewelry purchases in much of the developing world.  Price and economic factors, such as available wealth and disposable income, are the primary factors in jewelry demand.  Jewelry purchased purely for adornment purposes is generally of lower caratage or purity, but with greater added value in terms of design input and improved finishes.  In those parts of the world where the additional motivation of savings or investment applies to the purchase of jewelry (such as Asia, the Indian subcontinent and the Middle East), gold jewelry is generally of higher caratage, and the purchase price more closely reflects the value of the gold contained in each item.
Retail and institutional investment
Retail and institutional investment demand covers coins and bars meeting the standards for investment gold adopted by the European Union, extended to include medallions of no less than 99% purity, and bars or coins which are likely to be worn as jewelry in certain countries.  Retail investment is measured as net purchases by the ultimate customer.
Electronics, dentistry and other industrial and decorative applications
Gold bonding wire and gold plated contacts and connectors are the two most frequent uses of gold in electronics.  Other uses include high-melting point gold alloy solders and gold thick film pastes for hybrid circuits.  In conservative and restorative dentistry, gold is generally alloyed with other noble metals and with base metals for inlay and onlay fillings, crown and bridgework and porcelain veneered restorations.  Increasingly, pure gold electroforming is being used for dental repairs.  Other industrial applications of gold include the use of thin gold coatings on table and enamel ware for decorative purposes and on glasses used in the construction and aerospace industries to reflect infrared rays.  Small quantities are also used in various pharmaceutical applications, including the treatment of arthritis, and in medical implants.  Future applications for gold catalysts are in pollution control, clean energy generation and fuel cell technology.  In addition, work is under way on the use of gold in cancer treatment.
World Gold Supply and Demand and End-Use Consumption
Gold is a physical asset that is primarily accumulated, rather than consumed.  As a result, virtually all the gold that has ever been mined still exists today in one form or another.
The following table summarizes the historical supply and demand for gold:
World Gold Supply and Demand (January 2010 – December 2020)

Source: World Gold Council
Operation of the Gold Market
The global trade in gold consists of Over-the-Counter (“OTC”), transactions in spot, forwards, and options and other derivatives, together with exchange traded futures and options. The Trust is not aware of a separate market for Sprott ESG Approved Gold and does not believe that one will develop.  There is no industry standard for ESG factors that apply to gold production.  The ESG Criteria used by the Sponsor to screen the sources for the Trust’s Sprott ESG Approved Gold may or may not be consistent with current or future standards used by others in the industry.
Over-the-Counter Market
The OTC gold market includes spot, forward and option and other derivative transactions conducted on a principal-to-principal basis.  While this is a global 24-hour per day market, its main centers are London, New York and Zurich.  Thirteen members of the London Bullion Market Association (the “LBMA”), the London based trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, act as OTC market makers, and most OTC market trades are cleared through London.  The LBMA plays an important role in setting OTC gold trading industry standards.  The LBMA’s “London Good Delivery Lists” identify approved refiners of gold.  In the OTC market, gold that meets the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA-acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA are “London Good Delivery” bars.  A London Good Delivery bar (typically called a “400 ounce bar”) must contain between 350 and 430 fine troy ounces of gold (1 troy ounce = 31.1034768 grams), be of a minimum fineness (or purity) of 995 parts per 1000 (99.5%), be of good appearance and be easy to handle and stack.  The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar by the fineness of the bar.
London Bullion Market
Although the market for physical gold is distributed globally, most OTC market trades are cleared through London.  In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators.  A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited smelters and assayers of gold.  The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.
All London Good Delivery gold is priced equally; the only requirement is that it meets LBMA standards. For instance, LBMA changed its gold sourcing standards in 2012. Because gold is generally never destroyed once it is minted, today there are London Good Delivery gold bars available that were created before 2012 (using pre-2012 LBMA standards) (“Pre-2012 LBMA Bars”) and London Good Delivery gold bars that were created after the 2012 standards were implemented by the LBMA (“Post-2012 LBMA Bars”).  When purchasing London Good Delivery gold bars, it is possible to selectively purchase Post-2012 LBMA Bars.  Notwithstanding the differing sourcing standards, both Pre-2012 LBMA Bars and Post-2012 LBMA Bars are priced the same.
LBMA Gold Price is the price per troy ounce in U.S. dollars, of unallocated gold delivered in London determined by IBA following an electronic auction consisting of one or more 30-second rounds starting at 10:30 a.m. (London time) (in the case of LBMA Gold Price AM) or 3:00 p.m. (London time) (in the case of LBMA Gold Price PM) on each day that the London gold market is open for business, and published shortly thereafter.
Futures Exchanges
The most significant gold futures exchanges are the COMEX, operated by Commodities Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc., and the Tokyo Commodity Exchange (“TOCOM”).  The COMEX is the largest exchange in the world for trading metals futures and options and has been trading gold since 1974, while the TOCOM has been trading gold since 1982.
Market Regulation
The global gold markets are overseen and regulated by both governmental and self-regulatory organizations.  In addition, certain trade associations have established rules and protocols for market practices and participants.  In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LBMA, falls under the authority of the United Kingdom’s Financial Services Authority (“FSA”), as provided by the Financial Services and Markets Act 2000 (the “FSM Act”).  Under the FSM Act, all U.K.-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.  The FSA is responsible for regulating investment products, including derivatives, and those who deal in investment products.  Regulation of spot, commercial forwards, and deposits of gold and silver not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.
Participants in the U.S. OTC market for gold are generally regulated by their existing market regulators.  For example, participating banks are regulated by the banking authorities.  In the United States, Congress created the Commodity Futures Trading Commission (the “CFTC”) in 1974 as an independent agency with the mandate to regulate commodity futures and option markets in the United States.  The CFTC regulates market participants and has established rules designed to prevent market manipulation, abusive trade practices and fraud.  The CFTC requires that any trader holding an open position of more than 100 lots (i.e., 10,000 ounces) in any one contract month on COMEX must declare his or her identity, the nature of his or her business (hedging, speculative, etc.) and the existence and size of his or her positions.

Market integrity on the TOCOM is preserved by the TOCOM’s authority to perform financial and operational surveillance on its members’ trading activities, scrutinize positions held by members and large scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets’ prices. To act as a Futures Commission Merchant Broker, which is a required certification for a broker that intends to trade in commodities and commodity futures, a broker must obtain a license from Japan’s Ministry of Economy, Trade and Industry METI.  METI establishes the rules for operation of TOCOM and administers the exchange and its members through legal requirements and various supervisory functions.
Historical Price Movement and Analysis
Fluctuations in the price of gold are expected to influence the price of the Shares.  Investors should be aware of the historical movements in gold prices and understand what events and forces may have caused these movements to occur.  The following chart displays the historical performance of gold.
Source: Bloomberg, December 31, 2021
An investment in the Trust will not replicate the performance of spot gold prices, due to the fees and expenses associated with the Trust.
From March 2001 to August 2011, gold experienced strong price appreciation. Interest in gold accelerated following the great financial crisis (“GFC”) in 2008 as investors sought safe-haven investments from falling stock, credit and real estate markets. In response to the GFC, many central bank initiated experimental monetary policies like quantitative easing and zero interest rates to stimulate economic growth and deflation. In this environment, gold performed exceptional well.
In early 2013, the gold price reversed course as bond yields surged, resulting from the Federal Reserve's (Fed) announcement of future tapering of its policy of quantitative easing. The price for gold eventually bottomed at the end of 2015.
A new bull market in gold commenced in January 2016 on growing concerns about zero and negative interest rate policies and exploding government debt levels in a number of key economies. In mid-2019, the gold price broke through technical resistance levels when the Federal Reserve unexpectedly did a U-turn and reverted back to ‘easy’ money policies.
In 2020, there was a surge of interest in gold as the spot price had its eighth-best annual return in 50 years. During the first half of 2020, gold was benefitted from investors seeking safety from the economic fallout caused by the COVID-19 pandemic. While during the second half, the impact of the global COVID-19 pandemic catalyzed the U.S. Federal Reserve to  move towards MMT (modern money theory) style policies, zero interest rate policies (ZIRP), QE (quantitative easing) Infinity, and average inflation targeting (AIT).
The Rationale for Investing in Gold
Gold ownership may help to protect a portfolio from inflation, deflation, stagflation, systemic failure, financial collapse and currency devaluation.  Investors may purchase gold because of the view that, unlike other investments, gold’s tangible physical properties, negative correlation to other asset classes and use as an inflation hedge provide a way to reduce the risk of a portfolio.
Unlike traditional stocks, bonds and money market instruments, gold is an asset whose price generally is independent of earnings, future growth or promised payments due to its certain physical and tangible properties.  These properties allow gold to be converted into other goods and investments, which may provide investors with more immediate liquidity than alternative investments.  Unlike paper-backed assets, gold cannot be created at will.  Many investors also see gold as a store of value in times of uncertainty and market duress because it generally is independent of country, industry and company specific issues.
Low correlation with other asset classes
Gold’s low historical correlation with other major asset classes has been held to offer an investor the opportunity to diversify across a portfolio’s risk spectrum.  Over the long-term, gold has historically retained value more effectively than other assets.  Although gold is a commodity and an investment asset, it tends to move independently of other key asset classes and commodities, especially during times of crisis.
Gold as an investment has demonstrated a sustained, long-term low correlation to the S&P 500 index, widely regarded as the standard for measuring the performance of large-cap U.S. companies.  The following table displays gold’s correlation with various equity indices (a value of 1 would indicate a perfect correlation and a value of −1 would indicate a perfect inverse correlation):
Correlation of Gold Relative to(1)
	1 year	3 year	5 year	10 year
S&P 500 Index(2)	0.254	0.212	0.138	0.075
S&P/TSX Composite Index(2)	0.365	0.226	0.169	0.262
MSCI EAFE Index(2)	0.494	0.148	0.134	0.137
S&P/TSX Global Gold Index	0.880	0.799	0.789	0.825
US 10yr Treasury	-0.455	-0.345	-0.346	-0.357

Source:  Bloomberg, December 31, 2021. (Monthly correlations used for calculation purposes).
Notes:
(1)	1 indicates a perfect correlation; −1 indicates a perfect inverse correlation. Correlations are calculated using monthly returns.
(2)
The total return numbers for the indices are represented by the following: for the S&P 500, the S&P 500 Total Return Index; for the S&P/TSX Composite Index, the S&P/TSX Composite Total Return Index; for the MSCI EAFE Index, the MSCI EAFE Gross Daily Total Return Index; and for the S&P/TSX Global Gold Index, the S&P/TSX Global Gold Total Return Index.

Use as an inflation and U.S. dollar hedge
Historically, gold has been viewed as an effective hedge against a decrease in the value of the U.S. dollar and inflation.  Gold has maintained its long-term value, as measured by purchasing power, more effectively than most currencies and fixed assets.  In 1971, the U.S. moved away from the gold standard.  As gold prices have generally increased during times of U.S. dollar decline and during inflationary periods, gold may provide a hedge against money creation and purchasing power erosion.

Historically, there is an approximate one-for-one relationship between the price of gold and the general price level in the United States, where a 1% rise in U.S. inflation has resulted in a corresponding 1% rise in the long-term price of gold.  However, short-run gold prices have demonstrated much more volatility, and tend to fluctuate in response to any number of changes in the supply and demand forces, along with a number of other factors.  These factors include political and financial shocks, as well as short-run changes in the U.S. inflation rate, inflation volatility, credit risk, the U.S. dollar trade weighted exchange rate, the gold lease rate and the relative beta for gold.

SPROTT ESG APPROVED GOLD AND UNALLOCATED GOLD
Sprott ESG Approved Gold
Sprott ESG Approved Gold is fully allocated unencumbered physical gold bullion that meets certain environmental, social and governance (“ESG”) standards and criteria that are established by the Sponsor.  An overview of the Sponsor’s application of the ESG Criteria to mining companies and mines that may be potential sources of Sprott ESG Approved Gold is provided below.
Sprott ESG Approved Gold will be produced by the Mint specifically for the Trust using raw material that meets the criteria discussed below. Sprott ESG Approved Gold, as defined for purposes of the Trust, is not available in the general marketplace, although others, including other funds, may use the term “ESG” for gold used for their purposes.
The term “Sprott ESG Approved Gold” refers to gold that is physically indistinguishable from other gold but that has been sourced and produced in a manner consistent with the ESG standards and criteria used by the Sponsor (the “ESG Criteria”), which are designed to provide investors with an enhanced level of ESG scrutiny along with disclosure of the provenance of the metal sourced, and include an evaluation of mining companies and mines. The ESG Criteria are anticipated to evolve over time at the discretion of the Sponsor. Also, one or more criterion may not be relevant with respect to all sources of gold that are eligible for investment. Factors that could be considered by the Sponsor in modifying the ESG Criteria include changes to current gold mining techniques or standards, evolving legal standards, the introduction of new standards or evaluation frameworks within the mining industry or the elimination of existing standards or frameworks that in the view of the Sponsor are relevant to the ESG assessment of a mining company or mine site. Mining companies and mines that meet the ESG Criteria (“Sprott ESG Approved Mining Companies” and “Sprott ESG Approved Mines”, respectively) must also comply with the Mint Responsible Sourcing Requirements (as defined below). An overview of the Sponsor’s application of the ESG Criteria to mining companies and mines that can provide the material for Sprott ESG Approved Gold is provided below. To ensure that its physical gold bullion will meet the ESG Criteria, the Trust will only accept gold bullion refined by the Mint after the launch date, which we expect to be immediately after the effectiveness of this prospectus.
The application of the ESG Criteria involves multiple levels of analysis.  While the Sponsor’s evaluation of mines and mining companies will include the objective factors discussed below, the Sponsor will also evaluate company reports and, where possible, interview key personnel to assess whether such a mining company or mine meets the ESG Criteria, which will require the subjective judgment of the Sponsor.  The selection of these factors and how they are applied will be based, at least to some degree, on the judgment of the Sponsor and may or may not be consistent with current or future standards used by others in the industry.  The ESG Criteria are subject to change by the Sponsor in its sole discretion. Any such changes will be reflected on the Trust’s website promptly after any change to the ESG Criteria, Sprott ESG Approved Mines or Sprott ESG Approved Mining Companies has been made.
The Sponsor’s fee, which will be paid for by the Trust, and thus the shareholders, will include any costs associated with researching, establishing and maintaining the ESG Criteria, assessing mining companies and mines against certain of the ESG Criteria and the diligence of the Trust’s Sprott ESG Approved Gold Holdings.  The Sponsor will conduct research on each mining company using its in-house investment professionals and may use outside consultants.
Mint Responsible Sourcing Requirements
The ESG Criteria are in addition to those used in the LBMA Responsible Sourcing Program, as detailed in the LBMA’s Responsible Gold Guidance, and are designed to provide investors with an enhanced level of ESG scrutiny along with disclosure of the provenance of the metal sourced. The Mint currently requires that its refining customers, including mines, to meet the requirements outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the LBMA Responsible Gold Guidance, the Mint’s Responsible Metals Program and the Mint’s Anti-Money Laundering and Anti-Terrorist Financing Program in compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, the “Mint Responsible Sourcing Requirements”). The initial and ongoing screening of refining customers includes: Know Your Customer (KYC) verifications, detailed information on sourcing, including site visits in accordance with the

Mint’s risk assessment rating, review of human rights policies, anti-bribery and anti-corruption policies and controls, as well as screening on watch lists and through adverse media checks. Only mines which the Mint determines meet and maintain the Mint Responsible Sourcing Requirements and with whom the Mint has a contractual refining relationship (each a “Mint Approved Mine”, collectively the “Mint Approved Mines”) will be eligible for consideration by the Sponsor as a provider of Sprott ESG Approved Gold. The Mint will cease refining gold from any Mint Approved Mine that no longer meets the Mint Responsible Sourcing Requirements, as determined by the Mint from time to time. The Mint Responsible Sourcing Requirements are subject to change by the Mint in its sole discretion.
The ESG factors are a component of the ESG Criteria and are used for the ESG assessment of mines and miners, and generally will encompass the following factors:
Environmental Factors
•	Energy use and greenhouse gas emissions
•	Tailings and waste management
•	Conservation and water management
•	Mine site remediation
Social Factors
•	Worker safety and health
•	Community relations
•	Natural resource benefit to local communities
•	Child and forced labor
Governance Factors
•	Corporate governance
•	Workplace and gender diversity
•	Fair executive compensation
•	Corporate transparency and disclosures
Additional ESG Screening
Mining companies that qualify for the LBMA’s Responsible Sourcing Program and are Mint Approved Mines will then be subject to two levels of ESG screening by the Sponsor: at the overall company level and at the individual mine site level.
First, the Sponsor will evaluate a mining company that operates a Mint Approved Mine using ESG factors determined by the Sponsor (described below).  This evaluation will use a number of tools, which include ratings from third-party research providers, such as Sustainalytics ESG Risk Ratings, along with sell-side equity research reports.  With respect to corporate governance, the Sponsor will evaluate recommendations from proxy voting research providers, such as the Glass Lewis Proxy Review.  The Sponsor will also use compliance with precious metals industry standards as an objective factor in its evaluation of such mining companies.  Each such mining company with high ESG ratings and favorable recommendations from proxy voting research providers that complies with precious metals industry standards will be determined by the Sponsor to be a “Sprott ESG Approved Mining Company.”
Second, the Sponsor will evaluate individual mine site locations of each Sprott ESG Approved Mining Company. Each mine location of a Sprott ESG Approved Mining Company will then be evaluated by the Sponsor as follows: (1) the performance of each mine against various indicators in the Mining Association of Canada’s Towards Sustainable Mining standards; (2) using the ESG factors described above; and (3) whether such mine is in a heightened risk or conflict area. Heightened risk or conflict areas include areas where:
•	human rights abuses, forced or child labor, war crimes or genocide are prevalent;

•	mines are involved in direct or indirect support to non-state actors that use arms without legal authority;
•	mines transport gold or supplies along routes that involve payment of illegal taxes or extortions; and
•	mines are involved in money laundering or terrorism financing.
Each mining location of that Sprott ESG Approved Mining Company that (a) the Sponsor determines to meet the Mining Association of Canada’s Towards Sustainable Mining standards and the ESG factors, and (b) is not in a heightened risk or conflict area will be designated as a Sprott ESG Approved Mine.  Only Sprott ESG Approved Mines will be permitted to supply the raw material for Sprott ESG Approved Gold to the Mint, which will then refine the raw material to create Sprott ESG Approved Gold for the Trust.  This means that the provenance of Sprott ESG Approved Gold will be known to the Trust. Notwithstanding its special provenance, there is no separate market for gold from Sprott ESG Approved Mines.
Based on its analysis of certain existing mines and taking into consideration the amount of physical gold bullion held by existing gold bullion ETFs, the Sponsor believes that a sufficient amount of raw material to create Sprott ESG Approved Gold for the Trust exists and will exist in the future. Current output from North American mines that the Sponsor estimates would likely meet the definition of Sprott ESG Approved Mines (based on currently available public information) is between $12 and $15 billion per year. If the Sprott ESG Approved Gold held by the Trust would increase in any given year by approximately 25% of that estimated output, the Mint has represented that it would have the operational capacity to refine such amount of Sprott ESG Approved Gold.  If the Trust’s increase would exceed that amount, the Trust would have to locate additional refiners, either in North America (for doré mined in North America) or elsewhere (for doré mined outside of North America); based on its experience in the gold industry, the Sponsor does not expect any difficulties with engaging such additional refiners in a timely manner.
Where You Can Find Current Information About ESG Criteria, Sprott ESG Approved Mining Companies and Sprott ESG Approved Mines
As of the date of this prospectus, the Sprott ESG Approved Mining Companies are Agnico Eagle Mines Limited and Yamana Gold Inc. and the Sprott ESG Approved Mines are Canadian Malartic, Detour Lake, Goldex, LaRonde Complex, Meadowbank Complex and Meliadine.  The Trust maintains and makes publicly available on its website (sprott.com/sesg) current lists of the ESG Criteria, and Sprott ESG Approved Mines and Sprott ESG Approved Mining Companies from which the Trust sources its Sprott ESG Approved Gold.
The Trust anticipates that Sprott ESG Approved Mines and Sprott ESG Approved Mining Companies may be added or removed from such lists over time based on, among other things, whether such Sprott ESG Approved Mines and Sprott ESG Approved Mining Companies meet the evolving ESG Criteria and whether they are Mint Approved Mines. The Trust will update the information on its website promptly after any change to the ESG Criteria, Sprott ESG Approved Mines or Sprott ESG Approved Mining Companies.
Initially, the Sponsor will evaluate mining companies with operations located primarily in Canada and the United States, which are jurisdictions with high standards of governance, oversight and adherence to regulations, as potential sources for Sprott ESG Approved Gold.  The Sponsor expects that, over time, mines in other jurisdictions may be evaluated as potential sources for Sprott ESG Approved Gold, provided that such mines can meet the ESG Criteria as described above.

Ongoing Monitoring Process
The Sponsor will monitor diligence processes for the Trust’s Sprott ESG Approved Gold Holdings held at the Mint, and the Mint has agreed to grant the Sponsor access to the Mint’s records relating to the Allocated Gold Custody Agreement for purposes of enabling the Sponsor to confirm that the Trust’s gold held by the Mint identified as Sprott ESG Approved Gold originates from one or more Sprott ESG Approved Mines. See “The Mint—Verification of Sprott ESG Approved Gold Held by the Mint” for more information.
Accordingly, the Sponsor will perform, or cause a designated representative to perform, due diligence in the form of periodic inspections, certifications and audits of the Trust’s Sprott ESG Approved Gold Holdings in accordance with the Allocated Gold Custody Agreement. It is possible that, upon such diligence, the Sponsor or its designated representative could discover that certain of the Trust’s Sprott ESG Approved Gold Holdings were from mines that no longer satisfy the Trust’s ESG Criteria.  As described above, mining companies or mines that have been previously determined to satisfy the Trust’s ESG Criteria may be removed from the list of Sprott ESG Approved Mining Companies or Sprott ESG Approved Mines if the Sponsor determines that, due to errors in ongoing monitoring or diligence or additional information obtained by the Sponsor or the Mint, the mining company or mine should not remain on the list of Sprott ESG Approved Mining Companies or Sprott ESG Approved Mines. The Mint will also stop refining gold from Mint Approved Mines that no longer meet the Mint Responsible Sourcing Requirements, as determined by the Mint from time to time. In such a case, the Sponsor will determine, in its sole discretion, whether it is advisable to cause the Trust to exchange its gold holdings sourced from that mine.  If the Sponsor deems it advisable to exchange such gold holdings, it will use reasonable best efforts to exchange the gold in the normal course without adversely affecting the Trust, such as through allocating such gold to redemptions of Creation Units or selling such gold to pay the Trust’s expenses.  Costs for audits performed by the Sponsor or its designated representatives will be borne by the Sponsor.
There Is No Industry Standard for ESG Factors that Apply to Gold Production
There is no industry standard for ESG factors that apply to gold production. The ESG Criteria and the processes and methods for producing and using Sprott ESG Approved Gold for the Trust’s operations have been developed by the Sponsor specifically for the Trust; specifically, the Mint will segregate the doré, which is the term used for raw material created by mines that is used to refine gold, received from Sprott ESG Approved Mines from doré originating from non-Sprott ESG Approved Mines, and will segregate Sprott ESG Approved Gold from gold produced from doré originating from non-Sprott ESG Approved Mines. Sprott ESG Approved Gold will be produced by the Mint in special runs that will ensure that no gold from non-Sprott ESG Approved Mines will be included in the bars of Sprott ESG Approved Gold. No such special runs will take place until the launch of the Trust; therefore, there have been no market transactions in Sprott ESG Approved Gold. The Trust is not aware of a separate market for Sprott ESG Approved Gold and does not believe that one will develop. Bars that consist of Sprott ESG Approved Gold are not marked in any special way, nor do such bars have any special physical characteristics (aside from consisting only of Sprott ESG Approved Gold) and they are indistinguishable from LBMA London Good Delivery gold. Once Sprott ESG Approved Gold bars leave the possession of the Trust, they will be treated as regular LBMA London Good Delivery gold. It is not possible for a market participant to purchase all the Sprott ESG Approved Gold bars in order to affect the ability of the Trust to add Sprott ESG Approved Gold bars to its inventory, as the Trust relies on the Mint to refine and produce the Sprott ESG Approved Gold bars and does not rely on any bars that have left the possession of the Trust. Although there are additional costs associated with sourcing and producing Sprott ESG Approved Gold that will be included in the Sponsor’s fee, the value of the Sprott ESG Approved Gold held by the Trust will be determined by utilizing the LBMA Gold Price PM (as defined herein), which does not distinguish between gold that meets ESG Criteria and gold that does not. The ESG Criteria used by the Sponsor to screen the sources for the Trust’s Sprott ESG Approved Gold may or may not be consistent with current or future standards used by others in the industry.
How Sprott ESG Approved Gold will be Created for the Trust
As indicated above, the raw material created by mines that is used to refine gold is called “doré”. In order to create Sprott ESG Approved Gold, the Mint will, upon request by Sponsor on behalf of the Trust, from time to time refine doré from Sprott ESG Approved Mines to produce bars of Sprott ESG Approved Gold.  Because each Sprott ESG Approved Mine also is a Mint Approved Mine, the Mint has a contractual refining relationship with each Sprott ESG Approved Mine which enables it to source the doré to refine Sprott ESG Approved Gold. The doré used to create Sprott ESG Approved Gold is indistinguishable from doré already used by the Mint for gold production; no separate market or marketplace exists for gold produced using such doré. Sprott ESG Approved Gold is the combination of sourcing of the doré and production of the gold by the Mint in special production runs.
In order to ensure that the Sprott ESG Approved Gold created by the Mint uses only doré from Sprott ESG Approved Mines, the Mint will create the Trust’s Sprott ESG Approved Gold in special production runs, and will charge a special processing fee for that.  This special processing fee, along with any additional costs associated with the enhanced sourcing requirements of Sprott ESG Approved Gold, including researching, establishing and maintaining the ESG Criteria, assessing mining companies and mines against certain of the ESG Criteria and the diligence of the Trust’s Sprott ESG Approved Gold Holdings will be included in the Sponsor’s fee.

No Separate Market for Sprott ESG Approved Gold
As discussed in “Overview of the Gold Sector” section above and “Calculation of the Trust’s NAV” below, all London Good Delivery gold is deemed fungible by participants in the gold market and is valued the same.  For example, Pre-2012 LBMA Bars and Post-2012 LBMA Bars are priced identically, even though the doré to create gold Post-2012 LBMA Bars is subject to different and generally more rigorous responsible gold sourcing guidelines than gold used to create Pre-2012 LBMA Bars.

In addition, as indicated above, there is no industry standard for ESG factors that apply to gold production and even if an industry standard for ESG factors that apply to gold production were to develop, it is likely that such industry standards would be different than the ESG Criteria.  The ESG Criteria and the method for producing and using Sprott ESG Approved Gold for the Trust’s operations have been designed by the Sponsor specifically for the Trust, and the ESG Criteria are not used by anyone other than the Trust. The Mint will not conduct any special runs to produce Sprott ESG Approved Gold until the launch of the Trust; therefore, there have been no market transactions in Sprott ESG Approved Gold.  The Trust is not aware of a separate market for Sprott ESG Approved Gold and does not believe that one will develop, both because the ESG Criteria are unique to the Trust and the uniform pricing of London Good Delivery gold throughout the gold market, as shown by the example of Pre-2012 LBMA bars and Post-2012 LBMA bars.

Unallocated Gold
The Trust’s assets will also include unallocated physical gold bullion stored by the Mint in unallocated accounts on behalf of the Trust and cash. Unallocated gold is gold stored by or on behalf of the Mint in a pool on behalf of its customers; gold in that pool is not specifically designated as being held by a particular customer and shall mean, for purposes of the Trust, any gold that does not qualify as Sprott ESG Approved Gold.

While there is no minimum amount of Sprott ESG Approved Gold that the Trust will hold, the Sponsor expects to exchange the Trust’s holdings of unallocated physical gold into Sprott ESG Approved Gold as soon as reasonably practicable, to the extent that unallocated physical gold is not needed under the circumstances described herein.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The Trust is newly formed and has not commenced operations and therefore does not have any financial information on which to assess the Trust's financial condition or results of operations.

DESCRIPTION OF THE TRUST
General
The Trust is a statutory trust formed under the laws of Delaware.  Initially, the registry of Shareholders will be recorded in the books and records of the Trust by the Transfer Agent. Shares issued by the Trust will be held in electronic format through a book entry system.
The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act.  The Trust is not a “commodity pool” for purposes of the CEA.
Purpose of the Trust
The investment objective of the Trust is for the Shares to closely reflect the performance of the price of gold, less the Trust’s expenses and liabilities, through an investment in physical gold bullion that meets certain ESG criteria determined by the Sponsor and on a temporary basis in unallocated gold.  The assets of the Trust that are held by the Mint consist primarily of fully allocated unencumbered Sprott ESG Approved Gold that is sourced only from Sprott ESG Approved Mines, as determined by the Sponsor, which operate with high ESG standards at the time such Sprott ESG Approved Gold is acquired by the Trust. These standards are intended to be even more rigorous than those used in the LBMA’s Responsible Sourcing Program and include numerous factors as described in “Sprott ESG Approved Gold and Unallocated Gold” above.
Assets of the Trust
The Trust’s assets are expected to consist primarily of Sprott ESG Approved Gold, unallocated physical gold bullion and cash. As described below, the Trust will hold unallocated gold on a temporary basis, particularly in connection with creations and redemptions. Such unallocated gold will not qualify as Sprott ESG Approved Gold. The Trust does not have a minimum amount of Sprott ESG Approved Gold that it is required to hold at any given time. Sprott ESG Approved Gold and unallocated gold are described in more detail in “Sprott ESG Approved Gold and Unallocated Gold” above.
The Trust will not trade in gold futures, options or swap contracts on any futures exchange or over the counter (“OTC”).  The Trust will not hold or trade in commodity futures contracts, “commodity interests”, or any other instruments regulated by the Commodity Exchange Act.  The Trust’s Cash Custodian may hold cash temporarily received from the sale of gold.  The Trust’s assets will only consist of Sprott ESG Approved Gold, unallocated gold and cash.
From time to time, on a temporary basis the Trust will hold unallocated physical gold bullion under the following circumstances: (1) in connection with transfers of gold to settle creations and redemptions of Creation Units (as defined below); (2) until additional Sprott ESG Approved Gold can be produced by the Mint; (3) to the extent that the Trust holds gold in an amount less than a whole bar; and (4) in connection with payment of expenses of the Trust.  Although the Trust intends to instruct the Mint to exchange unallocated physical gold bullion to Sprott ESG Approved Gold as soon as reasonably practicable, there is no limit on the amount of unallocated physical gold bullion that the Trust can hold.  The Mint’s ability to exchange unallocated physical gold bullion into Sprott ESG Approved Gold depends on various factors, including the size of the Trust’s unallocated physical gold bullion holdings, the Trust’s need for unallocated physical gold bullion to meet redemption requests, the availability of raw material for the Mint to produce additional Sprott ESG Approved Gold, the Mint’s production capacity and certain minimum size requirements.
The Trust does not intend to hold a certain amount and maintains no minimum amount of gold in unallocated form to satisfy redemption requests or to pay expenses.  Because the Trust has to pay the Sponsor’s fee on a monthly basis and may receive a redemption request on any given business day (days other than a Saturday, Sunday or holiday) (“Business Day”), the Trust expects to hold some amount of unallocated gold at any given point in time.  The Trust’s holdings of unallocated gold may be a significant percentage of the Trust’s assets if, for example, the Trust has received more requests for creations than redemptions or the Trust’s unallocated gold holdings are not sufficient to meet certain minimum size requirements to exchange unallocated gold to Sprott ESG Approved Gold at the Mint.  There may be other times when the Trust’s holdings of unallocated gold are a significant percentage of the Trust’s assets, and there is no maximum percentage of the Trust’s assets that may consist of unallocated gold.  The Trust may need to instruct the Mint to exchange Sprott ESG Approved Gold into unallocated gold if insufficient unallocated gold is available to be sold to pay expenses or to meet redemption requests. Unallocated gold has been used for creation and redemption requests by gold ETFs and ETPs for many years and has become the main form of gold in which creation and redemption requests are settled. Because Authorized Participants (as defined below) expect redemption requests to be settled through the delivery of unallocated gold (as opposed to allocated gold which is in the form of physical bars), the Trust may at times need to exchange allocated for unallocated gold.
Because Sprott ESG Approved Gold can be sourced by the Mint only from a limited number of Sprott ESG Approved Mines, from time to time the Mint’s supply of raw material for Sprott ESG Approved Gold may not be sufficient to meet the Trust’s requests to convert unallocated gold received from the issuance of Creation Units into Sprott ESG Approved Gold.  The Mint expects that the creation of new Sprott ESG Approved Gold bars would take about five Business Days, subject to availability, the Mint’s production capacity and certain minimum size requirements.  Although the Trust intends to instruct the Mint to convert unallocated gold into Sprott ESG Approved Gold as soon as reasonably practicable, there is no limit on the amount of unallocated gold that the Trust can hold.  The Mint’s ability to convert unallocated gold into Sprott ESG Approved Gold will depend on various factors, including the size of the Trust’s unallocated gold holdings, the Trust’s need for unallocated gold to meet redemption requests or pay expenses and the availability of raw material from Sprott ESG Approved Mines that can be refined into Sprott ESG Approved Gold at the Mint.
The Trust will hold and record the ownership of the Trust's assets in such a manner that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement.
The Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust.  The Shares may be purchased or redeemed on a continuous basis, but only from Authorized Participants in blocks of 50,000 Shares called “Creation Units.”  Individual Shares may not be purchased from or redeemed by the Trust.  Shareholders that are not Authorized Participants may not purchase or redeem Creation Units from the Trust.
The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in gold bullion that meets the ESG Criteria.  Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market.
Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.
See “Book-Entry-Only Shares” below for more details.
Trust Authorization
The Trust will be authorized to (i) issue Shares for U.S. dollars, (ii) obtain Sprott ESG Approved Gold in exchange for unallocated gold received in connection with the issuance of Shares, (iii) pay the Sponsor's fee and any Trust expenses in U.S. dollars and/or physical gold bullion, (iv) create and redeem Creation Units with Authorized Participants in-kind in exchange for unallocated gold, (v) cause the Sponsor to sell physical gold bullion, including Sprott ESG Approved Gold upon the termination of the Trust and to distribute the proceeds of such sales pro rata to the Shareholders with the remaining assets of the Trust after payment of all outstanding fees and expenses of the Trust and (vi) engage in activities that are necessary to accomplish the foregoing activities or are incidental thereto or connected therewith. The Trust is passive and is not actively managed like a corporation or an active investment vehicle.
Trust Expenses
The Trust's only ordinary recurring expense is expected to be the Sponsor's fee.  The Sponsor's fee is accrued daily and is paid monthly in arrears at an annualized rate equal to 0.38% of the Trust’s daily NAV. The Sponsor’s fee may be paid in cash or in kind in an amount of unallocated gold valued in the same way as such Trust’s gold is valued for purposes of calculating the Trust’s NAV.  See “Calculation of the Trust’s NAV”.
In exchange for the Sponsor’s fee, the Sponsor has agreed to assume the ordinary administrative and other expenses of the Trust, which are the fees and expenses associated with the services provided by the Trustee, the Administrator, the Cash Custodian, the Transfer Agent, the Adviser, the Marketing Agent and the Mint, any costs charged by the Mint in connection with refining Sprott ESG Approved Gold, any costs associated with researching, establishing and maintaining the ESG Criteria and the diligence of the Trust’s Sprott ESG Approved Gold Holdings, NYSE Arca, Inc. (the “Exchange”) listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal fees and expenses (collectively, the “Sponsor Paid Expenses”).
The Sponsor, on behalf of the Trust, from time to time sells gold held by the Trust in such quantity as is necessary to permit payment of the Sponsor’s fee and may also sell gold in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sponsor is authorized to sell gold at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Sprott ESG Approved Gold. Accordingly, the amount of gold to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of gold. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s fee in its sole discretion depending on operational considerations affecting the Trust or in response to market conditions. See “The Sponsor—The Sponsor’s Fee” for more details.
The Trust will be responsible for fees and expenses that are not contractually assumed by the Sponsor, including but not limited to taxes and governmental charges, expenses related to extraordinary services performed by the Sponsor or other service provider of the Trust, and litigation and indemnification obligations of the Trust.
Security Ownership of Management
As of the date of this prospectus, the Sponsor, Trustee and the Sponsor’s management did not own any Shares as the Trust has not yet commenced operations except for the initial seed investment made by the Sponsor for purposes of creating audited seed financial statements.
Management; Voting by Shareholders
The Shareholders of the Trust take no part in the management or control, and have no voice in the operations or the business of the Trust. Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, registered holders of at least twenty-five percent (25%) of the outstanding Shares have the right to require the Sponsor to cure any material breach by it of the Trust Agreement, and registered holders of at least fifty-one percent (51%) of the outstanding Shares must (i) consent to any material change to the Trust’s investment objective and (ii) consent to any appointment of one or more successor sponsors. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.
The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the holders of Shares, provided that, as described above, such amendment does not constitute a material change to the Trust’s investment objective. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until thirty (30) days after the Sponsor notifies Shareholders of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.
The Sponsor will terminate the Trust Agreement if:
•	the Sponsor is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their delisting;
•
upon (i) an admission of bankruptcy by the Sponsor or a court of competent jurisdiction has determined the Sponsor to be bankrupt or insolvent, or (ii) the Sponsor has identified a qualified successor sponsor and given notice of its voluntary withdrawal to each Shareholder (each, a “Withdrawal Event”), unless within ninety (90) days of such Withdrawal Event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such Withdrawal Event, one or more successive sponsors;

•
sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
the SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has actual knowledge of that determination and has made the determination that dissolution of the Trust is advisable;

•
the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act and the Sponsor has actual knowledge of that determination has made the determination that dissolution of the Trust is advisable;

•
after any Service Provider resigns or otherwise ceases to act in such capacity with respect to the Trust, and no replacement Service Provider is engaged, the Sponsor makes a determination that the dissolution of the Trust is advisable;

•	the Trust becomes insolvent or bankrupt;
•	all of the Trust’s assets are sold; or
•
the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes and the Sponsor has determined that the termination of the Trust is advisable.

The Trust has no termination date.  The Sponsor will notify DTC at least thirty (30) days before the date for termination of the Trust Agreement. After termination, the Sponsor and its agents will do the following under the Trust Agreement but nothing else: (i) discontinue the registration of transfers of Shares; (ii) collect distributions pertaining to Trust property; (iii) pay the Trust’s expenses and sell gold as necessary to meet those expenses; and (iv) deliver Trust property upon surrender and cancellation of Shares. Ninety (90) days or more after termination, the Sponsor may sell any remaining Trust property by public or private sale. After that, the Sponsor will hold the money it received on the sale, as well as any other cash it is holding under the Trust Agreement, for the pro rata benefit of the registered holders that have not surrendered their Shares. It will not invest the money and has no liability for interest. The Sponsor’s only obligations will be to account for the money and other cash, after deduction of applicable fees, Trust expenses and taxes and governmental charges.
Possible Repayment of Distributions Received by Shareholders and Other Payments by Shareholders
The Shares are limited liability investments; investors may not lose more than the amount that they invest including any appreciation in their investments. However, each Authorized Participant agrees in the Trust Agreement to reimburse the Trust for any taxes and governmental charges and fees payable in connection with the issuance and delivery of Creation Units, which costs may be passed on to any Shareholder(s) through which the Authorized Participant is acting.

CALCULATION OF THE TRUST'S NAV
The Trust's gold (in whatever form) and cash (if any) are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust only invests in gold, but may have other assets on its balance sheet from time to time such as cash on a temporary basis or a receivable that is incidental to the operations of the Trust (for example, a receivable created as a result of a fee waiver from the Sponsor). On each Business Day at 4:00 p.m. (New York City time), or as soon thereafter as practicable (the “Evaluation Time”), the Administrator will evaluate and publish the sum of the values of the Sprott ESG Approved Gold held by the Trust (the “Sprott ESG Approved Gold Holdings”) and the Trust’s unallocated gold, less the liabilities and expenses of the Trust to calculate the Trust’s net asset value (“NAV”).
The Administrator will determine the price of the Trust’s gold, regardless of whether it is in the form of allocated Sprott ESG Approved Gold or unallocated gold, by utilizing the p.m. price of gold expressed in U.S. dollars, as published by the LBMA (the “LBMA Gold Price PM”), except as noted below. To calculate the Trust’s gold holdings, the Administrator will multiply the LBMA Gold Price by the amount of gold owned by the Trust as of the Evaluation Time on such day. All references to LBMA Gold Price PM are used with the permission of IBA and have been provided for information purposes only. IBA accepts no liability or responsibility for the accuracy of the prices or the underlying product to which the prices may be referenced. The LBMA Gold Price PM, which is used to value gold by many stakeholders in the securities industry, applies to all forms of gold and does not distinguish between Sprott ESG Approved Gold and other gold.
As described in the “Overview of the Gold Sector” section above, “London Good Delivery” means gold bars that meet the standard measure of quality in gold bullion as set forth by LBMA. All London Good Delivery gold is priced equally; the only requirement is that it meets LBMA standards.
Sprott ESG Approved Gold meets the standards of London Good Delivery gold bars and the more stringent ESG Criteria developed by the Sponsor and shall be from Sprott ESG Approved Mines.  As discussed above in the Sprott ESG Approved Gold and Unallocated Gold” sections, no separate market for Sprott ESG Approved Gold exists and none is expected to develop. Because Sprott ESG Approved Gold is London Good Delivery gold and because no separate market for Sprott ESG Approved Gold exists, the Sponsor determined that its Sprott ESG Approved Gold should be valued, for purposes of determining the NAV of the Trust, as London Good Delivery gold. The Trust reached that conclusion based on the fact that Pre-2012 LBMA Bars and Post-2012 LBMA Bars are valued the same.
The Administrator generally values the gold held by the Trust using that day’s LBMA Gold Price PM.  If there is no LBMA Gold Price PM on any day, the Administrator is authorized to use that day’s LBMA Gold Price AM, or the most recently announced LBMA Gold Price PM or LBMA Gold Price AM unless the Sponsor determines that such price is inappropriate as a basis for evaluation and determines to use fair value. The Sponsor may conclude that a previous day’s LBMA Gold Price is inappropriate if: (i) there is no LBMA Gold Price on that day; (ii) it differs significantly from recent price quotations or otherwise no longer appears to reflect fair value; or (iii) there is a significant event subsequent to the price being published. A “significant event” is deemed to occur if the Sponsor, determines in its reasonable business judgment prior to or at the time of pricing the Trust's gold that the event is likely to cause a material change to the price of gold held by the Trust..  LBMA Gold Price is the price per troy ounce, in U.S. dollars, of unallocated gold delivered in London determined by IBA following an electronic auction consisting of one or more 30-second rounds starting at 10:30 a.m. (London time) (in the case of LBMA Gold Price AM) or 3:00 p.m. (London time) (in the case of LBMA Gold Price PM) on each day that the London gold market is open for business, and published shortly thereafter. At the start of each round of auction, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (i.e., how much gold they want to buy or sell at that price). At the end of each round, order entry is frozen, and the system checks to see if the imbalance (i.e., the difference between buying and selling) is within the threshold (normally 10,000 troy ounces for gold). If the imbalance is outside the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished, and the price is set as the LBMA Gold Price AM or LBMA Gold Price PM, as appropriate, for that day. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in), and the net volume for each participant trades at the final price. The prices during the auction are determined by an algorithm that takes into account current market conditions and activity in the auction. Each auction is actively supervised by IBA staff. As of the date of this prospectus, information publicly available on IBA’s website indicates that the direct participants currently qualified to submit orders during the electronic auctions used for the daily determination of the LBMA Gold Price are Bank of China, Bank of Communications, Coins ‘N Things Inc., Goldman Sachs, HSBC Bank USA NA, Industrial and Commercial Bank of China (ICBC), INTL FCStone, Jane Street Global Trading, LLC, JPMorgan Chase Bank N.A., Koch Supply and Trading LP, Marex Financial Limited, Morgan Stanley, Standard Chartered Bank, The Bank of Nova Scotia and Toronto Dominion Bank.
As described above, the Trust's NAV shall be equal to the sum of the value of the Sprott ESG Approved Gold Holdings and other assets, less the expenses and liabilities of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.
If the Sponsor deems it necessary, the Sponsor and the Administrator may agree to use a widely recognized pricing service for purposes of ascertaining the price of gold to use when calculating the Trust’s NAV.

THE SPONSOR
The Sponsor of the Trust is Sprott Asset Management LP. The Sponsor is a limited partnership formed under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated September 17, 2008.  The Sponsor has offices in the United States and Canada.
The Sponsor’s Role
The Sponsor has agreed to assume the ordinary administrative and other expenses incurred by the Trust, which are the fees and expenses associated with the services provided by the Trustee (in its capacity as trustee of the Trust), the Administrator (in its capacity as administrator of the Trust), the Transfer Agent (in its capacity as administrator of the Trust), the Cash Custodian (in its capacity as cash custodian of the Trust) and the Mint (in its capacity as custodian of the Trust’s physical gold bullion), any expenses charged by the Mint in connection with refining Sprott ESG Approved Gold, any costs associated with researching, establishing and maintaining the ESG Criteria and the diligence of the Trust’s Sprott ESG Approved Gold Holdings and research of ESG Criteria, the Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal fees and expenses.
The Sponsor does not exercise day-to-day oversight over the Trustee, the Administrator, the Transfer Agent, the Cash Custodian or the Mint.  Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, and (iii) performing such other services as the Sponsor believes the Trust may require. For a description of the book-entry process, please see “Book-Entry-Only-Shares” below.
Regulation of Sponsor
The Sponsor is registered as an investment adviser with the SEC and with the Ontario Securities Commission as an investment fund manager and a portfolio manager. It is also registered as an investment fund manager and portfolio manager in certain other provinces. The Sponsor’s operations are subject to the rules, regulations and policies of the Canadian Securities Administrators. The distribution of the securities of the various investment funds managed by the Sponsor is also subject to regulation under the securities legislation of those jurisdictions where such funds are sold.
The Sponsor is subject to regulations that cover all aspects of the securities business, including sales methods, trading practices, use and safekeeping of funds and securities, capital structure, record keeping, conflicts of interest and the conduct of directors, officers and employees. The Ontario Securities Commission, as the Sponsor’s principal regulator, has jurisdiction over the Sponsor and its activities and is empowered to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension of registration of the Sponsor or its directors, officers or employees. The Sponsor is also subject to rules respecting the maintenance of minimum regulatory working capital and insurance. The Sponsor regularly reviews its policies, practices and procedures to ensure that they comply with current regulatory requirements and employees are routinely updated on all relevant legal requirements.
The Sponsor is also subject to Canadian federal and provincial privacy laws regarding the collection, use, disclosure and protection of client information.  The Personal Information Protection and Electronic Documents Act (Canada) (“PIPEDA”), which is the Canadian federal privacy legislation governing the private sector, requires that organizations only use personal information for purposes that a reasonable person would consider appropriate in the circumstances and for the purposes for which it is collected.  The Trust will comply with the applicable requirements of PIPEDA and all applicable provincial personal information laws.  The Sponsor, on behalf of the Trust, collects personal information directly from the investors or through their financial advisor and/or dealer in order to provide such investor with services in connection with their investment, to meet legal and regulatory requirements and for any other purposes to which such investor may consent.

The Sponsor does not sell, lease, barter or otherwise deal with personal information collected by it with third parties.  The Sponsor carefully safeguards all personal information collected and retained by it and, to that end, restricts access to personal information to those employees and other persons who need to know the information to enable the Sponsor to provide its services.  Employees are responsible for ensuring the confidentiality of all personal information they may access.  Annually, each of the Sponsor’s employees is required to sign a code of conduct, which contains policies on the protection of personal information.
Key Personnel of the Sponsor
The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, perform certain functions with respect to the Trust:
Mr. John Ciampaglia, has more than 25 years of investment industry experience and serves as Chief Executive Officer of Sprott Asset Management and as Senior Managing Director of Sprott Inc. Previously, he was the Chief Operating Officer of Sprott Asset Management and Executive Vice President of Sprott Inc. Before joining Sprott in 2010, he was a Senior Executive at Invesco Canada and held the position of Senior Vice President, Product Development, responsible for strategic initiatives and for overseeing the product development function across multiple product lines and distribution channels. Prior to joining Invesco Canada, he spent more than four years at TD Asset Management, where he held progressively senior product management and research roles. Mr. Ciampaglia earned a Bachelor of Arts in Economics from York University, is a CFA® charterholder and a Fellow of the Canadian Securities Institute.
Mr. Whitney George, serves as President of Sprott Inc. and Director of Sprott Asset Management LP and Chairman of Sprott U.S. Holdings, Inc. He is also a Senior Portfolio Manager at Sprott Asset Management USA. Mr. George joined Sprott in 2015 and previously spent 23 years in senior roles at Royce & Associates LLC ("Royce") in New York. He was Co-Chief Investment Officer of Royce from 2009 to 2013 and played a key role in the firm’s growth and evolution into a leading U.S. small-cap manager with peak assets of more than US$40 billion. At Sprott, Mr. George is also portfolio manager of Sprott Focus Trust (FUND), a closed-end equity investment fund that seeks to provide long-term growth of capital through a focused portfolio of value stocks of companies across all market capitalizations. Prior to joining Royce, Mr. George held positions with Dominick & Dominick, Inc., WR Lazard & Laidlaw, Inc., Laidlaw, Adams & Peck and Oppenheimer & Co. Inc. Whitney holds a bachelor's degree from Trinity College.
Ms. Varinder Bhathal, is the Managing Director of Finance and Investment Operations at Sprott Inc. In this role, she serves as Chief Financial Officer for all Sprott regulated subsidiaries and their investment funds. Prior to this expanded role, she most recently served as the Vice President of Finance for Sprott Inc. and was responsible for external reporting, financial planning and analysis, treasury and tax. Prior to joining Sprott, she served as Manager, Accounting at Abria Alternative Inc. Ms. Bhathal holds a Bachelor of Commerce degree from Ryerson University and is a CPA, CMA (Ontario).
In executing its duties on behalf of the Trust, the Sponsor is subject to the provisions of the Trust Agreement and the Sponsor’s Code of Ethics (a copy of which is available for review upon request at the offices of the Sponsor), which provide that the Sponsor will execute its duties in good faith and with a view to the best interests of the Trust and its Shareholders.
The Sponsor's Fee
The Sponsor’s fee accrues daily and is paid monthly in arrears at an annualized rate equal to 0.38% of the Trust’s daily NAV in exchange for the Sponsor assuming the responsibility to pay all ordinary administrative and other expenses of the Trust, which are the fees and expenses associated with the services provided by the Trustee, the Administrator, the Cash Custodian, the Transfer Agent, the Adviser, and the Mint, any costs associated with researching, establishing and maintaining the ESG Criteria and the diligence of Sprott ESG Approved Mining Companies and Sprott ESG Approved Mines, the Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 in legal fees and expenses. See “The Trust—Trust Expenses.”

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s fee at its discretion for stated period of time. The Trust will notify investors regarding waivers of the Sponsor’s fee for a specific time period in the Trust’s periodic reports filed under the Exchange Act.  The Sponsor may decide to waive all or a portion of its fee when, in the good faith judgment of the Sponsor, depending on operational considerations affecting the Trust or in response to market conditions. The Sponsor is under no obligation to continue a waiver of the Sponsor’s fee after the end of such stated period, and, if such waiver is not continued, the Sponsor’s fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any part of its fee.
Hypothetical Expense Example
The following table, prepared by the Sponsor, illustrates the anticipated impact of a decrease in the amount of gold represented by each outstanding Share for three years. It assumes that the only dispositions of gold will be those deliveries needed to pay the Sponsor’s Fee and that the price of gold (for purposes of this table, the average price of gold in 2020) and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the proportional decrease in the fractional amount of gold represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical gold price per ounce	$1,840.00	$1,840.00	$1,840.00
Sponsor’s Fee	0.38%	0.38%	0.38%
Shares of Trust, beginning	100,000.00	100,000.00	100,000.00
Ounces of gold in Trust, beginning	2,000.00	1,992.40	1,984.83
Beginning adjusted net asset value of the Trust	$3,680,000.00	$3,666,016.00	$3,652,085.14
Ounces of gold to be delivered to cover the Sponsor’s Fee	7.60	7.57	7.54
Ounces of gold in Trust, ending	1,992.40	1,984.83	1,977.29
Ending adjusted net asset value of the Trust	$3,666,016.00	$3,652,085.14	$3,638,207.22
Ending NAV per share	$36.66	$36.52	$36.38
The Sponsor’s fee may be paid in cash or in kind in an amount of unallocated gold valued in the same way as the Trust’s gold is valued for purposes of calculating the Trust’s NAV.  See “Calculation of the Trust’s NAV”.
Conflicts of Interest
The Sponsor is responsible for the management and administration of the Trust.  The Sponsor provides, and may in the future provide, management, investment advisory and/or sub-advisory services to other corporations, limited partnerships or other investment funds or managed accounts in addition to the Trust including, without limitation, the Ninepoint Gold Bullion Fund, the Ninepoint Silver Bullion Fund, the Sprott Physical Gold and Silver Trust, the Sprott Physical Gold Trust, the Sprott Physical Silver Trust and the Sprott Physical Platinum and Palladium Trust.  In the event that the Sponsor elects to undertake such activities and other business activities in the future, the Sponsor and its principals may be subject to conflicting demands in respect of allocating management time, services and other functions.  The Sponsor and its principals and affiliates endeavor to treat each client, investment pool and managed account fairly and not to favor one client, investment pool or managed account over another.
As disclosed in the section “Creation and Redemption of Shares,” the Mint will facilitate the transfer of gold in and out of the Trust through (i) accounts that Authorized Participants have established at a London Precious Metals Clearing Limited clearing bank and (ii) the Trust Unallocated Account and Trust Allocated Account it will maintain for the Trust.  Because the Sponsor will absorb any transaction costs associated with those transfers but will retain any gains, the Sponsor has an incentive to cause the Trust to engage in these transfers when gains are likely to occur.  In executing these and other duties on behalf of the Trust, the Sponsor is subject to the provisions of the Trust Agreement and the Sponsor’s Code of Ethics (a copy of which is available for review upon request at the offices of the Sponsor), which provide that the Sponsor will execute its duties in good faith and with a view to the best interests of the Trust and its Shareholders.

CREATION AND REDEMPTION OF SHARES
Creation of Shares
The Trust issues and redeems Shares on a continuous basis but only in Creation Units of 50,000 Shares. Creation Units are only issued or redeemed on a Business Day, which must be a day that the Exchange is open for regular trading in exchange for an amount of unallocated gold equal in value to the aggregate NAV of the Creation Units being created or redeemed.
Only Authorized Participants, which are (i) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (ii) participants in The Depository Trust Company (“DTC”), who have entered into written agreements with the Sponsor and the Trust (each, an “Authorized Participant Agreement”) can deposit gold in the Trust Unallocated Account and receive Creation Units in exchange. Each Authorized Participant must maintain an unallocated gold account with a London Precious Metals Clearing Limited clearing bank (the “London Gold Clearing Bank”). The creation or redemption of Creation Units is only made in exchange for LBMA unallocated gold delivered to the Trust by an Authorized Participant or from the Trust to an Authorized Participant.  Unallocated gold delivered to the Trust in connection with the creation of Creation Units will be exchanged by the Mint into Sprott ESG Approved Gold as described in “Exchange of Unallocated Gold to Sprott ESG Approved Gold and Sprott ESG Approved Gold to Unallocated Gold” below; likewise, whenever there is a redemption of Creation Units, the Mint will exchange Sprott ESG Approved Gold into unallocated gold. All exchanges of unallocated gold to Sprott ESG Approved Gold and from Sprott ESG Approved Gold to unallocated gold are on a 1:1 basis, that is, each ounce of unallocated gold upon conversion will result in one ounce of gold content in the form of Sprott ESG Approved Gold, and vice versa.  For purposes of such conversion, the Mint treats the content of gold contained in Sprott ESG Approved Gold as fully fungible with the gold the Mint holds on an unallocated basis, whether such unallocated gold originates from material sourced from Sprott ESG Approved Mines or elsewhere, given once the rough material is refined and fineness is taken into account, the resulting gold becomes interchangeable from the Mint's perspective. Fees incurred with the exchange will be borne by the Sponsor, not the Trust.
The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units. Under the Authorized Participant Agreement, the Sponsor may delegate its duties and obligations to the Marketing Agent, the Administrator or the Transfer Agent without consent from any Shareholder or Authorized Participant. An Authorized Participant will be required to enter into a trading agreement with the Mint for purposes of facilitating transfers of unallocated gold between the Trust and the Authorized Participant.
Upon the deposit of the corresponding amount of unallocated gold with the Trust, and the payment of the Transfer Agent’s applicable fee and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver the appropriate number of Creation Units to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, Virtu Americas LLC is the only Authorized Participant, though in the future other entities may become Authorized Participants. The Mint will then deliver Sprott ESG Approved Gold bars or, on a temporary basis until additional Sprott ESG Approved Gold can be refined by the Mint, unallocated gold, to the Trust.  The Sponsor and the Transfer Agent maintain a current list of Authorized Participants, which is available on the Trust’s website or by written request to the Sponsor. Sprott ESG Approved Gold must meet the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of London Good Delivery gold bars, must be produced by refiners that meet certain throughput and tangible net worth requirements as set forth in “Good Delivery List Rules - Conditions for Listing for Good Delivery Refiners” published by the LBMA and must be sourced from Sprott ESG Approved Mines.
Before making a deposit, the Authorized Participant must deliver to the Transfer Agent a written purchase order or submit a purchase order for a specified number of Creation Units through the Transfer Agent’s electronic order entry system, indicating the number of Creation Units it intends to acquire (a “Purchase Order”). If an Authorized Participant places a creation order for a Creation Unit, it will deliver unallocated gold to the Trust, and the Mint will subsequently exchange the unallocated gold into an equal amount of Sprott ESG Approved Gold. The Mint stores Sprott ESG Approved Gold for the account of the Trust on an allocated basis (i.e., numbered gold bars held in the Mint’s nominated vaults are identified in the Mint’s records as belonging to the Trust).  Generally, the Mint will also, from time to time, on a temporary basis store unallocated physical gold bullion under the following circumstances:

(1) in connection with transfers of gold to settle creations and redemptions of Creation Units; (2) until additional Sprott  ESG Approved Gold can be produced by the Mint; (3) to the extent that the Trust holds gold in an amount less than a whole bar; and (4) in connection with payment of expenses of the Trust.
In connection with creations and redemptions of Creation Units, the Authorized Participant will be required to deliver or receive unallocated gold to or from the Trust, as applicable, in an amount at least equal to the aggregate NAV of the number of Creation Units that are part of the Purchase Order or Redemption Order (as defined below), as the case may be (the “Basket Gold Amount”). Because Sprott ESG Approved Gold can be sourced by the Mint only from a limited number of suppliers, from time to time, on a temporary basis until additional Sprott ESG Approved Gold can be produced by the Mint, the Trust will hold gold in unallocated form. No Shares are issued unless the Mint has received the corresponding amount of unallocated gold from the Authorized Participant and allocated it to the Trust Unallocated Account at the Mint.  The Transfer Agent will acknowledge the Purchase Order unless it or the Sponsor decides to refuse the deposit as described below under “Requirements for Transfer Agent Actions.” The date that the Transfer Agent confirms a Purchase Order or Redemption Order is the “Order Date.” Purchase Orders received by the Transfer Agent after 3:59:59 p.m. (New York time) on a Business Day will not be accepted and should be resubmitted on the next following Business Day. For purposes of the creation and redemption process, a “Business Day” is defined as any day other than: (i) a Saturday or a Sunday or (ii) a day on which the Exchange is closed for regular trading.
Where the Transfer Agent and/or Marketing Agent accepts the Purchase Order, a copy of the Purchase Order endorsed "Accepted" will be transmitted to the Authorized Participant, via facsimile or electronic mail message, no later than 7:00 p.m. (New York time) on the date such Purchase Order is received, or deemed received.  Such copy will indicate the Basket Gold Amount that the Mint must receive (on behalf of the Trust) from the Authorized Participant for each Creation Unit. In the case of Purchase Orders submitted via the Transfer Agent’s electronic order system, the Authorized Participant will receive an automated email indicating the acceptance of the Purchase Order and the Purchase Order will be marked “Accepted” in the Transfer Agent’s electronic order system. Prior to the Transfer Agent’s acceptance as specified above, a Purchase Order only represents the Authorized Participant’s unilateral offer to deposit unallocated gold in exchange for Creation Units and has no binding effect upon the Trust, the Transfer Agent, the Mint or any other party.
The Basket Gold Amount necessary for the creation of a Creation Unit changes from day to day. At the creation of the Trust, the initial Basket Gold Amount was 2,000.000 ounces of gold. On each day that the Exchange is open for regular trading, the Transfer Agent adjusts the quantity of Sprott ESG Approved Gold constituting the Basket Gold Amount as appropriate to reflect sales of gold, any loss of Sprott ESG Approved Gold that may occur, and accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. (New York time). See “Calculation of the Trust’s NAV” for a description of how the LBMA Gold Price PM is determined, and description of how the Administrator determines the NAV. The Transfer Agent determines the Basket Gold Amount for a given day by multiplying the NAV per Share by the number of Shares in each Creation Unit (50,000) and dividing the resulting product by that day’s LBMA Gold Price PM. Fractions of a fine ounce of gold smaller than 0.001 fine ounce are disregarded for purposes of the computation of the Basket Gold Amount. The Basket Gold Amount so determined is communicated via facsimile or electronic mail message to all Authorized Participants, and made available on the Sponsor’s website for the Trust. The Exchange also publishes the Basket Gold Amount determined by the Transfer Agent as indicated above.
Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of Sprott ESG Approved Gold by which the Basket Gold Amount decreases each day is predictable. The Transfer Agent intends to make available on each Business Day through the same channels used to disseminate the actual Basket Gold Amount determined by the Transfer Agent as indicated above an indicative Basket Gold Amount for the next Business Day. Authorized Participants may use that indicative Basket Gold Amount as guidance regarding the amount of gold that they may expect to have to deposit with the Trust in respect of Purchase Orders placed by them on such next Business Day and accepted by the Transfer Agent. The agreement entered into with each Authorized Participant provides, however, that once a Purchase Order has been accepted by the Transfer Agent, the Authorized Participant will be required to deposit with the Mint the Basket Gold Amount determined by the Transfer Agent on the effective date of the Purchase Order.

The Sponsor may, in its discretion, suspend creations, or postpone the settlement date of a Purchase Order, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a Purchase Order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Sponsor or the Transfer Agent may reject a Purchase Order if:
•	The Sponsor or the Transfer Agent determines that the Purchase Order is not in proper form;
•	Acceptance or receipt of the Purchase Order would be unlawful in the opinion of Sponsor’s counsel;
•	The Sponsor believes that the acceptance or receipt of the Purchase Order would have adverse tax consequences to the Trust or its Shareholders; or
•	Circumstances outside the control of the Sponsor or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Creation Units.
The Sponsor will not be liable for the rejection of any Purchase Order.
The Trust also may not be able to create new Creation Units at any time if there is an insufficient amount of Shares registered in this offering or if another legal or operational impediment to creating new Creation Units arises.
Redemption of Shares; Withdrawal of Sprott ESG Approved Gold
Authorized Participants may surrender Creation Units in exchange for the corresponding amount of gold announced by the Transfer Agent. Generally, all gold delivered to Authorized Participants in connection with such redemptions will be in unallocated form. The Sponsor will instruct the Mint to exchange Sprott ESG Approved Gold into unallocated gold using the procedure described above if the Trust does not have sufficient unallocated gold to meet a redemption request. Upon the surrender of such Shares and the payment of the Transfer Agent’s applicable fee and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Transfer Agent will deliver to the order of the redeeming Authorized Participant the amount of unallocated gold corresponding to the aggregate NAV of the redeemed Creation Units to such Authorized Participant’s account at a London Gold Clearing Bank. Shares can only be surrendered for redemption in Creation Units of 50,000 Shares each.
Before surrendering Creation Units for redemption, an Authorized Participant must deliver to the Transfer Agent a written request, or submit a redemption order through the Transfer Agent’s electronic order entry system, indicating the number of Creation Units it intends to redeem (a “Redemption Order”). The Order Date determines the Basket Gold Amount to be received in exchange. However, orders received by the Transfer Agent after 3:59:59 p.m. (New York time) on a Business Day will not be accepted and should be resubmitted on the next following Business Day.
After the number of Creation Units corresponding to a Redemption Order has been surrendered to the Trust and the Authorized Participant has paid the applicable transaction fee, the Mint will deliver the unallocated gold to the redeeming Authorized Participant’s account at a London Gold Clearing Bank representing the amount of the unallocated gold held by the Trust evidenced by the Shares being redeemed as of the date of the redemption order. All taxes incurred in connection with the delivery of the Basket Gold Amount from the Trust in exchange for Creation Units (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.
Unless otherwise agreed to by the Mint, the Basket Gold Amount is delivered to the redeeming Authorized Participants in the form of unallocated gold. The Mint will facilitate the transfer of gold in and out of the Trust through (i) accounts that Authorized Participants have established at a London Precious Metals Clearing Limited clearing bank and (ii) the Trust Unallocated Account and Trust Allocated Account it will maintain for the Trust. When causing the

Trust to enter into these transfers, the Sponsor will absorb the Trust’s transaction costs but will retain any gains. To the extent that the Trust’s existing holdings of unallocated gold are insufficient to meet a redemption request, the Trust will be required to request that the Mint convert Sprott ESG Approved Gold to unallocated gold, which may result in delays in the Trust’s ability to meet redemption requests from Authorized Participants.
Redemptions may be suspended or the settlement date of a Redemption Order may be postponed only (1) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), or (2) during an emergency as a result of which fulfillment of a Redemption Order is not reasonably practicable, (3) when the Trust needs additional time to transfer additional unallocated gold that can be delivered to a redeeming Authorized Participant or (4) for such other period as the Sponsor determines to be necessary for the protection of Shareholders.
The Sponsor or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement. The Sponsor or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.  Neither the Sponsor nor the Transfer Agent will be liable to any person or in any way for any loss of damages that may result from any suspension or redemptions or postponement or rejection of a Redemption Order.
Fees and Expenses of the Transfer Agent
Each Purchase Order and Redemption Order (including if the Trust Agreement terminates) that is accepted requires a payment to the Transfer Agent of a fee of $500 (or such other fee as the Transfer Agent, with the prior written consent of the Sponsor, may from time to time announce).
The Transfer Agent is entitled to reimburse itself from the assets of the Trust for all expenses and disbursements incurred by it for extraordinary services it may provide to the Trust or in connection with any discretionary action the Transfer Agent may take to protect the Trust or the interests of the holders.
Exchange of Unallocated Gold to Sprott ESG Approved Gold and Sprott ESG Approved Gold to Unallocated Gold
Creations and redemptions of Creation Units will be settled in unallocated gold, meaning that if an Authorized Participant places a creation order for a Creation Unit, it will deliver unallocated gold to the Trust, which will be held in the Trust Unallocated Account. The Mint will subsequently exchange the unallocated gold into an equal amount of Sprott ESG Approved Gold as described in “How Sprott ESG Approved Gold Will be Created for the Trust” above upon receipt of instructions from the Sponsor on behalf of the Trust to do so.  Once exchanged into bars of Sprott ESG Approved Gold, the Mint stores such gold for account of the Trust on an allocated basis (i.e., numbered gold bars held in the Mint’s nominated vaults are identified in the Mint’s records as belonging to the Trust).
The Mint expects that it will be able to produce Sprott ESG Approved Gold within approximately five Business Days following the receipt of completed conversion request by the Sponsor on behalf of the Trust to exchange unallocated gold into Sprott ESG Approved Gold, subject to production capacity, availability and size requirements. The Business Day on which the conversion is to occur will be confirmed to the Sponsor in writing by the Mint.  The Mint will issue a receipt of deposit of the bars of Sprott ESG Approved Gold to the Trust Allocated Account on the Business Day the production of all Sprott ESG Approved Gold underlying a conversion request form is completed and the Sprott ESG Approved Gold has been delivered to the Trust Allocated Account.
Like creations, redemptions of Creation Units will be settled in unallocated gold. If there is not sufficient unallocated gold in the Trust Unallocated Account, the Mint will exchange Sprott ESG Approved Gold for an equal amount of unallocated gold upon the receipt of proper instructions from the Sponsor on behalf of the Trust to exchange an amount of Sprott ESG Approved Gold from the Trust Allocated Account and deposit an equal amount of unallocated gold into the Trust Unallocated Account.  The Sponsor will make such exchange requests based on its determination of the Trust’s needs for unallocated gold to meet redemption requests and to pay expenses.  The written exchange request must specify the Sprott ESG Approved Gold to be exchanged, including, for each bar to be exchanged, the bar number, the weight in fine and gross troy ounces and the assay characteristics.   Exchanges of

Sprott ESG Approved Gold into unallocated gold will be processed within one (1) Business Day from reception of proper and complete instructions in writing and will be confirmed by the Mint by facsimile or email on the day the exchange is completed.  The Mint will issue a confirmation of a completed exchange by facsimile or by e-mail on the Business Day that the exchange is completed.

All exchanges of unallocated gold to Sprott ESG Approved Gold and from Sprott ESG Approved Gold to unallocated gold are on a 1:1 basis, that is, each ounce of unallocated gold upon conversion will result in one ounce of gold content in the form of Sprott ESG Approved Gold, and vice versa.  For purposes of such conversion, the Mint treats the content of gold contained in Sprott ESG Approved Gold as fully fungible with the gold the Mint holds on an unallocated basis, whether such unallocated gold originates from material sourced from Sprott ESG Approved Mines or elsewhere, given once the rough material is refined and fineness is taken into account, the resulting gold becomes interchangeable from the Mint's perspective.  Fees incurred with the exchange will be included in the Sponsor’s fee.

THE TRUSTEE
General
The Delaware Trust Company serves as the trustee of the Trust pursuant to the terms of the Trust Agreement.  The Trustee, a Delaware trust company, has its principal office at 251 Little Falls Drive, Wilmington, DE 19808.
The Trustee’s Role
The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.
Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, a custodian or any other person. See “Description of the Trust Documents—The Trustee” for more information.
The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and management of the Trust are limited to its express obligations under the Trust Agreement.
Trustee's Fee and Indemnity
The Trustee will be compensated by the Trust, out of the Sponsor's fee, for the Trustee's fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

THE CASH CUSTODIAN
General
Pursuant to the terms in the Trust Agreement and the Cash Custody Agreement, The Bank of New York Mellon will serve as the Trust's cash custodian (the “Cash Custodian”). The Cash Custodian will maintain a custodial account that holds Cash for the benefit of the Trust (the “Cash Account”).
Duties of the Cash Custodian
The Cash Custodian will deposit Cash received on account of the sale of the Trust’s gold in the Trust’s Cash Account with the Cash Custodian. From time to time, the Sponsor may direct the Cash Custodian to withdraw Cash from the Trust’s Cash Account to pay certain fees and expenses of the Trust, including but not limited to the Sponsor’s fee. See “Description of the Trust Documents—Description of the Cash Custody Agreement” for more information.
Cash Custodian's Fee
The Cash Custodian will be compensated out of the Sponsor's fee for the Cash Custodian's services under the Cash Custody Agreement.

THE MINT
General
The Royal Canadian Mint (the “Mint”) will serve as custodian of the Trust’s gold and will provide inventory information to the Trust through the Sponsor and the Transfer Agent pursuant to the Gold Storage Agreements. The Mint also produces Sprott ESG Approved Gold in bar form for the Trust. The principal office of the Mint is located at 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8. The Mint is a Canadian Crown corporation responsible for the minting and distribution of Canada’s circulation coins.  An ISO 9001-2000 certified company, the Mint offers a wide range of specialized, high quality coinage products and related services on an international scale.
The Mint is subject to the Access to Information Act (Canada) and is required thereunder to respond within statutory deadlines to any access to information request. In so doing, the Mint will manage any disclosure of records it deems responsive in its control in accordance with the Access to Information Act and will redact commercially sensitive third party information as permitted by law. The Mint is subject to the Privacy Act (Canada), which is the Canadian federal public sector privacy legislation regarding the collection, use, disclosure and protection of personal information. The Privacy Act requires that the Mint only use personal information for the purposes for which it is collected. The Mint will comply with the applicable requirements of the Privacy Act and will not share personal information collected through its due diligence activities with any third party, including but not to limited to, the Sponsor and the Trust.
The Mint’s Role
The Mint is responsible for receiving and safekeeping the Trust’s gold. The Mint will store the Trust’s Sprott ESG Approved Gold in its own vaulting facilities, generally in Ontario, Canada, or such other locations where the Mint may maintain vaulting facilities from times to time.
The Mint stores Sprott ESG Approved Gold for the account of the Trust on an allocated basis (i.e., numbered gold bars held in the Mint’s nominated vaults are identified in the Mint’s records as belonging to the Trust) in the Trust’s allocated account (the “Trust Allocated Account”), except where gold is temporarily held in an unallocated account on an unallocated basis in the Trust’s unallocated account (the “Trust Unallocated Account”) (collectively, the Trust Allocated Account and Trust Unallocated Account are referred to as the “Gold Accounts”).  Unallocated gold is gold stored by or on behalf of the Mint on behalf of its customers consisting of gold that is not specifically designated as being held by a particular customer and will not qualify as Sprott ESG Approved Gold. The Mint will facilitate the transfer of gold in and out of the Trust through (i) accounts that Authorized Participants (as defined below) have established at a London Precious Metals Clearing Limited clearing bank and (ii) the Trust Unallocated Account and Trust Allocated Account it will maintain for the Trust. From time to time, on a temporary basis the Trust will hold unallocated physical gold bullion under the following circumstances: (1) in connection with transfers of gold to settle creations and redemptions of Creation Units; (2) until additional Sprott ESG Approved Gold can be produced by the Mint; (3) to the extent that the Trust holds gold in an amount less than a whole bar; and (4) in connection with payment of expenses of the Trust.
In order to create Sprott ESG Approved Gold, the Mint will, upon request by the Sponsor on behalf of the Trust as indicated below, from time to time refine doré from Sprott ESG Approved Mines to produce bars of Sprott ESG Approved Gold. The doré used to create Sprott ESG Approved Gold is indistinguishable from doré already used by the Mint for gold production;1 no separate market or marketplace exists for gold produced using such doré. Sprott ESG Approved Gold is the combination of sourcing of the doré and production of the gold by the Mint in special production runs.
In order to ensure that the Sprott ESG Approved Gold created by the Mint uses only doré from Sprott ESG Approved Mines, the Mint will create the Trust’s Sprott ESG Approved Gold in special production runs, and will charge a special processing fee for that.  This special processing fee, along with any additional costs associated with the enhanced sourcing requirements of Sprott ESG Approved Gold, including researching, establishing and  maintaining the ESG Criteria, assessing mining companies and mines against certain of the ESG Criteria and the

1 The Mint uses doré from these mines to create Post-2012 LBMA Bars.

diligence of the Trust’s Sprott ESG Approved Gold Holdings will be included in the Sponsor’s fee.  All exchanges of unallocated gold to Sprott ESG Approved Gold and from Sprott ESG Approved Gold to unallocated gold are on a 1:1 basis, that is, each ounce of unallocated gold upon conversion will result in one ounce of gold content in the form of Sprott ESG Approved Gold, and vice versa.  For purposes of such conversion, the Mint treats the content of gold contained in Sprott ESG Approved Gold as fully fungible with the gold the Mint holds on an unallocated basis, whether such unallocated gold originates from material sourced from Sprott ESG Approved Mines or elsewhere, given once the rough material is refined and fineness is taken into account, the resulting gold becomes interchangeable from the Mint's perspective.
The Mint will convert unallocated gold into Sprott ESG Approved Gold after receipt of a completed withdrawal request form from the Sponsor on behalf of the Trust to withdraw an amount of unallocated gold from the Trust Unallocated Account and deposit Sprott ESG Approved Gold in the form of 400-Ounce London Good Delivery bars into the Trust Allocated Account.  The Sponsor will make such withdrawal requests based on its determination of the Trust’s needs for unallocated gold to meet redemption requests and to pay expenses, and the ability of the Mint to satisfy the Trust’s request.  This deposit of Sprott ESG Approved Gold takes place once the applicable amount of Sprott ESG Approved Gold has been refined by the Mint, at which point the Mint will move the Sprott ESG Approved Gold to the Trust Allocated Account and debit the corresponding amount of gold from the Trust Unallocated Account. The Mint expects that it will be able to refine and produce Sprott ESG Approved Gold within approximately five Business Days following the receipt of completed withdrawal request, subject to production capacity, availability and minimum size requirements.  The Business Day on which the physical withdrawal is to occur will be confirmed to the Sponsor in writing by the Mint. The Mint will issue a receipt of deposit to the Sponsor by facsimile or by e-mail on the Business Day the production of all Sprott ESG Approved Gold underlying a withdrawal request form is completed.
The Mint will exchange Sprott ESG Approved Gold for an equal amount of unallocated gold upon the receipt of proper instructions from the Sponsor on behalf of the Trust to exchange an amount of Sprott ESG Approved Gold from the Trust Allocated Account and deposit unallocated gold into the Trust Unallocated Account. In this process, the Mint will exchange Sprott ESG Approved Gold for an equal amount of unallocated gold by moving gold from the Trust Allocated Account and depositing an equal amount of unallocated gold into the Trust Unallocated Account. The Sponsor will make such exchange requests based on its determination of the Trust’s needs for unallocated gold to meet redemption requests and to pay expenses. The written exchange request must specify the Sprott ESG Approved Gold to be exchanged, including, for each bar to be exchanged, the bar number, the weight in fine and gross troy ounces and the assay characteristics.  Exchanges of Sprott ESG Approved Gold into unallocated gold will be processed within one (1) Business Day from reception of proper and complete instructions in writing and will be confirmed by the Mint by facsimile or email on the day the exchange is completed.  The Mint will issue a confirmation of a completed exchange to the Sponsor by facsimile or by e-mail on the Business Day that the exchange is completed.
Bars that consist of Sprott ESG Approved Gold are not marked in any special way, nor do such bars have any special physical characteristics (aside from consisting only of Sprott ESG Approved Gold) and they are indistinguishable from other London Good Delivery bars. Once Sprott ESG Approved Gold bars leave the possession of the Trust, they will be treated as regular LBMA London Good Delivery bars by the Mint and comingled with other unallocated gold held by the Mint; therefore, Sprott ESG Approved Gold that is converted into unallocated gold will not remain available to meet future requests to convert unallocated gold to Sprott ESG Approved Gold.
The Sponsor receives daily reports regarding transfers of Sprott ESG Approved Gold into and out of the Gold Accounts.  All transfers into and out of the Gold Accounts can only be made upon receipt of, and in accordance with, instructions given by authorized persons of the Sponsor (on behalf of the Trust) to the appropriate personnel at the Mint.  Such instructions may only be given by SWIFT transmission or by such other means (if any) as are specified in the Gold Storage Agreements.
The Mint carries such insurance as it deems appropriate for its businesses and its position as the Trust’s Gold Custodian, and will provide the Sponsor with at least sixty (60) days’ notice of any cancellation or termination of such coverage.  The Trust’s ability to recover from the Mint for lost, stolen, destroyed or damaged Sprott ESG Approved Gold or unallocated gold for which the Mint is liable pursuant to the terms of the Gold Storage Agreements is not contingent upon the Mint’s ability to claim on its own insurance.

A summary of the material terms of the Gold Storage Agreements appear in the “Description of the Trust Documents” section of this prospectus.
Potential Liability of the Mint
Except as otherwise provided in the Gold Storage Agreements, the Mint bears all risk of loss, theft, destruction and/or damage to the gold of the Trust delivered to the Mint’s facility (or to be delivered to the Mint’s facility in the event the Mint arranges for the transportation of same) for storage under the Gold Storage Agreements from the time the gold has been taken into the Mint’s possession and control, whether through physical delivery or through a transfer of such gold from a different customer’s account at the Mint, and if the Mint arranges for the transportation of the gold to the Mint’s facility, from the time the Mint’s designated carrier signs a receipt therefor after the gold has been loaded on the collecting vehicle in the Mint’s custody.
Notwithstanding anything to the contrary in the Gold Storage Agreements, the Mint is not liable for any damages, losses (including loss, theft, destruction and/or damage of Sprott ESG Approved Gold or unallocated gold), costs and/or expenses and/or for non-performance and/or delays of service caused by or resulting from any of the following, whether suffered directly or indirectly by the Mint:
(a)
either: (1) war, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (i) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (ii) by military, naval or air forces; or (iii) by an agent of any such government, power, authority or forces; or (2) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence or confiscation by order of any government or public authority;

(b)
either: (i) any chemical, biological, or electromagnetic weapon; (ii) the use or operation, as a means for inflicting harm, of any computer, computer system, computer software, computer software program, malicious code, computer virus or process or any other electronic system; (iii) ionising radiations from or contamination by radioactivity from any nuclear fuel or from any nuclear waste or from the combustion of nuclear fuel; (iv) the radioactive, toxic, explosive or other hazardous or contaminating properties of any nuclear installation, reactor or other nuclear assembly or nuclear component thereof; (v) any weapon or device employing atomic or nuclear fission and/or fusion or other like reaction or radioactive force or matter; or (vi) the radioactive, toxic, explosive or other hazardous or contaminating properties of any radioactive matter.  The exclusion in this Sub-Clause (vi) does not extend to radioactive isotopes, other than nuclear fuel, when such isotopes are being prepared, carried, stored, or used for commercial, agricultural, medical, scientific or other similar peaceful purposes;

(c)
any act of terrorism or any action taken in controlling, preventing, suppressing or in any way relating to any act of terrorism.  An act of terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear; and

(d)
circumstances or causes beyond the Mint’s reasonable control, including, without limitation, acts or omissions or the failure to cooperate of the Sponsor, the Trust and/or third parties (including, without limitation, entities and/or individuals under their respective control, and/or their respective officers, directors, employees and/or other personnel and agents), fire or other casualty, epidemic, pandemic, act of God, strike, lockout or other labor disturbance, riot, war or other violence, or any law, order or requirement of any governmental agency or authority.

The Mint’s liability terminates with respect to any gold upon expiration or termination of the Gold Storage Agreements, whether or not the Trust’s gold remains in the Mint’s facility, upon transfer of such gold to a different customer’s account at the Mint, as requested by the Sponsor or Trustee, or upon remittance to the armored transportation service carrier in the event of the removal of any of the gold from the Mint’s facility or a return of gold in accordance with the terms of the Gold Storage Agreements. The Mint is not liable for any special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), whether or not the Mint had knowledge that such losses or damages might be incurred.
Should the Sponsor discover a loss, theft, damage and/or destruction of the Trust’s gold in the Mint’s custody, care and control, the Sponsor, on behalf of the Trust, must give written notice to the Mint within five (5) Mint Business Days after the discovery of any such loss, theft damage and/or destruction, but, in the case of a discrepancy in the quantity of the Trust’s gold, no later than sixty (60) calendar days after the delivery by the Mint to the Sponsor and the Trustee, on behalf of the Trust, of an inventory statement in which the discrepancy first appears.
Should the Sponsor either (i) fail to give a notice of loss within the period stated in the Gold Storage Agreements with respect to a loss, theft, destruction and/ or damage; or (ii) fail to bring an action, suit and/or proceeding within twelve (12) months from the discovery of a loss, theft destruction and/or damage notwithstanding that a notice of loss has been given in accordance with the Gold Storage Agreements, all claims with respect to such loss, theft, destruction and/or damage shall be deemed to have been waived, and no action, suit and/or other proceeding in relation thereto shall be brought against the Mint.
Conditional upon the Sponsor giving the Mint a notice of loss in accordance with the Gold Storage Agreement where the loss, theft and/or destruction is discovered by the Sponsor, in the event of loss and/or destruction of the Trust’s gold (whether through fraud, theft, negligence or otherwise and regardless of culpability by the Mint) for which the Mint bears the risks of loss, destruction or damage pursuant to the terms of the Gold Storage Agreement, the Mint will either, in its discretion:
(i)	as soon as practicable, replace the lost, stolen and/or destroyed gold based on the weight and assay characteristics provided in the applicable receipt(s) of deposit;
(ii)
as soon as practicable, compensate the Trust for the monetary value of the lost, stolen and/or destroyed gold based on the weight and assay characteristics provided in the applicable receipt(s) of deposit, and the market value of the lost, stolen and/or destroyed gold using the LBMA Gold Price PM expressed in U.S. dollars (or, should the LBMA cease to publish the price of gold, any other gold spot rate selected by the Mint acting reasonably) on the first (1st) trading day following the discovery by the Mint of said loss, theft and/or destruction, if first discovered by the Mint, or, if first discovered by the Sponsor, the first (1st) trading day following the date the relevant notice of loss was given to the Mint; or

(iii)
as soon as practicable, replace a portion of the lost, stolen and/or destroyed gold based on the weight and assay characteristics provided in the applicable receipt(s) of deposit, and compensate the Trust for the monetary value of the lost, stolen and/or destroyed gold based on the weight and assay characteristics provided in the applicable receipt(s) of deposit, and the market value of the lost, stolen and/or destroyed gold using the LBMA Gold Price PM expressed in U.S. dollars (or, should the LBMA cease to publish the price of gold, any other gold spot rate selected by the Mint acting reasonably) on the first (1st) trading day following the discovery by the Mint of said loss, theft and/or destruction, if first discovered by the Mint, or, if first discovered by the Sponsor, the first (1st) trading day following the date the relevant notice of loss was given to the Mint. See “Overview of the Gold Market - Operation of the Gold Market - London Bullion Market”.

Conditional upon the Sponsor giving the Mint a notice of loss in accordance with the applicable Gold Storage Agreement where the damage is discovered by the Sponsor, in the event of damage to the Trust’s gold for which the Mint bears the risks of loss, theft, destruction or damage as provided pursuant to the terms of the applicable Gold Storage Agreement, the Mint will restore the portion of damaged gold to at least as good as state as it was prior to being so damaged.
Any gold restored by the Mint to the Trust will be Sprott ESG Approved Gold.

The Mint operates pursuant to the Royal Canadian Mint Act (Canada) and is a Canadian Crown corporation.   Pursuant to the Royal Canadian Mint Act, the Mint is for all its purposes an agent of Her Majesty the Queen in right of Canada; as such, the Mint’s obligations generally constitute unconditional obligations of the Government of Canada.  A Crown corporation may be sued for breach of contract or for wrongdoing in tort where it has acted on its own behalf or on behalf of the Crown.  However, a Crown corporation may be entitled to immunity if it acts as agent of the Crown rather than in its own right and on its own behalf.   A court or an arbitrator, as applicable, may determine that the Mint may be entitled to immunity of the Crown.  Consequently, a Shareholder may not be able to recover for any losses incurred as a result of the Mint’s acting as custodian of the Trust’s gold.  See “Risk Factors—Under Canadian law, the Trust and Shareholders may have limited recourse against the Mint”.  The Gold Storage Agreements do not establish a principal and agent relationship, partnership or joint venture between the Mint, the Trust and the Sponsor nor does it establish a contractual relationship between the Mint and the Shareholders.
Modification of the Gold Storage Agreements
The Sponsor, on behalf of the Trust, has the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians.  Either party may terminate a Gold Storage Agreement for convenience, by giving the other party 60 calendar days’ written notice to that effect. In addition, either party (the “Non-Defaulting Party”) may terminate a Gold Storage Agreement by giving written notice to the other party (the “Defaulting Party”) if: (i) the Defaulting Party has committed a breach of its obligations under the Gold Storage Agreement that is not cured within ten (10) Mint Business Days following the Non-Defaulting Party giving written notice to the Defaulting Party of such breach; (ii) the Defaulting Party is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Defaulting Party or of its property is appointed, or an application for any of the foregoing is filed; or (iii) the Defaulting Party is in breach of any of its representations or warranties contained in the Gold Storage Agreement.  The obligations of the Mint include, but are not limited to, maintaining an inventory of the Trust’s Sprott ESG Approved Gold and unallocated gold stored with the Mint, providing a monthly inventory to the Sponsor, maintaining the Trust’s Sprott ESG Approved Gold physically segregated and specifically identified as the Trust’s property, and taking good care, custody and control of the Trust’s gold.  The Trust believes that all of these obligations are material and anticipates that the Sponsor, on behalf of the Trust, would terminate the Mint as custodian if the Mint breaches any such obligation and does not cure such breach within ten (10) Mint Business Days of the Sponsor giving written notice to the Mint of such breach.
Verification of Sprott ESG Approved Gold Held by the Mint
Following a minimum of two (2) weeks’ prior written notice from the Sponsor, the Sponsor’s and/or the Trust’s authorized employees and representatives, including KPMG LLP (the “Auditor”) will have access to the Mint’s facility for the purpose of performing a physical audit of the gold held in custody by the for the Trust provided that such audit does not disrupt the routine operation of the Mint’s facility, as reasonably determined by the Mint, and is held on a Mint Business Day during the Mint’s regular business hours.  The Mint has the right to reschedule the physical audit in the event the Mint determines, acting reasonably, that the audit would disrupt the routine operation of the Mint’s facility if held on the date identified in the Sponsor’s written notice.  When accessing the Mint’s facility for the purpose of performing a physical audit of the Trust’s gold, the Sponsor and the Trust shall ensure that at least one (1) of its authorized employees or representatives is present, and the Mint shall ensure that such employees or representatives are accompanied by at least one (1) representative of the Mint. The Mint shall also provide the Sponsor with the Mint’s inventory records relating to the Trust’s gold held by the Mint where such a request is made in writing and signed by an authorized representative of the Sponsor in accordance with the terms of a Gold Storage Agreement. Said inventory records will contain information enabling the Sponsor to confirm that the Trust’s gold held by the Mint identified as Sprott ESG Approved Gold originates from one or more Sprott ESG Approved Mines.
Mint’s Fee
The Mint will be compensated out of the Sponsor's fee for the Mint’s services under the Gold Storage Agreements.

THE ADMINISTRATOR
General
The Bank of New York Mellon will act as Administrator and registrar for the Shares, pursuant to the terms and provisions of the Fund Administration and Accounting Agreement (the “Administration Agreement”).
Duties of the Administrator
The Administrator will provide to the Trust administrative services, including valuation and computation services.  These services include, among other things, the preparation of the Trust’s financial reports in accordance with U.S. GAAP, calculation of various contractual expenses, capital gains and losses, total return information and any periodic distributions to be made by the Trust, coordination of the Trust’s annual audit, maintenance of individual ledgers for investment securities and historical tax lots, determination of the Trust’s net income and computation of the Trust’s NAV and NAV per Share.
A summary of the material terms of the Administration Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Administrator's Fee
The Administrator will be compensated by the Trust, out of the Sponsor's fee, for the Administrator's fees.

THE TRANSFER AGENT
General
The Bank of New York Mellon will act as transfer agent and registrar for the Shares, pursuant to the terms and provisions of the Transfer Agency and Service Agreement (the “Transfer Agency Agreement”).
Duties of the Transfer Agent
The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with the Marketing Agent and DTC as necessary. The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC; (ii) prepare and transmit by means of DTC’s book‑entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust; (iii) maintain the record of the name and address of each Shareholder and the number of Shares issued by the Trust and held by the Shareholder; (iv) record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares; (v) prepare and transmit to the Trust and the Sponsor and to any applicable securities exchange information with respect to purchases and redemptions of Shares; (vi) extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities; and (vii) maintain books and records related to its activities on behalf of the Trust.
A summary of the material terms of the Transfer Agency Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Transfer Agent's Fee
The Transfer Agent will be compensated by the Trust, out of the Sponsor's fee, for the Transfer Agent's fees.

THE MARKETING AGENT
General
Sprott Global Resource Investments Ltd. will act as Marketing Agent for the Shares, pursuant to the terms and provisions of the Marketing Agent Agreement (the “Marketing Agent Agreement”).
Duties of the Marketing Agent
The Marketing Agent works with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent and assists the Sponsor with the preparation, review and approval of advertising, sales and marketing materials for the Trust (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and files all such Marketing Materials required to be filed with FINRA.  The Marketing Agent also maintains any required records related to the foregoing.
A summary of the material terms of the Marketing Agent Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Marketing Agent's Compensation
The Marketing Agent’s expenses will be paid out of the Sponsor's fee.

THE ADVISER
General
Sprott Asset Management USA Inc. will act as investment adviser (the “Adviser”) for the Trust, pursuant to the terms and provisions of the investment advisory agreement (the “Advisory Agreement”).  A copy of the Advisory Agreement has been filed as exhibit to this prospectus.  See “Description of the Trust Documents—Description of the Advisory Agreement.”
Duties of the Adviser
The Adviser has been registered as an investment adviser with the SEC since 2006. The Adviser is the investment adviser for the Trust and has discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations. The Adviser shall supervise the investment and reinvestment of the Trust’s assets and provide other services as set forth in the Advisory Agreement. The Adviser may also act, currently or in the future, as the adviser for certain other investment vehicles. The Advisory Agreement may be terminated at any time, without the payment of any penalty, by any party on sixty (60) days’ written notice to the other parties.
A summary of the material terms of the Advisory Agreement appears in the “Description of the Trust Documents” section of this prospectus.

Adviser's Fee
The Sponsor shall pay the Adviser an advisory fee (“Advisory Fee”), accrued daily and paid monthly in arrears, at an annualized rate equal to 0.30% of the Sponsor’s fee, subject to deduction of the Sponsor Paid Expenses. The Advisory Fee for any month will be paid within fifteen (15) days after the end of such month.  The Advisory Fee will be reviewed and adjusted annually. This Advisory Fee will paid by the Sponsor out of the Sponsor’s fee.

CONFLICTS OF INTEREST
The Sponsor
The Sponsor has established appropriate policies, procedures and guidelines to ensure the proper management of the Trust.  The systems implemented monitor and manage the business and sales practices, risks and internal conflicts of interest relating to the Trust while ensuring compliance with regulatory and corporate requirements.
The Sponsor provides, and may in the future provide, management, investment advisory and/or sub-advisory services to other corporations, limited partnerships or other investment funds or managed accounts in addition to the Trust including, without limitation, the Ninepoint Gold Bullion Fund, the Ninepoint Silver Bullion Fund, the Sprott Physical Gold and Silver Trust, the Sprott Physical Gold Trust, the Sprott Physical Silver Trust and the Sprott Physical Platinum and Palladium Trust.  In the event that the Sponsor elects to undertake such activities and other business activities in the future, the Sponsor and its principals may be subject to conflicting demands in respect of allocating management time, services and other functions.  The Sponsor and its principals and affiliates endeavor to treat each client, investment pool and managed account fairly and not to favor one client, investment pool or managed account over another.
Because the Sponsor, the Adviser and the Marketing Agent are affiliates, the Sponsor has a disincentive to replace the Adviser or the Marketing Agent.  Furthermore, the Sponsor did not conduct an arm’s length negotiation on behalf of the Trust with respect to the Trust’s agreement with these parties.
  In executing its duties on behalf of the Trust, the Sponsor is subject to the provisions of the Trust Agreement and the Sponsor’s Code of Ethics (a copy of which is available for review upon request at the offices of the Sponsor), which provide that the Sponsor will execute its duties in good faith and with a view to the best interests of the Trust and its Shareholders.
The Mint
The Mint allocates its resources among different clients and potential future business ventures to which the Mint may owe other duties. Additionally, the professional staff of the Mint also services other affiliates of the Sponsor and its respective clients. The Mint will not be involved in creating, maintaining and updating the ESG Criteria that will be used to determine the Sprott ESG Approved Gold held by the Trust; the Mint will not have an agreement with the Trust or Sponsor in this regard nor owe the Trust or the Sponsor any specific duties with respect to how this function is implemented.  In connection with creations and redemptions of Creation Units, each Authorized Participant will be required to deliver or receive unallocated gold to or from the Trust, as applicable, under a trading agreement with the Mint.  In addition, the Mint is an “accredited refiner” under LBMA rules and may be involved in producing Sprott ESG Approved Gold to be held by the Trust.

DESCRIPTION OF THE SHARES
General
Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.
The Shares are expected to be listed on the Exchange and trade under the ticker symbol “SESG”.
Distributions
Shareholders will be entitled to distributions in respect of their Shares if, as and when declared by the Trust and upon termination of the Trust.   If the Trust is terminated, the Sponsor or Liquidating Trustee, as applicable, will cause any gold then held by the Trust to be liquidated in an orderly fashion. The proceeds of such liquidation, plus any Cash held by the Cash Custodian, less (i) any amounts required to satisfy all outstanding liabilities of the Trust, and (ii) any amounts reserved for the payment of applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor and/or Liquidating Trustee shall determine shall, on a pro rata basis, be distributed to the Shareholders. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust”.
Voting Rights of the Shares
Shareholders will take no part in the management or control of the Trust and will have no voting rights with respect to the Trust, except as expressly provided for in the Trust Agreement. The Trust Agreement provides that Shareholders holding at least twenty-five percent (25%) of the outstanding Shares have the right to require the Sponsor to cure any material breach by it of the Trust Agreement and Shareholders holding at least fifty-one percent (51%) of the outstanding Shares must (i) consent to any material change to the Trust’s investment objective and (ii) consent to any appointment of one or more successor sponsors.

Entitlements
The Trust is a trust formed under the laws of the State of Delaware and is not a corporation, and the Shares are different than shares of a corporation. This means that Shareholders will not be entitled to certain statutory entitlements typically associated with being a shareholder of a corporation, such as an entitlement to dividends.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. No registered owner shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust, unless two or more registered owners, who (i) are not affiliates of one another and (ii) collectively hold at least 25% of outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. The foregoing limitation shall not apply to any derivative action, suit or other proceeding brought on behalf of the Trust for claims under the federal securities laws and the rules and regulations thereunder.
Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the DSTA specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.”

Notwithstanding the foregoing limitation, Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Suspension Events
The Trust may suspend the right of redemption or postpone the Purchase Order or Redemption Order (collectively, an “order”) settlement date with respect to a Creation Unit for (i) any period during which an emergency exists as a result of which fulfillment of an order is not reasonably practicable, (ii) any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed, (iii) in the case of a Redemption Order, additional time needed by the Trust to transfer unallocated gold that can be delivered to a redeeming Authorized Participant or (iv) such other period as the Sponsor determines to be necessary for the protection of the Shareholders. In addition, the Trust will reject an order if the order is not in proper form as described in the Authorized Participant Agreement with the Authorized Participant, or if the fulfillment of the order, in the opinion of counsel, might be unlawful. See “Creation and Redemption of Shares” for more information.
Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaims any liability for any loss or damage that may result from any such suspension or postponement.

EXPENSES
Sponsor's Fee
The Trust's only ordinary recurring expense is expected to be the Sponsor's fee.  The Sponsor's fee is paid by the Trust (and thus the Shareholders) to the Sponsor as compensation for services performed under the Trust Agreement.  The Sponsor’s fee is accrued daily and is paid monthly in arrears at an annualized rate equal to 0.38% of the Trust’s daily NAV. The Sponsor’s fee may be paid in cash or in kind in an amount of unallocated gold valued in the same way as such Trust’s gold is valued for purposes of calculating the Trust’s NAV.  See “The Sponsor—The Sponsor’s Fee”.
Other Expenses
The Trust will be responsible for fees and expenses that are not contractually assumed by the Sponsor, including but not limited to taxes and governmental charges, expenses related to extraordinary services performed by the Sponsor or other service provider of the Trust, and litigation and indemnification obligations of the Trust.
Disposition of Trust Assets
Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, the transfer or sale of physical gold bullion to pay the Trust's expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders.”
Because the Trust's assets will decrease as a consequence of the payment of the Sponsor's fee or the sale of the Trust's assets to pay the Sponsor's fee and/or any Trust expenses (and the Trust may incur additional fees associated with selling physical gold bullion), the Trust's Assets will decline, the number of Sprott ESG Approved Gold represented by a Share will decline at such time and the NAV per Share will also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor's fee and any other Trust expenses.
The Sponsor will also cause the sale of the Trust's assets if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of physical gold bullion.

BOOK-ENTRY-ONLY SHARES
The Securities Depository; Book-Entry-Only System; Global Security
In accordance with the relevant provisions of the Trust Documents, the Trust's Shares will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.
As of the effective date of the registration statement of which this prospectus is a part, DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be issued by the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent will designate the accounts to be credited or debited in the case of creation, transfer or redemption of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).
Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

REPORTS
Statements, Filings and Reports
The Sponsor will post current information about the Trust on the Trust’s website, such as the LBMA Gold Price, the value of the Sprott ESG Approved Gold, Sprott ESG Approved Mines, the Trust’s NAV, the Trust’s NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange. The daily holdings of the Trust’s gold will also be available on the Trust’s website before 9:30 a.m. E.T. each Business Day.
Shareholders of the Trust will receive an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust after the end of each of the Trust’s fiscal years. The Trust will prepare quarterly unaudited reports after the end of each fiscal quarter. These periodic reports will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. These periodic reports shall be filed with the SEC and the Exchange and shall be distributed to such persons as required by applicable laws, rules and regulations.
The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.
The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.
The Trust will file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.
A website at sprott.com/sesg will be maintained for Shareholders that will contain the reports and financial statements set forth above.
Fiscal Year
The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS
Description of the Trust Agreement
The Trust Agreement will establish the authority of the Trust and the rights and duties of the Sponsor and the Trustee.
Duties of the Sponsor
The Sponsor's duties are defined and limited in scope by the express provisions of the Trust Agreement, and the Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Trustee, the Mint, the Cash Custodian, the Administrator, the Transfer Agent, the Marketing Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, and (iii) performing such other services as the Sponsor believes the Trust may require.
Liability of the Sponsor
The Sponsor and its affiliates (each, a “Covered Person”) will not be liable to the Trust or any Shareholder or other person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person determined in good faith that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect any Covered Person against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.
Each Covered Person and its respective members, managers, directors, officers, employees, agents and affiliates, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under any other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that such loss was not the direct result of: (i) gross negligence, bad faith or willful misconduct on the part of the Sponsor; or (ii) reckless disregard of the Sponsor’s obligations and duties under the Trust Agreement.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.
The Sponsor may undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders, and in each case, the legal expenses and costs of any such actions shall be deemed Trust expenses for which the Sponsor shall be entitled to be reimbursed by the Trust.
Insolvency of Sponsor
If the Sponsor is declared bankrupt or insolvent by a court of competent jurisdiction, the Trust may dissolve and a Liquidating Trustee may be appointed to terminate and liquidate the Trust and distribute its remaining assets. The Trustee will have no obligation to appoint a successor sponsor or to assume the duties of the Sponsor, and will have no liability to any person because the Trust is or is not terminated. However, if a certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor’s charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor has occurred, Shareholders, other than the Sponsor and its affiliates, holding at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including Shares held by the

Sponsor or its affiliates) may agree in writing to select, effective as of the date of such declaration, one or more successor sponsors within ninety (90) days of the date of such declaration.
Actions Taken to Protect the Trust
The Sponsor may, in its sole discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are not part of the Sponsor’s fee. The Sponsor will be entitled to be reimbursed for any such expenses it pays on behalf of the Trust.
The Trustee
The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the DSTA. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.
Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, a custodian or any other person.
Limitation on Trustee’s Liability
Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.
Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor and that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the gold or other assets of the Trust.
Indemnification of the Trustee
The Trustee and any of the officers, directors, employees and agents of the Trustee will be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of indemnification rights hereunder), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that the Trust will be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance under certain circumstances and will be secured by a lien on the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement will survive the termination of the Trust Agreement.  The Trust has granted the Trustee a lien against the Trust’s assets as security for any amounts owing to the Trustee under this indemnification provision, which lien is prior to the rights of any Shareholder or the Sponsor.
Holding of Trust Property
The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. The Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.
The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorneys and nominees have been selected with reasonable care.
Resignation, Discharge or Removal of Trustee; Successor Trustees
The Trustee shall serve until such time as the Sponsor removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Sponsor in accordance with the terms of the Trust Agreement. The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Sponsor; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Sponsor in accordance with the terms of the Trust Agreement. If the Sponsor does not act within such sixty (60) day period, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee at the expense of the Trust.
Amendments to the Trust Agreement
In general, the Sponsor may amend the Trust Agreement without the consent of any Shareholder. In particular, the Sponsor may, without the approval of the Shareholders, amend the Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments are necessary to permit the Trust to take the position that it is a grantor trust for U.S. federal income tax purposes. However, the Sponsor may not make an amendment, or otherwise supplement the Trust Agreement, if such amendment or supplement would permit the Sponsor, the Trustee or any other person to vary the investment of the Shareholders (within the meaning of applicable Treasury Regulations) or would otherwise adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. In addition, no amendments to the Trust Agreement that materially change the Trust’s investment objective may be made without the vote of at least fifty-one percent (51%) of the outstanding Shares (not including any Shares held by the Sponsor or its affiliates). A Shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the Shareholders in writing of the proposed modification or amendment and the Shareholder has not, within thirty (30) calendar days of such notice, notified the Sponsor in writing the Shareholder objects to such modification or amendment.
Termination of the Trust
The Trust will dissolve if any of the following events occur:
•
Upon a Withdrawal Event,  unless within ninety (90) days of such event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors;

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their delisting;
•	The Trust becomes insolvent or bankrupt;

•	All of the Trust's assets are sold;
•
The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•
the Commodity Futures Trading Commission determines that the Trust is commodity pool under the Commodity Exchange Act of 1936, as amended, and the Sponsor made the determination that dissolution of the Trust is advisable;

•
Sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
The Sponsor elects to terminate the Trust after the Trustee, the Administrator, the Transfer Agent, the Mint, the Marketing Agent or the Cash Custodian (or any successor trustee, administrator, transfer agent, marketing agent or custodian) resigns or otherwise ceases to be the trustee, administrator, transfer agent, marketing agent or custodian of the Trust, as applicable, and no replacement trustee, administrator, transfer agent, marketing agent and/or custodian acceptable to the Sponsor is engaged, and accordingly the Sponsor has made the determination that dissolution of the Trust is advisable; or

•	The Sponsor, in its sole discretion, determines for any other reason to dissolve the Trust.
The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder's Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.
In respect of termination events that rely on the Sponsor’s determinations to terminate the Trust, the Sponsor may make any such determination in its sole discretion. To the extent that the Sponsor determines to continue operation of the Trust following a determination of a termination event, the Trust may be required to alter its operations to comply with the termination event.  In such case, the Sponsor shall not be liable for its determination of whether to continue or to terminate the Trust.
If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, under the direction of such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the “Liquidating Trustee”)). Any Liquidating Trustee that is appointed will have the same powers and limitations as applicable to the Sponsor, and the Liquidating Trustee will not have general liability for the acts, omissions, obligations and expenses of the Trust, as further discussed in the Trust Agreement. Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor and the Trustee shall each be discharged from all obligations under the Trust Agreement except for their respective obligations that expressly survive termination of the Trust Agreement.
Governing Law
The Trust Agreement and the rights of the Sponsor, Trustee, and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Description of the Cash Custody Agreement
Overview
Under the Cash Custody Agreement, as may be amended from time to time, the Trust’s Cash Account is administered and maintained by the Cash Custodian on behalf of the Trust.  From time to time, the Sponsor will instruct the Cash Custodian to deposit Cash into and withdraw Cash from the Cash Account for the purpose of payment of the Sponsor’s fee or for other expenses.
Record Keeping
The Cash Custodian will maintain timely and accurate records relating to its activities under Cash Custody Agreement as required by applicable law and in accordance with the Cash Custodian's internal document retention policies.
Fees and Expenses
The Cash Custodian will be compensated by the Trust, out of the Sponsor's fee, for its services in connection with the Cash Custody Agreement.  In addition, the Trust shall reimburse the Cash Custodian for out-of-pocket expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.
Security Interest and Lien
Under the Cash Custody Agreement, the Cash Custodian will have a lien on, and security interest in, the Cash maintained in the Cash Account in order to satisfy each obligation or liability owed to the Cash Custodian. The Cash Custodian shall be entitled, without prior notice to the Trust, to withhold delivery of any Cash, sell, set-off, or otherwise realize upon or dispose of any such Cash and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.
Termination
Either the Trust or the Cash Custodian may terminate the Cash Custody Agreement by not less than ninety (90) days’ notice prior to the date upon which such termination shall take effect.
Upon termination of the Cash Custody Agreement, the Cash Custodian will deliver directly to the Trust or a successor custodian all cash held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.
Liability and Indemnification
The Cash Custodian is both exculpated and indemnified under the Cash Custody Agreement.  The Cash Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations. Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable and documented attorneys’ and accountants’ fees and expenses (collectively, “Losses”), incurred by or asserted against the Trust, except those Losses arising out of Custodian’s own negligence, bad faith, willful misfeasance, or reckless disregard of its duties under the Cash Custody Agreement. In no event shall the Cash Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Cash Custody Agreement.
The Trust will indemnify the Cash Custodian and hold the Cash Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Cash Custodian by reason of or as a result of any action or inaction, or arising out of Cash Custodian’s performance under the Cash Custody Agreement, including reasonable fees and expenses of counsel incurred by the Cash Custodian in a successful defense of claims by the Trust; provided however, that the Trust will not indemnify the Cash Custodian for those Losses arising out of the Cash Custodian’s own negligence, bad faith, willful misfeasance, reckless disregard for its duties under the Cash Custody Agreement.

Without limiting the generality of the foregoing, the Cash Custodian will be under no obligation to inquire into, and will not be liable for: (a) the legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor; (b) the legality of the declaration or payment of any dividend or distribution by the Trust; (c) the legality of any borrowing by the Trust; (d) the sufficiency or value of any amounts of cash held in any special account in connection with transactions by the Trust; or (e) whether any transactions by the Trust, whether or not involving the Cash Custodian, are such transactions as may properly be engaged in by the Trust.
Governing Law
The Cash Custody Agreement is governed by the laws of the State of New York.
Description of the Allocated Gold Custody Agreement
Overview
The following is a description of the material provisions of the Allocated Gold Custody Agreement, as may be amended from time to time, between the Sponsor, the Trust and the Mint, as the Gold Custodian, under which the Mint will store the Trust’s Sprott ESG Approved Gold at the Mint’s own vaulting facilities. Sprott ESG Approved Gold stored under the Allocated Gold Custody Agreement will be physically segregated at all times from gold belonging to the Mint and the Mint’s other customers and will be specifically identified as belonging to the Trust. The Mint’s registered office is 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8.
For a general description of the Mint’s obligations, see the above section “The Mint.”
Record Keeping
The Mint will maintain timely and accurate records relating to its activities under the Allocated Gold Custody Agreement as required by applicable law and in accordance with the Mint’s internal document retention policies.
Fees and Expenses
The Mint will be compensated by the Trust, out of the Sponsor's fee, for the Mint’s fee.  In addition, the Sponsor, on behalf of the Trust, shall reimburse the Mint for all out-of-pocket expenses incurred by the Mint in connection with the Allocated Gold Custody Agreement.
Termination
Either party may terminate the Allocated Gold Custody Agreement for convenience, by giving the other party 60 calendar days’ written notice to that effect. In addition, either party (the “Non-Defaulting Party”) may terminate the Allocated Gold Custody Agreement by giving written notice to the other party (the “Defaulting Party”) if: (i) the Defaulting Party has committed a breach of its obligations under the Allocated Gold Custody Agreement that is not cured within ten (10) Mint Business Days following the Non-Defaulting Party giving written notice to the Defaulting Party of such breach; (ii) the Defaulting Party is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Defaulting Party or of its property is appointed, or an application for any of the foregoing is filed; or (iii) the Defaulting Party is in breach of any of its representations or warranties contained in the Allocated Gold Custody Agreement.
Upon termination of the Allocated Gold Custody Agreement, the Sponsor will arrange for the relocation of the Trust’s Sprott ESG Approved Gold to a successor custodian designated by the Trust.
Liability and Indemnification
The Mint is both exculpated and indemnified under the Allocated Gold Custody Agreement.  The Mint must exercise the same degree of care and diligence in safeguarding the Trust’s Sprott ESG Approved Gold held in the Trust Allocated Account as any reasonably prudent person acting as a custodian would exercise in the same circumstance or at least the same degree of care as it exercises with respect to its own property of a similar kind, if this is a higher degree of care, in discharging its duties under the Allocated Gold Custody Agreement. The Mint’s liability to the Trust, if any, will be limited to either replacing the Sprott ESG Approved Gold that was lost, stolen, destroyed or damaged, or, at the Mint’s discretion, compensating the Trust for the market value of lost, stolen or destroyed gold. The Mint is not liable for any special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), whether or not the Mint had knowledge that such losses or damages might be incurred.
Under the Allocated Gold Custody Agreement, the Trust agrees to indemnify and hold harmless the Mint and certain of its affiliates from all costs, damages and expenses arising out of in respect of any damages, losses, costs or expenses or any claim, action, suit or other proceeding, including reasonable settlement, judgment and attorney’s fees, arising out of: (a) the presence of any employee, agent, representative or contractor of the Trust at the Mint’s facility in connection with the Allocated Gold Custody Agreement; and (b) any material breach of the material representations, warranties or covenants made by the Trust under the Allocated Gold Custody Agreement.
Governing Law
The Allocated Gold Custody Agreement is governed by the laws of Ontario, Canada.
Description of the Unallocated Gold Custody Agreement
Overview
The following is a description of the material provisions of the Unallocated Gold Custody Agreement, as may be amended from time to time, between the Sponsor, the Trust and the Mint, as the Gold Custodian, under which the Mint will hold the Trust’s unallocated physical gold bullion.  Unallocated gold held by the Mint is held within its general refinery and production operations and will not be held separately from other unallocated gold. From time to time, such unallocated gold may be in the possession of third-party service providers engaged by the Mint to perform refining and other services. For the purposes of the Unallocated Gold Custody Agreement, any such unallocated gold shall be deemed to be in the Mint’s custody and subject to all of the provisions of the Unallocated Gold Custody Agreement.  The Mint’s registered office is 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8.
For a general description of the Mint’s obligations, see the above section “The Mint.”
Record Keeping
The Mint will maintain timely and accurate records relating to its activities under the Unallocated Gold Custody Agreement as required by applicable law and in accordance with the Mint’s internal document retention policies.
Fees and Expenses
The Mint will be compensated by the Trust, out of the Sponsor's fee, for the Mint’s fee.  In addition, the Sponsor, on behalf of the Trust, shall reimburse the Mint for all out-of-pocket expenses incurred by the Mint in connection with the Unallocated Gold Custody Agreement.
Termination
Either party may terminate the Unallocated Gold Custody Agreement for convenience, by giving the other party 60 calendar days’ written notice to that effect. In addition, either party (the “Non-Defaulting Party”) may terminate the Unallocated Gold Custody Agreement by giving written notice to the other party (the “Defaulting Party”) if: (i) the Defaulting Party has committed a breach of its obligations under the Unallocated Gold Custody Agreement that is not cured within ten (10) Mint Business Days following the Non-Defaulting Party giving written notice to the Defaulting Party of such breach; (ii) the Defaulting Party is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Defaulting Party or of its property is appointed, or an application for any of the foregoing is filed;

or (iii) the Defaulting Party is in breach of any of its representations or warranties contained in the Unallocated Gold Custody Agreement.
Upon termination of the Unallocated Gold Custody Agreement, the Sponsor will arrange for the relocation of the Trust’s unallocated gold to a successor custodian designated by the Trust.
Liability and Indemnification
The Mint is both exculpated and indemnified under the Unallocated Gold Custody Agreement.  The Mint must exercise the same degree of care and diligence in safeguarding the Trust’s unallocated gold held in the Trust Unallocated Account as any reasonably prudent person acting as a custodian would exercise in the same circumstance or at least the same degree of care as it exercises with respect to its own property of a similar kind, if this is a higher degree of care, in discharging its duties under the Unallocated Gold Custody Agreement. The Mint’s liability to the Trust, if any, will be limited to either replacing the unallocated physical gold bullion that was lost, stolen, destroyed or damaged, or, at the Mint’s discretion, compensating the Trust for the market value of lost, stolen or destroyed unallocated physical gold bullion. The Mint is not liable for any special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), whether or not the Mint had knowledge that such losses or damages might be incurred.
Under the Unallocated Gold Custody Agreement, the Trust agrees to indemnify and hold harmless the Mint and certain of its affiliates from all costs, damages and expenses arising out of in respect of any damages, losses, costs or expenses or any claim, action, suit or other proceeding, including reasonable settlement, judgment and attorney’s fees, arising out of: (a) the presence of any employee, agent, representative or contractor of the Trust at the Mint’s facility in connection with the Unallocated Gold Custody Agreement; and (b) any material breach of the material representations, warranties or covenants made by the Trust under the Unallocated Gold Custody Agreement.
Governing Law
The Unallocated Gold Custody Agreement is governed by the laws of Ontario, Canada.
Description of the Administration Agreement
Overview
The Trust will enter into the Administration Agreement with the Administrator under which the Administrator will provide to the Trust the administrative services, including valuation and computation services.  These services include, among other things, the preparation of the Trust’s financial reports in accordance with U.S. GAAP, calculation of various contractual expenses, capital gains and losses, total return information and any periodic distributions to be made by the Trust, coordination of the Trust’s annual audit, maintenance of individual ledgers for investment securities and historical tax lots, determination of the Trust’s net income and computation of the Trust’s NAV and NAV per Share.
The Bank of New York Mellon will be compensated by the Trust, out of the Sponsor’s fee, for its services performed under the Administration Agreement.
Term and Termination
The term of the Administration Agreement is three (3) years from the effective date and will automatically renew for additional one-year terms unless either party provides written notice of termination at least ninety (90) days’ prior to the end of any initial or renewal term or, unless earlier terminated as provided therein.
Liability and Indemnification
The Administrator is obligated to exercise the standard of care and diligence that a professional service provider would observe in the provision of the services rendered pursuant to the Administration Agreement. Except as otherwise provided in the Administration Agreement, the Administrator shall not be liable for any and all costs, losses, charges, expenses, damages, liabilities or claims, including reasonable and documented attorneys’ and accountants’ fees and expenses (collectively, for purposes of this section, “Losses”) incurred by or asserted against the Trust, except those Losses arising out of Administrator’s own gross negligence, bad faith or willful misconduct.  In no event shall Administrator or any Administrator Affiliate be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.  Administrator and any Administrator Affiliate shall not be liable for any Losses resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, unless such Losses arises out of the bad faith, gross negligence or willful misconduct of Administrator, nor shall Administrator be liable for any Losses for delays caused by circumstances beyond the reasonable control of Administrator or any agent of Administrator and which adversely affect the performance by Administrator of its obligations and duties hereunder or by any other agent of Administrator.
The Trust agrees to indemnify Administrator and certain of the Administrator’s affiliates (for purposes of this section, the “Indemnities”) from and against any and all Losses sustained or incurred by or asserted against an Indemnitee by reason of or as a result of any action taken or omitted to be taken by any Indemnitee or otherwise  or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by Administrator), (iii) any instructions, or (iv) any written opinion of legal counsel for the Trust or Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of this Agreement; provided, however, that the Trust shall not indemnify any Indemnitee for any Losses arising out of such Indemnitee’s own bad faith, gross negligence or willful misconduct in the performance of this Agreement.
Governing Law
The Administration and Accounting Agreement is governed by the laws of the State of New York.
Description of the Transfer Agency Agreement
Duties of the Transfer Agent
The Trust will enter into a Transfer Agency Agreement with the Transfer Agent.  The Transfer Agency Agreement establishes the rights and responsibilities of the Transfer Agent with respect to crediting and debiting of Shares owned by holders of record.  The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC with respect thereto.  The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC; (ii) prepare and transmit by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust; (iii) maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; (iv) record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares; (v) prepare and transmit to the Trust and the Transfer Agent and to any applicable securities exchange information with respect to purchases and redemptions of Shares; (vi) extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities; and (vii) maintain books and records related to its activities on behalf of the Trust.
Term and Termination
The term of the Transfer Agency Agreement is three (3) years from the effective date and will automatically renew for additional one-year terms unless either party provides written notice of termination at least sixty (60) days’ prior to the end of any initial or renewal term or, unless earlier terminated as provided therein.

Liability and Indemnification
The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is in the form of direct money damages caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.
Pursuant to the Transfer Agency Agreement, the Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust, payments, expenses and liability (for purposes of this section, “Losses”) which may be sustained or incurred by or which may be asserted against the Transfer Agent in connection with or relating to the Transfer Agency Agreement or the Transfer Agent’s actions or omissions with respect to the Transfer Agency Agreement, or as a result of acting upon any instructions reasonably believed by the Transfer Agent to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any Losses for direct money damages caused by the Transfer Agent’s own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations.
Governing Law
The Transfer Agency Agreement is governed by the laws of the State of New York.
Description of the Marketing Agent Agreement

Overview

Sprott Global Resource Investments Ltd. will serve as the Trust’s marketing agent (the “Marketing Agent”), pursuant to the terms and provisions of the Marketing Agent Agreement.
Duties of the Marketing Agent

Pursuant to the terms and conditions of the Marketing Agent Agreement, the Marketing Agent: (i) works with the Transfer Agent to review and approve Purchase Orders and Redemption Orders placed by Authorized Participants and transmitted to the Transfer Agent; (ii) maintains copies of confirmations of Creation Unit creation and redemption order acceptances; (iii) assists the Sponsor with the preparation, review and approval of Trust advertising, sales and marketing materials for compliance with applicable SEC and FINRA rules, and files all such materials required to be filed with FINRA; and (iv) maintains and reproduces when requested all applicable books and records related to the services provided pursuant to the Marketing Agent Agreement.

Liability and Indemnification

The Trust has agreed to indemnify the Marketing Agent under the Marketing Agent Agreement for certain liabilities resulting from: (i) the Marketing Agent’s rendering of services to the Trust in accordance with the terms and conditions of the Marketing Agent Agreement; (ii) the Trust’s breaches of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iv) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
The Marketing Agent has agreed to indemnify the Trust under the Marketing Agent Agreement for certain liabilities resulting from: (i) the Marketing Agent’s breaches of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Marketing Agent’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by the Marketing Agent in writing.
Under the Marketing Agent Agreement, neither the Trust nor the Marketing Agent shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

Term and Termination

The Marketing Agent Agreement shall continue for five (5) years from the effective date, and if not terminated, shall continue automatically in effect for successive one-year periods.  The Marketing Agent Agreement may be terminated, without penalty, upon thirty (30) days’ written notice by the Trust or ninety (90) days’ written notice by the Marketing Agent.

Governing Law

The Marketing Agent Agreement is governed by the laws of the State of New York.

Description of the Advisory Agreement

Overview

Sprott Asset Management USA Inc. will serve as the Trust’s investment adviser (the “Adviser”), pursuant to the terms and provisions of the Advisory Agreement.
Duties of the Adviser

Pursuant to the terms and conditions of the Advisory Agreement, the Adviser: (i) supervises all aspects of the Trust’s investment operations; (ii) provides the Trust or obtains for it, and thereafter supervises, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Sponsor; (iii) determines what assets shall be represented in the Trust’s portfolio; and (iv) takes, on behalf of the Trust, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of assets.

Liability and Indemnification

The Adviser will not be liable to the Sponsor or the Trust for any loss that arises out of any action or inaction of the Adviser if the Adviser determined in good faith that such course of conduct was in the best interest of the Trust. The Adviser and its members, managers, directors, officers, employees, agents and affiliates will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Advisory Agreement and any other agreement entered into by the Adviser in furtherance of its services to the Trust, including any costs and expenses incurred by the Adviser in defending itself against any claim or liability in its capacity as investment adviser; provided that such loss was not the direct result of: (i) gross negligence, bad faith or willful misconduct on the part of the Adviser; or (ii) reckless disregard of the Adviser’s obligations and duties under the Advisory Agreement.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.

Term and Termination

The Advisory Agreement shall become effective on the date of the Advisory Agreement and shall remain in force and effect until terminated by any party. The Advisory Agreement may be terminated at any time, without the payment of any penalty, by any party on sixty (60) days’ written notice to the other parties.

Governing Law

The Advisory Agreement is governed by the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion of the material United States federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to United States federal income tax law and subject to the limitations and qualifications described therein, the opinion of Seward & Kissel LLP, special United States federal income tax counsel to the Sponsor. The discussion below is based on the United States Internal Revenue Code of 1986 (the “Code”), the tax regulations issued by the IRS (“Treasury Regulations”) promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders, Shareholders that are partnerships for United States federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” or “constructive sale” transaction for United States federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, investors that are required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement,” or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.
For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is: (i) an individual who is treated as a citizen or resident of the United States for United States federal income tax purposes; (ii) a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.
A Shareholder that is not (1) a U.S. Shareholder as defined above or (2) a partnership for United States federal income tax purposes is considered a “Non-U.S. Shareholder” for purposes of this discussion.
If a partnership holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners in a partnership holding Shares are encouraged to consult their tax advisor.
Taxation of the Trust
The Sponsor will treat the Trust as a grantor trust for United States federal income tax purposes. In the opinion of Seward & Kissel LLP, special United States federal income tax counsel to the Sponsor, the Trust should be classified as a grantor trust for United States federal income tax purposes. As a result, the Trust itself would not be subject to United States federal income tax. Instead, the Trust’s income and expenses would flow through to the Shareholders, and the Transfer Agent will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Seward & Kissel LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. The Sponsor will not request a ruling from the IRS with respect to the classification of the Trust for United States federal income tax purposes. If the IRS were to assert successfully that the Trust is not classified as a grantor trust, the Trust would be classified as a partnership for United States federal income tax purposes, which may affect timing and other tax consequences to the Shareholders.
The following discussion assumes that the Trust will be classified as a grantor trust for United States federal income tax purposes.

Taxation of U.S. Shareholders
Shareholders will be treated, for United States federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation of a Creation Unit, the delivery of Sprott ESG Approved Gold to the Trust in exchange for the underlying Sprott ESG Approved Gold represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Sprott ESG Approved Gold held in the Trust will be the same as its tax basis and holding period for the Sprott ESG Approved Gold delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying gold related to such Shares.
When the Trust sells gold, for example to pay expenses, a Shareholder will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (2) the Shareholder’s tax basis for its pro rata share of the gold that was sold. A Shareholder’s tax basis for its share of any gold sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its share of all of the gold held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of gold sold, and the denominator of which is the total amount of the gold held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the gold remaining in the Trust will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the gold that was sold.
Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the Sprott ESG Approved Gold held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the Sprott ESG Approved Gold held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.
A redemption of some or all of a Shareholder’s Shares in exchange for the underlying Sprott ESG Approved Gold represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Sprott ESG Approved Gold received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the Sprott ESG Approved Gold held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the Sprott ESG Approved Gold received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the Sprott ESG Approved Gold received by the Shareholder will be a taxable event.
After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Sprott ESG Approved Gold held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the Sprott ESG Approved Gold held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, is treated as the basis of the Sprott ESG Approved Gold received by the Shareholder in the redemption.
Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Shareholders Who Are Individuals
Under current law, gains recognized by individuals from the sale of “collectibles,” including Sprott ESG Approved Gold, held for more than one year are taxed at a maximum rate of 28%, rather than the current maximum 20% rate applicable to most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the Trust. Therefore, any gain recognized by an individual U.S. Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust’s sale of any Sprott ESG Approved Gold which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual U.S. Shareholder for one year or less or by a taxpayer other than an individual United States taxpayer are generally the same as those at which ordinary income is taxed.
3.8% Tax on Net Investment Income
Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax will apply to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this law may have on their investment in the Shares.
Brokerage Fees and Trust Expenses
Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.
Shareholders will be required to recognize the full amount of gain or loss upon a sale of gold by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, or certain closely held corporations, however, may be subject to various limitations on their ability to use their allocable share of the Trust’s deductions and losses. Prospective Shareholders should consult their own tax advisers regarding the United States federal income tax consequences of holding Shares in light of their particular circumstance.
Investment by U.S. Tax-Exempt Shareholders
Certain U.S. Shareholders (“U.S. Tax-Exempt Shareholders”) are subject to United States federal income tax only on their unrelated business taxable income (“UBTI”). Unless they incur debt in order to purchase Shares, it is expected that U.S. Tax-Exempt Shareholders should not realize UBTI in respect of income or gains from the Shares. U.S. Tax-Exempt Shareholders should consult their own independent tax advisers regarding the United States federal income tax consequences of holding Shares in light of their particular circumstances.
Investment by Regulated Investment Companies
Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code Section 851 should consult with their tax advisers concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act, may be considered an investment in the underlying Sprott ESG Approved Gold for purposes of Code Section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code Section 851.
Taxation of Non-U.S. Shareholders
A Non-U.S. Shareholder generally will not be subject to United States federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of Sprott ESG Approved Gold by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

United States Information Reporting and Backup Withholding
The Sponsor will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses. A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.
The amount of any backup withholding will be allowed as a credit against a Shareholder’s United States federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Taxation in Jurisdictions Other Than the United States
Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.
The Trust has structured its activities in such a manner that the Trust does not expect to be subject to tax at the Trust level in any jurisdiction. If, contrary to this expectation, the Trust becomes subject to tax, the value of Shares may be materially affected.  If the Trust becomes subject to tax, a Shareholder that is a United States person may elect to either deduct or claim as a credit its share of foreign taxes paid by the Trust for U.S. federal income tax purposes, subject to certain limitations. Shareholders should consult their own advisors with respect to the potential imposition of taxes at the Trust level.

ERISA AND RELATED CONSIDERATIONS
The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.
“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.
In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.
The Sponsor believes that the Shares will be “widely-held” and “freely transferable” within the meaning of those terms as defined in Department of Labor Regulations sections 2510.3-1 01 (b)(2) and (3), and therefore the Trust’s assets will not be “plan assets” under ERISA. It is intended that: (a) none of the Sponsor, the Trustee, Administrator, the Transfer Agent, the Mint, the Cash Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) any investment in Shares will not make a Transaction Party a fiduciary to a Plan.

PLAN OF DISTRIBUTION
Authorized Participants
The Trust issues Shares in Creation Units to Authorized Participants continuously in exchange for deposits of Sprott ESG Approved Gold.
Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may, depending upon the facts and circumstances, be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The Marketing Agent, pursuant to the terms and conditions of the Marketing Agent Agreement, will assist the Sponsor with certain functions and duties relating to distribution and marketing, including reviewing and approving orders placed by Authorized Participants and transmitted to the Transfer Agent and assisting the Sponsor with the preparation, review and approval of Marketing Materials for compliance with applicable SEC and FINRA Rules, and filing all such materials required to be filed with FINRA. For more information, see “Description of the Trust Documents—Description of the Marketing Agent Agreement.”
As of the date of this prospectus, Virtu Americas LLC has executed an Authorized Participant Agreement and is the only Authorized Participant, though in the future other entities may become Authorized Participants. On July 19, 2022, the Initial AP deposited gold for the purchase of Creation Units totaling 100,000 shares at the share price equal to $34.26 per share. Total proceeds to the Trust from the sale of the Creation Units were 2,000 troy ounces of gold. At contribution, the value of the gold deposited with the Trust was $3,426,100 based on the price of an ounce of gold of $1,713.05 announced on July 19, 2022. The Initial AP intends to offer to the public these 100,000 Shares at a per-Share offering price that will vary depending on, among other things, the price of gold, the Trust’s NAV and the trading price of the Shares on the Exchange at the time of the offer. Shares offered by the Initial AP at different times may have different offering prices.  Prior to this offering, there was no public market for the Shares. The Initial AP is not affiliated with the Sponsor or the Trustee.
Likelihood of Becoming a Statutory Underwriter
Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, the Initial AP will be a statutory underwriter with respect to the initial purchase of Creation Units. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.
Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.
While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Units.
General
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
The Sponsor and the Trust have agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities.
The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.

The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Trust will not exceed 10% of the gross offering proceeds of the Shares.
The Shares are expected to be listed on the Exchange under the ticker symbol “SESG”.
LEGAL PROCEEDINGS
The Trust is not aware of existing or pending legal proceedings against it, nor is the Trust involved as a plaintiff in any proceedings or pending litigation.
LEGAL MATTERS
The validity of the Shares will be passed upon for the Sponsor by Seward & Kissel LLP, who will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.
EXPERTS
The financial statement of the Trust as of July 19, 2022, has been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which will be located at sprott.com/sesg. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.
The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

EXHIBIT A: GLOSSARY
In this prospectus, each of the following quoted terms has the meanings set forth after such term:
“Administrator”—The Bank of New York Mellon, together with its permitted successors and assigns.
“Administration and Accounting Agreement”—The Agreement between the Bank of New York Mellon and the Trust governing the administrative, valuation and computation services to be provided by the Bank of New York Mellon on behalf of the Trust, as may be amended from time to time.
“Adviser”—Sprott Asset Management USA Inc.
“Advisory Agreement”—The Agreement between the Adviser, the Sponsor and the Trust governing the investment advisory services to be provided by the Adviser on behalf of the Trust, as may be amended from time to time.
“Allocated Gold Custody Agreement”—The Custodial Services Agreement between the Sponsor, the Trust, and the Mint which sets forth the obligations and responsibilities of the Mint in respect of the safekeeping of the Trust's allocated gold, as the same may be amended from time to time.
“Auditor”—KPMG LLP.
“Authorized Participant” — An entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) a participant in the DTC; and (3) a party to an Authorized Participant Agreement.
“Authorized Participant Agreement”—An agreement between the Trust, the Sponsor and an entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; and (2) a participant in the DTC, which permits that entity to purchase or redeem Creation Units with the Trust.
“Basket Gold Amount”—The amount of gold an Authorized Participant is required to deliver or receive to or from the Trust, as applicable, which is at least equal to the aggregate NAV of the number of Creation Units that are part of a Purchase Order or Redemption Order, as the case may be.
“Book Entry System”—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.
“Business Day”—Any day other than: (i) a Saturday or a Sunday or (ii) a day on which the Exchange is closed for regular trading.
“Cash”—U.S. dollars.
“Cash Custodian”—The Bank of New York Mellon is the cash custodian of the Trust.
“Cash Custody Agreement”—The Custodial Services Agreement, as may be amended from time to time, between the Trust and the Cash Custodian which sets forth the obligations and responsibilities of the Cash Custodian in respect of maintaining and administering the Trust’s Cash Account held at the Cash Custodian.
“CEA”—Commodity Exchange Act of 1936, as amended.
“Cede & Co.”—The name in which certain shares may be held on the books of DTC.
“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.
“Code”—The United States Internal Revenue Code of 1986, as amended.

“Creation Unit”—Blocks of 50,000 Shares that the Trust issues to and redeems from Authorized Participants.
“DSTA”—The Delaware Statutory Trust Act.
“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.
“DTC Participant”—A direct participant in DTC, such as a bank, broker, dealer or trust company.
“ERISA”—Employee Retirement Income Security Act of 1974, as amended.
“ESG Criteria”—Criteria used for the ESG assessment of mines and miners by the Sponsor, which encompass numerous factors as set forth in more detail under “Sprott ESG Approved Gold and Unallocated Gold” above.
“ETF”—Exchange-traded fund.
“Evaluation Time”—Each Business Day at 4:00 p.m., Eastern time, or as soon thereafter as practicable.
“Exchange”—NYSE Arca, Inc.
“Exchange Act”—The Securities Exchange Act of 1934, as amended.
“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.
“GAAP”—The U.S. generally accepted accounting principles.
“Gold Accounts”—Collectively, the Trust Allocated Account and the Trust Unallocated Account.
“Gold Storage Agreements”—The Allocated Gold Custody Agreement and the Unallocated Gold Custody Agreement.
“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.
“Initial AP”—Virtu Americas LLC.
“Investment Company Act”—Investment Company Act of 1940, as amended.
“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.
“JOBS Act”—The Jumpstart our Business Startups Act of 2012.
“LBMA Gold Price”—The price of gold that is based on the LBMA daily auctions.
“LBMA Gold Price AM”—The price of gold that is based on the LBMA daily morning auction.
“LBMA Gold Price PM”—The price of gold that is based on the LBMA daily afternoon auction.
“LBMA Responsible Gold Guidance”—A set of standards established by the LBMA to help combat systematic or widespread abuses of human rights, to avoid contributing to conflict and to comply with high standards of anti-money laundering and combating terrorist financing practice.
“Liquidating Trustee”—The person proposed and approved by the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) to facilitate the liquidation of the Trust under the circumstances described in and pursuant to the terms of the Trust Agreement.
“Marketing Agent”—Sprott Global Resource Investments Ltd., together with its permitted successors and assigns.
“Marketing Agent Agreement”—The Marketing Agent Agreement, dated as of June 7, 2022, between the Trust and the Marketing Agent for certain services in connection with the creation and redemption of Shares of the Trust.
“Mint”—The Royal Canadian Mint.
“Mint Business Day”—Any day other than a Saturday, Sunday or a holiday observed by the Mint.
“NAV”—Net asset value.
“NAV per Share”—The net asset value per Share.
“NFA”—The National Futures Association.
“PCAOB”—The Public Company Accounting Oversight Board.
“Purchase Order”—The order an Authorized Participant must submit, prior to making a deposit, to the Transfer Agent which contains the specified number of Creation Units the Authorized Participant intends to acquire.
“Record Date”—With respect to any vote of Shareholders pursuant to the Trust Agreement, the date established by the Sponsor or the Transfer Agent, as applicable, for determining who is a Shareholder entitled to such voting right.
“Redemption Order”—The order an Authorized Participant must submit, prior to surrendering Creation Units for redemption, to the Transfer Agent that contains the specified number of Creation Units the Authorized Participant intends to redeem.
“Sarbanes-Oxley Act”—The Sarbanes-Oxley Act of 2002.
“SEC”—The U.S. Securities and Exchange Commission.
“Securities Act”—The Securities Act of 1933, as amended.
“Shareholder”—The person in whose name a Share is registered on the books and records of the Trust by the Transfer Agent, which in the case of any Share which is held through DTC, shall be DTC or its nominee, as applicable.
“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.
“Sponsor”—Sprott Asset Management LP.
“Sprott ESG Approved Gold”—Unencumbered, fully allocated physical gold bullion held by the Mint on behalf of the Trust that meets certain environmental, social and governance standards (“ESG”) that are established by the Sponsor.
“Sprott ESG Approved Gold Holdings”—The Trust’s holdings of Sprott ESG Approved Gold.
“Sprott ESG Approved Mine”—A mine operated by an Sprott ESG Approved Mining Company that is determined to be in sufficient compliance with the Trust’s ESG Criteria by the Sponsor.
“Sprott ESG Approved Mining Company”—A mining company that is determined to be in sufficient compliance with the Trust’s ESG Criteria by the Sponsor.

“Transfer Agent”—The Bank of New York Mellon, together with its permitted successors and assigns.
“Transfer Agency Agreement”—The Agreement between the Transfer Agent and the Trust governing the Transfer Agent's duties and obligations, as the same may be amended from time to time.
“Trust”—Sprott ESG Gold ETF.
“Trust Agreement”—The Amended and Restated Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust, as the same may be amended from time to time.
“Trust Allocated Account”—The account in which the Mint stores gold for the account of the Trust on an allocated basis.
“Trust Unallocated Account”—The account in which the Mint stores gold for the account of the Trust on an uallocated basis.
“Trustee”—The Delaware Trust Company, together with its permitted successors and assigns.
“U.S. dollar” or “$”—United States dollar or dollars.
“Unallocated Gold Custody Agreement”—The Custodial Services Agreement between the Sponsor, the Trust, and the Mint which sets forth the obligations and responsibilities of the Mint in respect of the safekeeping of the Trust's unallocated gold, as the same may be amended from time to time.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Sponsor, Trustee and Shareholders of Sprott ESG Gold ETF:
Opinion on the Financial Statement
We have audited the accompanying Statement of Assets and Liabilities including the Schedule of Investment of Sprott ESG Gold ETF (the Trust) as of July 19, 2022 and the related notes (collectively, the financial statement).
In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of July 19, 2022, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Trust’s auditor since 2022.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario
July 21, 2022

Sprott ESG Gold ETF
Statement of Assets and Liabilities

As at July 19, 2022
$
Assets
Investment in Gold Bullion	3,426,100
Total Assets	3,426,100

Liabilities
Total Liabilities	–

Net Assets (applicable to 100,000 ETF Share outstanding, 0.02 oz of Gold per share, unlimited number of shares authorized)	3,426,100

Net asset value per share outstanding ($3,426,100 divided by 100,000 shares outstanding)	$34.26

Schedule of Investment
Description	Ounces	Cost	Fair Value	% of Net Assets
Gold Bullion	2,000	3,426,100	3,426,100	100%

See notes to the Statement of Assets and Liabilities

Sprott ESG Gold ETF

Notes to the Statement of Assets and Liabilities
1:  Organization
Sprott ESG Gold ETF (the “Trust”) is a statutory trust formed on February 10, 2021 under the laws of Delaware. Sprott Asset Management LP (the “Sponsor”) is responsible for the management and administration of the Trust.
Virtu Americas LLC is an initial Authorized Participant and contributed 2,000 ounces of gold bullion in exchange for 100,000 shares on July 19, 2022. At contribution, the value of the gold bullion deposited with the Trust was based on a price of $1,713.05 per ounce of gold. The initial Authorized Participant is not affiliated with the Sponsor or the Trustee. These shares represent units of undivided beneficial interests in and ownership of the Trust’s net assets, for which the Trust has filed an application for listing on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “SESG”.
The investment objective of the Trust is for the shares to closely reflect the performance of the price of gold, less the Trust’s expenses and liabilities, through an investment in gold bullion that meets certain ESG criteria determined by the Sponsor and on a temporary basis in unallocated gold bullion.
The Royal Canadian Mint (the “Mint”) is the custodian of the Trust’s gold bullion. The Delaware Trust Company is the trustee of the Trust (the “Trustee”). The Bank of New York Mellon is the Trust’s cash custodian (the “Cash Custodian”), administrator (the “Administrator”) and transfer agent (the “Transfer Agent”). Sprott Asset Management USA Inc. is the investment adviser (the “Adviser”) of the Trust.
The Trust’s assets consist primarily of unencumbered, fully allocated gold bullion held by the Mint on behalf of the Trust that meets certain environmental, social and governance (“ESG”) standards established by the Sponsor as described in the prospectus (“ESG Approved Gold”). The Trust will also, from time-to-time, and on a temporary basis, hold unallocated gold bullion under the following circumstances: (1) in connection with transfers of gold bullion to settle purchases and sales; (2) until additional ESG Approved Gold can be refined by the Mint; (3) to the extent that the Trust holds gold bullion in an amount less than a whole bar; and (4) in connection with payment of expenses of the Trust.
The Trust has no fixed termination date and intends to issue shares in Creation Units on a continuous basis at the applicable net asset value per share (“NAV”) on the creation order date. The fiscal year end for the Trust is December 31.
Undefined capitalized terms shall have the meaning as set forth in the registration statement.
2: Significant Accounting Policies
The Sponsor has concluded that the Trust is classified as an emerging growth company for financial reporting purposes, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
The sponsor has determined that the Trust falls within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services – Investment Companies, and has concluded that for reporting purposes, the Trust is classified as an Investment Company.  The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act.
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.
The following is a summary of significant accounting policies followed by the Trust.

Valuation of Gold Bullion
The Trust values its investment in gold bullion at fair value as at the measurement date. Generally, the cost of gold is determined according to the average cost method and the fair value is based on the London Bullion Market Association (“LBMA”) PM Gold Price for that specific date. If there is no LBMA Gold Price PM on a specified day, the LBMA Gold Price AM or the most recently announced LBMA Gold Price PM or LBMA Gold Price AM is utilized to value gold bullion.

 The Trust uses a three-tier hierarchy as a framework for disclosing fair value based on inputs used to value their investments. The fair value hierarchy has the following levels:
Level 1: Unadjusted quoted prices in active markets for identical, unrestricted assets or liabilities that the Trust has the ability to access at the measurement date;
Level 2:  Quoted prices which are not active, or inputs that are observable (either directly or indirectly) for substantially the full term of the asset or liability; and
Level 3: Prices, inputs or complex modeling techniques which are both significant to the fair value measurement and unobservable (supported by little or no market activity).
The value of the Trust’s investment in gold bullion falls within level 1 of the hierarchy.
Creations and Redemptions of Shares

The Trust issues and redeems in one or more blocks of 50,000 shares (a block of 50,000 shares is called a “Creation Unit”). The purchase and redemption of Creation Units will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of ESG approved gold represented by the Creation Units being created or redeemed, at prices that will reflect the price of gold and the trading price of the Shares on Exchange at the time of the offer. Except when aggregated in Creation Units, Shares are not redeemable securities.

Orders to create and redeem Creation Units may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which are not required to register as broker-dealers to engage in securities transactions, (2) be a participant in The Depository Trust Company (“DTC”), (3) have an agreement with the Sponsor and the Trust (the “Authorized Participant Agreement”), and (4) in connection with creation and redemption of Creation Units, deliver or receive unallocated gold bullion to or from the Trust, as applicable.

Changes in the shares at July 19, 2022 are as follows:
Opening balance	–
Creations	100,000
Redemptions	–
Balance as at July 19, 2022	100,000

Income Taxes

The Trust will be classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Transfer Agent will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service on that basis. At July 19, 2022, no amounts had “flowed through” to the Shareholders.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Trust’s financial statement.

3: Investment in Gold Bullion

The following represents the changes in ounces of gold bullion and the respective fair value at July 19, 2022.

	Amount in ounces	Amount in $US
Opening balance	–	–
Creations	2,000	3,426,100
Redemptions	–	–
Sales of Gold Bullion	–	–
Balance as at July 19, 2022	2,000	3,426,100

4: Related Parties
A fee is paid to the Sponsor as compensation for services performed under the Trust Agreement. In exchange for the Sponsor’s fee, the Sponsor has agreed to assume ordinary administrative and marketing expenses of the Trust, which are the fees and expenses associated with the services provided by the Trustee (in its capacity as trustee of the Trust), the Administrator, the Transfer Agent, the Adviser, Sprott Global Resource Investment Ltd. (the “Marketing Agent”),  and the Mint (in its capacity as custodian of the Trust’s gold bullion), any expenses charged by the Mint in connection with refining ESG Approved Gold, any costs associated with researching, establishing and maintaining the ESG Criteria and the diligence of the ESG Approved Gold held by the Trust (the “ESG Approved Gold Holdings”), any costs associated with the transfer of gold bullion to or from Authorized Participants in connection with creations and redemptions, the Exchange’s listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal fees and expenses. The Trust will be responsible for fees and expenses that are not contractually assumed by the Sponsor, including taxes and governmental charges, expenses and litigation and indemnification obligations of the Trust.
The Sponsor’s fee is accrued daily and is paid monthly in arrears at an annualized rate equal to 0.38% of the Trust’s daily NAV. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any part of its fee.
5: Concentration of Risk
The Trust’s sole business activity is the investment in gold bullion. Several factors could affect the price of gold including: (1) global or regional political, economic, or financial events and situations, especially those unexpected in nature, including the recent Russian invasion of Ukraine; (ii) interest rates in fiat currencies; (iii) currency exchange rates, including the rates at which gold is priced in exchange and trading venues around the world; (iv) investment and trading activities of large investors, including private and registered trusts, hedge funds and commodity funds, commodity pools, that may direct or directly invest in gold; (v) changes in economic variables such as economic output and growth, and monetary policies; (vi) changes in global gold supply and demand; and (vii) investor and speculator attitude or confidence towards gold.
In addition, there is no assurance that gold will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of gold declines, the value of an investment in the Shares is expected to decline proportionately.
6: Indemnification
The Sponsor and its Affiliates, and their respective members, managers, directors, officers, employees, agents and Affiliates (each, a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any Indemnified Amounts arising out of or in connection with the performance of its obligations under the Trust Agreement, any actions taken in accordance with the provisions of the Trust Agreement, and the performance of obligations under any other agreement entered into by the Sponsor in furtherance of the administration of the Trust; provided that any such Indemnified Amount was not the direct result of: (1) gross negligence, bad faith or willful misconduct on the part of such Sponsor Indemnified Party or (2) reckless disregard on the part of the Sponsor of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor and any amounts paid by the Sponsor to any Trustee Indemnified Person pursuant to Section

5.12(a) of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 5.12(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action, that it may deem to be necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Registered Owners, including prosecuting, defending, settling or comprising actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Registered Owners, and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefore by the Trust.

7: Subsequent Events
Management has evaluated the events and transactions that have occurred through the date the financial statements were issued and noted no items requiring adjustment of the financial statements or additional disclosures.

PROSPECTUS

SPROTT ESG GOLD ETF

Until [          ], 2022 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[          ], 2022

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
 Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.  All amounts shown are estimates:
SEC registration fee	(1)
NYSE Arca, Inc. listing fee	$20,000
Legal fees and expenses	$550,000
Accounting fees and expenses	$40,000
Printing and engraving costs	$75,000
Transfer agent and marketing fees	$10,000
Miscellaneous	$150,000
Total	(2)

(1)
Applicable SEC registration fees have been deferred in accordance with Rules 456(d) and 457(u) of the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)
Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 14.	Indemnification of Directors and Officers.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it or expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee, and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement.  Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
Item 15.	Recent Sales of Unregistered Securities.
Not applicable.

Item 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits
1.1*	Form of Authorized Participant Agreement
4.1*	Amended and Restated Trust Agreement
4.2**	Certificate of Trust
4.3**	Short Form Trust Agreement
4.4**	Certificate of Amendment to Certificate of Trust
5.1*	Opinion of Seward & Kissel LLP as to legality of Shares
8.1*	Opinion of Seward & Kissel LLP as to tax matters
10.1*	Allocated Gold Storage and Custody Agreement
10.2*	Trading and Unallocated Gold Custody Agreement
10.3*	Cash Custody Agreement
10.4*	Trust Administration and Accounting Agreement
10.5*	Transfer Agency and Service Agreement
10.6**	Marketing Agent Agreement
10.7*	License Agreement
10.8*	LBMA Master License Agreement
10.9*	IOPV Calculation Agreement
10.10*	Sponsor Agreement
10.11*	LBMA Display License Agreement
10.12*	Advisory Agreement
10.13*	Side Letter to Master License Agreement
23.1*	Consent of KPMG LLP
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.3	Consent of Seward & Kissel LLP (included in Exhibit 8.1)
107**	Calculation of Filing Fee Tables

_______________
*	Filed herewith.
**	Filed previously.

(b) Financial Statement Schedules
Not applicable.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:
(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 under the Securities Act, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.
(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the Registrant is relying on Rule 430B under the Securities Act:
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such  document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Darien, Connecticut, on the 22nd day of July, 2022.

By: Sprott Asset Management LP, as Sponsor of the Trust

By:	/s/ Whitney George
Name: Whitney George
Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Ciampaglia	John Ciampaglia (serving in the capacity of principal executive officer)	July 22, 2022
John Ciampaglia

/s/ Varinder Bhathal	Varinder Bhathal (serving in the capacity of principal financial officer and principal	July 22, 2022
Varinder Bhathal	accounting officer)

1